    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2000


                                                      REGISTRATION NO. 333-37548

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                        PRE-EFFECTIVE AMENDMENT NUMBER 1


                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                               ------------------


                        CAMPBELL ALTERNATIVE ASSET TRUST


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   6799                                  52-2238521
        (STATE OF ORGANIZATION)                (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                                                  CLASSIFICATION NUMBER)

                          C/O CAMPBELL & COMPANY, INC.
                             COURT TOWERS BUILDING
                          210 WEST PENNSYLVANIA AVENUE
                             TOWSON, MARYLAND 21204
                                 (410) 296-3301

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                                THERESA D. BECKS
                            CAMPBELL & COMPANY, INC.
                             COURT TOWERS BUILDING
                          210 WEST PENNSYLVANIA AVENUE
                             TOWSON, MARYLAND 21204
                                 (410) 296-3301

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    COPY TO:
                            MICHAEL J. SCHMIDTBERGER
                                SIDLEY & AUSTIN
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 906-2348

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                               ------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        CAMPBELL ALTERNATIVE ASSET TRUST

                            ------------------------

                             CROSS REFERENCE SHEET


                    ITEM
                     NO.                                    PROSPECTUS HEADING
                    ----                                    ------------------
1. Forepart of the Registration Statement and
     Outside Front Cover Page of
     Prospectus..............................  Cover Page
2. Inside Front and Outside Back Cover Pages
     of Prospectus...........................  Inside Cover Page; Table of Contents
3. Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges......  Risk Disclosure Statement; Summary;
                                                 The Risks You Face; Charges to the Trust
4. Use of Proceeds...........................  Use of Proceeds; Campbell & Company, Inc.;
                                                 The Futures, Forward and Swap Markets
5. Determination of Offering Price...........  Inside Cover Page; Plan of Distribution
6. Dilution..................................  Not Applicable
7. Selling Security Holders..................  Not Applicable
8. Plan of Distribution......................  Inside Cover Page; Plan of Distribution
9. Description of Securities to Be
     Registered..............................  Cover Page; Distributions and Redemptions;
                                               Agreement of Trust -- Allocation of
                                               Profits and Losses
10. Interests of Named Experts and Counsel...  Legal Matters; Experts
11. Information with Respect to the
     Registrant..............................  Summary; The Risks You Face; Use of Proceeds;
                                               Campbell & Company, Inc.; Charges to the
                                                 Trust; The Futures, Forward and Swap
                                                 Markets;
                                                 Index to Financial Statements
12. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.............................  Conflicts of Interest

                        PART ONE -- DISCLOSURE DOCUMENT


                        CAMPBELL ALTERNATIVE ASSET TRUST


                                  $50,000,000

                          UNITS OF BENEFICIAL INTEREST

THE OFFERING


The Trust trades speculatively in the U.S. and international futures and forward markets. Specifically, the Trust trades in a portfolio primarily focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. Campbell & Company, Inc., a commodity trading advisor, allocates the Trust's assets across a broad spectrum of markets.



The units will be offered for sale at a price of $1,000 per unit for the initial closing, and at net asset value per unit thereafter. Units will be available on the last day of each month. The selling agents will use their best efforts to sell the units offered.



No units will be sold unless acceptable subscriptions for at least 8,000 units ($8,000,000) are received on or before March 31, 2001 (subject to extension until September 30, 2001 at the discretion of Campbell & Company). Subscription funds received prior to reaching the minimum number of units will be held in an interest-bearing escrow account for the benefit of subscribers.


THE RISKS


These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" ON PAGE 5.


- The Trust is speculative and leveraged. The Trust's assets are leveraged at a ratio which typically ranges from 6:1 to 15:1.

- Performance can be volatile and the net asset value per unit may fluctuate significantly in a single month.

- You could lose all or substantially all of your investment in the Trust.

- Campbell & Company has total trading authority over the Trust. The use of a single advisor could mean lack of diversification and, consequently, higher risk.


- There is no secondary market for the units. While the units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month.



- Transfers of interest in the units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust.



- Trust expenses must be offset by trading profits or interest income for the Trust to be profitable.


- A substantial portion of the trades executed for the Trust takes place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

MINIMUM INVESTMENT

    FIRST-TIME INVESTORS:
     $10,000 for initial investments
     $1,000 or more for additional investments

     TRUSTEES, IRAS, OTHER TAX-EXEMPT ACCOUNTS:
     $5,000

                            ------------------------


Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial and tax adviser.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                            ------------------------

                            CAMPBELL & COMPANY, INC.
                                 Managing Owner


                                January 2, 2001

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                      COMMODITY FUTURES TRADING COMMISSION

                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 22 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 4.



     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.


     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
                            ------------------------

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE TRUST'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION IN WASHINGTON, D.C.

     THE TRUST FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

     THE TRUST'S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT
HTTP://WWW.SEC.GOV.

                            ------------------------

                            CAMPBELL & COMPANY, INC.
                                 MANAGING OWNER
                          210 WEST PENNSYLVANIA AVENUE
                             TOWSON, MARYLAND 21204
                                 (410) 296-3301

                        CAMPBELL ALTERNATIVE ASSET TRUST


                              ORGANIZATIONAL CHART


     The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the managing owner and trading advisor for the Trust. The selling agents (other than Campbell Financial Services, Inc.), clearing broker and foreign exchange dealers are not affiliated with Campbell & Company or the Trust.


                             [ORGANIZATIONAL CHART]


* Campbell & Company presently serves as commodity pool operator for four other commodity pools.

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
SUMMARY...............................    1
     General..........................    1
     Plan of Distribution.............    1
     A Summary of Risk Factors You
       Should Consider Before
       Investing in the Trust.........    2
     Investment Factors You Should
       Consider Before Investing in
       the Trust......................    3
     Campbell & Company, Inc..........    3
     Charges to the Trust.............    3
     Estimate of Break-Even Level.....    4
     Distributions and Redemptions....    4
     Federal Income Tax Aspects.......    4

THE RISKS YOU FACE....................    5
     Market Risks.....................    5
          You Could Possibly Lose Your
            Total Investment in the
            Trust.....................    5
          The Trust Will Be Highly
            Leveraged.................    5
          Your Investment Could be
            Illiquid..................    5
          Forward Transactions are Not
            Regulated and are Subject
            to Credit Risk............    5
          An Investment in the Trust
            May Not Diversify an
            Overall Portfolio.........    5
     Trading Risks....................    6
          Campbell & Company Analyzes
            Only Technical Market
            Data, Not any Economic
            Factors External to Market
            Prices....................    6
          Increased Competition from
            Other Trend-Following
            Traders Could Reduce
            Campbell & Company's
            Profitability.............    6
          Speculative Position Limits
            May Alter Trading
            Decisions for the Trust...    6
          Increase in Assets Under
            Management May Affect
            Trading Decisions.........    6
          Investors Will Not be Able
            to Review the Trust's
            Holdings on a Daily
            Basis.....................    6
     Tax Risks........................    7
          Investors are Taxed Based on
            Their Share of Trust
            Profits...................    7
          Tax Could be Due from
            Investors on Their Share
            of the Trust's Ordinary
            Income Despite Overall
            Losses....................    7



                                        PAGE
                                        ----
          There Could be a Limit on
            the Deductibility of
            Brokerage and Performance
            Fees......................    7
     Other Risks......................    7
          The Clearing Firm Could Fail
            and Has Been Subject to
            Disciplinary Action.......    7
          Investors Must Not Rely on
            the Past Performance of
            Campbell & Company in
            Deciding Whether to Buy
            Units.....................    7
          Parties to the Trust Have
            Conflicts of Interest.....    7
          There are No Independent
            Experts Representing
            Investors.................    8
          The Trust Places Significant
            Reliance on Campbell &
            Company...................    8
          The Trust Could Terminate
            Before Expiration of its
            Stated Term...............    8
          The Trust is Not a Regulated
            Investment Company........    8
          Proposed Regulatory Change
            is Impossible to
            Predict...................    8
          Forwards, Swaps, Hybrids and
            Other Derivatives are Not
            Subject to CFTC
            Regulation................    8
          Options on Futures are
            Speculative and Highly
            Leveraged.................    9
          The Trust is Subject to
            Foreign Market Credit and
            Regulatory Risk...........    9
          The Trust is Subject to
            Foreign Exchange Risk.....    9
          Transfers Could be
            Restricted................    9
          A Single-Advisor Fund May Be
            More Volatile Than a
            Multi-Advisor Fund........    9
          The Performance Fee Could be
            an Incentive to Make
            Riskier Investments.......   10

CAMPBELL & COMPANY, INC. .............   10
     Description......................   10
     The Trading Advisor..............   13
     Trading Systems..................   13

PAST PERFORMANCE OF TRADING PROGRAMS
  OF CAMPBELL & COMPANY, INC. ........   14

CONFLICTS OF INTEREST.................   20
     Campbell & Company, Inc. ........   20

                                        PAGE
                                        ----
     The Clearing Broker and the
       Foreign Exchange Dealers.......   21
     Fiduciary Duty and Remedies......   21
     Indemnification and Standard of
       Liability......................   21

CHARGES TO THE TRUST..................   22
     Brokerage Fee....................   22
     Other Trust Expenses.............   22
     Campbell & Company, Inc. ........   23
     The Clearing Broker..............   23
     Selling Agents...................   24
     Foreign Exchange Dealers.........   24
     Organization and Offering
       Expenses.......................   24
     Other Expenses...................   24

USE OF PROCEEDS.......................   24

THE CLEARING BROKER...................   25

FOREIGN EXCHANGE DEALERS..............   26

DISTRIBUTIONS AND REDEMPTIONS.........   26
     Distributions....................   26
     Redemptions......................   26
     Net Asset Value..................   26

DECLARATION OF TRUST & TRUST
  AGREEMENT...........................   27
     Organization and Limited
       Liabilities....................   27
     Management of Partnership
       Affairs........................   27
     The Trustee......................   27
     Sharing of Profits and Losses....   28
     Dispositions.....................   28
     Dissolution and Termination of
       the Trust......................   28
     Amendments and Meetings..........   29
     Indemnification..................   29
     Reports to Unitholders...........   29

FEDERAL INCOME TAX ASPECTS............   29
     The Trust's Partnership Tax
       Status.........................   29
     Taxation of Unitholders on
       Profits and Losses of the
       Trust..........................   30
     Trust Losses by Unitholders......   30
     "Passive-Activity Loss Rules" and
       Their Effect on the Treatment
       of Income and Loss.............   30
     Cash Distributions and Unit
       Redemptions....................   30
     Gain or Loss on Section 1256
       Contracts and Non-Section 1256
       Contracts......................   30
     Tax on Capital Gains and
       Losses.........................   30
     Interest Income..................   30



                                        PAGE
                                        ----
     Limited Deduction for Certain
       Expenses.......................   31
     Syndication Fees.................   31
     Investment Interest Deductibility
       Limitations....................   31
     Unrelated Business Taxable
       Income.........................   31
     IRS Audits of the Trust and its
       Unitholders....................   31
     State and Other Taxes............   31
     Taxation of Foreign
       Unitholders....................   31

INVESTMENT BY ERISA ACCOUNTS..........   32
     General..........................   32
     Special Investment
       Consideration..................   32
     The Trust Should Not Be Deemed to
       Hold "Plan Assets".............   32
     Ineligible Purchasers............   32

PLAN OF DISTRIBUTION..................   33
     Subscription Procedure...........   33
     Representations and Warranties of
       Investors in the Subscription
       Agreement......................   34
     Minimum Investment...............   34
     Investor Suitability.............   34
     The Selling Agents...............   34

LEGAL MATTERS.........................   35

EXPERTS...............................   35

INDEX TO FINANCIAL STATEMENTS.........   37


         PART TWO STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS


The Futures, Forward and Swap
  Markets.............................    1
The Historical Perspective of Managed
  Futures.............................    3
Investment Factors....................    4
Value of Diversifying into Managed
  Futures.............................    6
Supplemental Performance
  Information.........................   21
Pro Forma Performance Information.....   26


EXHIBITS


EXHIBIT A: Amended and Restated
  Declaration of Trust and Trust
  Agreement...........................  A-1
EXHIBIT B: Request for Redemption.....  B-1
EXHIBIT C: Subscription
  Requirements........................  C-1
EXHIBIT D: Subscription
  Instructions........................  D-1

SUMMARY

GENERAL


     Campbell Alternative Asset Trust allows you to participate in the U.S. and international futures and forward markets. Specifically, the Trust trades in a portfolio primarily focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. Campbell & Company, the Trust's managing owner, uses its computerized, trend-following, technical trading and risk control methods to seek substantial medium- and long-term capital appreciation while, at the same time, seeking to control risk and volatility. Campbell & Company provides advisory services to numerous other funds and individually managed accounts similar to the services Campbell & Company provides to the Trust. Campbell & Company has been using its technical approach since 1972 -- one of the longest performance records of any currently active futures manager and has developed and refined its approach over the past 28 years.



     Futures are standardized contracts traded on commodity exchanges that call for the future delivery of commodities at a specified time and place. While futures contracts are traded on a wide variety of commodities, the Trust will concentrate its futures trading in financial instruments such as interest rates, foreign exchange and stock index contracts, and metal and energy contracts. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC. The Trust will trade futures positions on margin, meaning that the Trust will utilize leverage in its trading.



     Currencies and other commodities may be purchased or sold by the Trust for future delivery or cash settlement through banks or dealers pursuant to forward contracts. Unlike futures contracts, forward contracts are not standardized and the forward market is largely unregulated.



     The following summary provides a review in outline form of important aspects of an investment in the Trust.


PLAN OF DISTRIBUTION

HOW TO SUBSCRIBE FOR UNITS

     - During the initial offering period, the Trust will accept subscriptions until an aggregate of $8,000,000 in subscriptions has been received. Once Campbell & Company has determined that the minimum amount of subscriptions has been met, the initial closing date will be set.


     - During the continuing offering period, units will be offered at a price of net asset value per unit. The net assets of the Trust are its assets less its liabilities determined in accordance with the Trust Agreement. The net asset value per unit equals the net assets of the Trust divided by the number of units outstanding as of the date of determination. Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared.


     - The Trust will accept subscriptions throughout the continuing offering period, which can be terminated by Campbell & Company at any time. Campbell & Company has no present intention to terminate the offering.

     - Interest earned while subscriptions are being processed will either be paid to subscribers in the form of additional units or will be returned in cash to those whose applications are rejected.

     - The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. Investors are required to make representations and warranties relating to their suitability to purchase the units in the Subscription Agreement and Power of Attorney. Read the Subscription Agreement and Power of Attorney as well as this prospectus carefully before you decide whether to invest.

WHO MAY INVEST IN THE TRUST


     The minimum investment is $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000.

These minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD-registered broker-dealers. Unitholders may increase their investment in the Trust with a minimum investment of $1,000.


IS THE CAMPBELL ALTERNATIVE ASSET TRUST A SUITABLE INVESTMENT FOR YOU?


     An investment in the Trust is speculative and involves a high degree of risk. The Trust is not a complete investment program. Campbell & Company offers the Trust as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in the Trust should only be a limited portion of the investor's portfolio. You must, at a minimum, have:

     1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

     2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

     A number of jurisdictions in which the units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE TRUST.


A SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE TRUST



     - The Trust is a highly volatile and speculative investment. There can be no assurance that the Trust will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment. Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients.



     - Futures and forward trading is a "zero-sum" economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of constant yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Trust could incur major losses while stock and bond prices rise substantially in a prospering economy.


     - The Trust trades in futures and forward contracts. Therefore, the Trust is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to the Trust.

     - The Trust is subject to numerous conflicts of interest including the following:


       1) Campbell & Company is both the managing owner and trading advisor of the Trust and its fees were not negotiated at arm's length. For these reasons, Campbell & Company has a disincentive to add or replace advisors, even if doing so may be in the best interest of the Trust;



       2) Campbell & Company, the Trust's clearing broker and the Trust's foreign exchange dealers may have incentives to favor other accounts over the Trust; and



       3) Campbell & Company, the Trust's clearing broker and the Trust's foreign exchange dealers and their respective principals and affiliates may trade in the futures and forward markets for their own accounts and may take positions opposite or ahead of those taken for the Trust.


     - Unitholders take no part in the management of the Trust and although Campbell & Company is an experienced professional manager, past performance is not necessarily indicative of future results.


     - Campbell & Company will be paid a brokerage fee of up to 3.5% annually, irrespective of profitability. Campbell & Company will also be paid quarterly performance fees equal to 20% of aggregate cumulative appreciation, excluding interest income, in net asset value, if any.

     - The Trust is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

     - Although the Trust is liquid compared to other "alternative" investments such as real estate or venture capital, liquidity is restricted, as the units may only be redeemed on a monthly basis, upon ten business days' notice. You may transfer or assign your units after 30 days' advance notice, and only with the consent of Campbell & Company.


     - Investors are taxed each year on their share of the Trust's profits, irrespective of whether they redeem any units or receive any cash distributions from the Trust.


INVESTMENT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE TRUST

     - The Trust is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

     - Campbell & Company utilizes several independent and different proprietary trading systems for the Trust.


     - The Trust has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures and forward trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of an investor's portfolio or not produce losses. The Trust's profitability also depends on the success of Campbell & Company's trading techniques. If the Trust is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.


     - Investors in the Trust get the advantage of limited liability in highly leveraged trading.

CAMPBELL & COMPANY, INC.


     Campbell & Company, the managing owner and trading advisor for the Trust, administers the Trust as well as directs its trading. Its principals have over 28 years of experience trading in the futures and forward markets. As of September 30, 2000, Campbell & Company was managing approximately $2.0 billion in the futures and forward markets, including approximately $1.8 billion in its Financial, Metal & Energy Large Portfolio. The FME Large Portfolio, to which all the Trust's assets will initially be allocated, is concentrated in the financial markets such as interest rates, foreign exchange and stock indices, as well as metals and energy products. Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Trust's assets.


     Campbell & Company uses a computerized, technical, trend-following approach combined with quantitative portfolio management analysis and seeks to identify and profit from sustained price trends. Currently, over five trading models are utilized in most markets traded. Each model analyzes market movements and internal market and price configurations. Campbell & Company utilizes a proprietary, volatility-based system for allocating capital to a portfolio's constituent markets. Each market is assigned a dollar risk value based on contract size and volatility, which forms the basis for structuring a risk-balanced portfolio.

CHARGES TO THE TRUST


     Trust expenses must be offset by trading gains or interest income in order to avoid depletion of the Trust's assets.


CAMPBELL & COMPANY


     - Brokerage fee of up to 3.5% of net assets per annum, of which up to 0.65% is paid to the clearing broker, 0.35% is paid to the selling agents for administrative services and Campbell & Company retains the remainder.


     - 20% of quarterly appreciation in the Trust's net assets, excluding interest income and as adjusted for subscriptions and redemptions.

     - Reimbursement of organization and offering expenses incurred in the initial and continuous offering following incurrence of each such expense, estimated at and not to exceed 0.9% of net assets per annum.


DEALERS AND OTHERS

     - "Bid-ask" spreads and prime brokerage fees for off-exchange contracts.

     - Operating expenses such as legal, auditing, administration, printing and postage, up to a maximum of 0.4% of net assets per year.

ESTIMATE OF BREAK-EVEN LEVEL


     The Trust will not be required to earn trading profits in order for an investor to "break-even" on his investment, as interest income (based on current rates) is anticipated to exceed the Trust's ongoing fees and expenses.




  Assumed Initial Selling Price
    Per Unit....................  $10,000.00
  Brokerage Fee (3.5%)..........      350.00
  Organization & Offering
    Expense Reimbursement
    (0.9%)......................       90.00
  Operating Expenses (0.4%).....       40.00
  Less: Interest Income
    (5.5%)......................     (550.00)
                                  ----------
  Amount of Trading Income
    Required for the Trust's Net
    Asset Value per Unit at the
    End of One Year to Equal the
    Initial Selling Price per
    Unit........................  $    (0.70)
                                  ==========
  The maximum organization and offering
  expense and operating expense
  reimbursement is 0.9% and 0.4% of net
  assets per annum, respectively. The
  estimates do not account for the bid-ask
  spreads and prime brokerage fees in
  connection with the Trust's foreign
  exchange forward contract trading. No
  performance fee is included in the
  calculation of the "break-even" level
  since all operating expenses of the Trust
  must be offset before a performance fee is
  accrued.



     Campbell & Company estimates that the legal and audit fees chargeable to the Trust during its first year of operations will be $135,000.


DISTRIBUTIONS AND REDEMPTIONS

     The Trust is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none will develop. Monthly redemptions are permitted upon ten (10) business days' written notice to Campbell & Company. Campbell & Company does not intend to make any distributions.

FEDERAL INCOME TAX ASPECTS

     In the opinion of Sidley & Austin, counsel to Campbell & Company, the Trust is classified as a partnership and will not be considered a publicly-traded partnership taxable as a corporation for federal income tax purposes. As such, whether or not Campbell & Company has distributed any cash to the unitholders, each unitholder must report his or her allocable share of items of income, gain, loss and deduction of the Trust and is individually liable for income tax on such share. The Trust invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of:

     1) ordinary income or loss; and/or

     2) capital gain or loss.

     Trading losses of the Trust, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the unitholders. Although Campbell & Company treats the brokerage fees and performance fees paid to Campbell & Company as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible syndication costs by the Internal Revenue Service.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

THE RISKS YOU FACE

MARKET RISKS


YOU COULD POSSIBLY LOSE YOUR TOTAL INVESTMENT IN THE TRUST


     Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Trust.

THE TRUST WILL BE HIGHLY LEVERAGED

     Because the amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, Campbell & Company will be able to hold positions in the Trust's account with face values equal to several times the Trust's net assets. The ratio of margin to equity is typically 20% to 30%, but can range from 10% to 40%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.


YOUR INVESTMENT COULD BE ILLIQUID


     Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

     Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Trust at any time or from time to time. The large size of the positions which Campbell & Company will acquire for the Trust increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

     Also, there is no secondary market for the units. While the units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, the Trust might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Trust and consequently your investment.

     Transfers of the units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust. See "Declaration of Trust and Trust Agreement -- Dispositions."

FORWARD TRANSACTIONS ARE NOT REGULATED AND ARE SUBJECT TO CREDIT RISK


     The Trust trades forward contracts in foreign currencies, metals and energy. Forward contracts are typically traded through a dealer market which is dominated by major money center and investment banks and is not regulated by the Commodity Futures Trading Commission. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Trust. The market for forward contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation could expose the Trust in certain circumstances to significant losses in the event of trading abuses or financial failure by participants in the forward markets which it might otherwise have avoided. Also, the Trust faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of your gain to be unrealized.



AN INVESTMENT IN THE TRUST MAY NOT DIVERSIFY AN OVERALL PORTFOLIO


     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Trust cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures and forward markets are fundamentally different from the securities markets in that for every gain made in a futures or forward transaction, the opposing side of that transaction will have an equal and off-setting loss. If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the units and the Trust may have no gains to offset your losses from other investments.


TRADING RISKS


CAMPBELL & COMPANY ANALYZES ONLY TECHNICAL MARKET DATA, NOT ANY ECONOMIC FACTORS EXTERNAL TO MARKET PRICES


     The trading systems that will be used by Campbell & Company for the Trust are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends.

     The likelihood of the units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Campbell & Company's historic price analysis could establish positions on the wrong side of the price movements caused by such events.


INCREASED COMPETITION FROM OTHER TREND-FOLLOWING TRADERS COULD REDUCE CAMPBELL & COMPANY'S PROFITABILITY


     There has been a dramatic increase over the past 10 to 15 years in the amount of assets managed by trend-following trading systems like the Campbell & Company programs. In 1980, the assets in the managed futures industry were estimated at approximately $300 million; by the end of 1999, this estimate had risen to approximately $44 billion. It is also estimated that over half of all managed futures trading advisors rely primarily on trend-following systems. This means increased trading competition which could operate to the detriment of the Trust. It may become more difficult for the Trust to implement its trading strategy if these other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures or forward positions or otherwise alter trading patterns.

SPECULATIVE POSITION LIMITS MAY ALTER TRADING DECISIONS FOR THE TRUST


     The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by Campbell & Company, including the account of the Trust, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Campbell & Company's trading decisions for the Trust or force liquidation of certain futures positions. Either of these actions may not be in the best interest of the investors.


INCREASE IN ASSETS UNDER MANAGEMENT MAY AFFECT TRADING DECISIONS

     Campbell & Company's current equity under management is at or near its all-time high. Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in seeking major new accounts. The more equity Campbell & Company manages, the more difficult it may be for Campbell & Company to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Campbell & Company to modify its trading decisions for the Trust which could have a detrimental effect on your investment.


INVESTORS WILL NOT BE ABLE TO REVIEW THE TRUST'S HOLDINGS ON A DAILY BASIS



     Campbell & Company makes the Trust's trading decisions. While Campbell & Company receives daily trade confirmations from the clearing broker and foreign exchange dealers, the Trust's trading results are reported to unitholders monthly. Accordingly, an investment in the Trust does not offer unitholders the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

TAX RISKS


INVESTORS ARE TAXED BASED ON THEIR SHARE OF TRUST PROFITS



     Investors are taxed each year on their share of the Trust's profits, if any, irrespective of whether they redeem any units or receive any cash distributions from the Trust. While Campbell & Company has the authority to make such distributions, it does not intend to do so in the foreseeable future.


     All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to redeem units or pay the related taxes from other sources.

TAX COULD BE DUE FROM INVESTORS ON THEIR SHARE OF THE TRUST'S ORDINARY INCOME DESPITE OVERALL LOSSES

     Investors may be required to pay tax on their allocable share of the Trust's ordinary income, which in the case of the Trust is the Trust's interest income and gain on some foreign futures contracts, even though the Trust incurs overall losses. Capital losses can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if an investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.


THERE COULD BE A LIMIT ON THE DEDUCTIBILITY OF BROKERAGE AND PERFORMANCE FEES


     Although Campbell & Company treats the brokerage fees and performance fees paid to Campbell & Company and other expenses of the Trust as ordinary and necessary business expenses, upon audit the Trust may be required to treat such fees as "investment advisory fees" if the Trust's trading activities did not constitute a trade or business for tax purposes. If the expenses were investment advisory expenses, a unitholder's tax liability would likely increase. In addition, upon audit, a portion of the brokerage fees might be treated as a non-deductible syndication cost or might be treated as a reduction in the Trust's capital gain or as an increase in the Trust's capital loss. If the brokerage fees were so treated, a unitholder's tax liability would likely increase.

OTHER RISKS


THE CLEARING FIRM COULD FAIL AND HAS BEEN SUBJECT TO DISCIPLINARY ACTION



     The current clearing broker for the Trust is PaineWebber Incorporated. The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the clearing broker fails to do so, the assets of the Trust might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of the clearing broker's bankruptcy, the Trust could be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker's combined customer accounts, even though certain property specifically traceable to the Trust (for example, Treasury bills deposited by the Trust with the clearing broker as margin) was held by the clearing broker. The clearing broker has been the subject of certain regulatory and private causes of action. The material actions are described under "The Clearing Broker."


     Furthermore, dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections in forward contracts.

INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF CAMPBELL & COMPANY IN DECIDING WHETHER TO BUY UNITS

     The future performance of the Trust is not predictable, and no assurance can be given that the Trust will perform successfully in the future. Past performance of a trading program is not necessarily indicative of future results.


PARTIES TO THE TRUST HAVE CONFLICTS OF INTEREST



     Campbell & Company has not established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control over how Campbell & Company resolves these conflicts which can be relied upon by investors as ensuring that the Trust is treated equitably with other Campbell & Company clients.


     Campbell & Company has a conflict of interest because it acts as the managing owner and sole trading advisor for the Trust.


     Since Campbell & Company acts as both trading advisor and managing owner, it is very unlikely that its advisory contract will be terminated by the Trust. The fees payable to Campbell & Company were established by it and were not the subject of arm's-length negotiation. Campbell & Company, as managing owner, determines whether or not distributions are made and it receives increased fees to the extent distributions are not made. While Campbell & Company has the authority to make such distributions, it does not intend to do so in the foreseeable future.


     Other conflicts are also present in the operation of the Trust. See "Conflicts of Interest."


THERE ARE NO INDEPENDENT EXPERTS REPRESENTING INVESTORS


     Campbell & Company has consulted with counsel, accountants and other experts regarding the formation and operation of the Trust. No counsel has been appointed to represent the unitholders in connection with the offering of the units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Trust.


THE TRUST PLACES SIGNIFICANT RELIANCE ON CAMPBELL & COMPANY


     The incapacity of Campbell & Company's principals could have a material and adverse effect on Campbell & Company's ability to discharge its obligations under the Trust Agreement. However, there are no individual principals at Campbell & Company whose absence would result in a material and adverse effect on Campbell & Company's ability to adequately carry out its responsibilities.


THE TRUST COULD TERMINATE BEFORE EXPIRATION OF ITS STATED TERM


     As managing owner, Campbell & Company may withdraw from the Trust upon 120 days' notice, which would cause the Trust to terminate unless a substitute managing owner was obtained. Other events, such as a long-term substantial loss suffered by the Trust, could also cause the Trust to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the clearing broker were revoked or suspended, such entity would no longer be able to provide services to the Trust.

THE TRUST IS NOT A REGULATED INVESTMENT COMPANY

     Although the Trust and Campbell & Company are subject to regulation by the CFTC, the Trust is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.

PROPOSED REGULATORY CHANGE IS IMPOSSIBLE TO PREDICT

     The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the "derivatives" markets in general. The effect of any future regulatory change on the Trust is impossible to predict, but could be substantial and adverse.

FORWARDS, SWAPS, HYBRIDS AND OTHER DERIVATIVES ARE NOT SUBJECT TO CFTC
REGULATION


     The Trust will trade foreign exchange contracts in the interbank market. In the future, the

Trust may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. The Trust will not receive the protections which are provided by the CFTC's regulatory scheme for these transactions.


OPTIONS ON FUTURES ARE SPECULATIVE AND HIGHLY LEVERAGED

     In the future, options on futures contracts may be used by the Trust to generate premium income or capital gains. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.


THE TRUST IS SUBJECT TO FOREIGN MARKET CREDIT AND REGULATORY RISK


     A substantial portion of Campbell & Company's trades takes place on markets or exchanges outside the United States. From time to time, as much as 20% to 50% of the Trust's overall market exposure could involve positions taken on foreign markets. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions.


THE TRUST IS SUBJECT TO FOREIGN EXCHANGE RISK


     The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Trust may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Campbell & Company bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as the Trust) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.


TRANSFERS COULD BE RESTRICTED


     You may transfer or assign your units only upon 30 days' prior written notice to Campbell & Company and if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in the termination of the Trust for federal income tax purposes.

A SINGLE-ADVISOR FUND MAY BE MORE VOLATILE THAN A MULTI-ADVISOR FUND


     The Trust is currently structured as a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Trust may have increased performance volatility and a higher risk of loss than investment vehicles employing multiple advisors. Campbell & Company may retain additional trading advisors on behalf of the Trust in the future.

THE PERFORMANCE FEE COULD BE AN INCENTIVE TO MAKE RISKIER INVESTMENTS



     Campbell & Company employs a speculative strategy for the Trust, and receives performance fees based on the trading profits earned by it for the Trust. Campbell & Company would not agree to manage the Trust's account in the absence of such a performance fee arrangement. Accordingly, Campbell & Company will make investments that are riskier than might be made if the Trust's assets were managed by a trading advisor that did not require performance-based compensation.


CAMPBELL & COMPANY, INC.

DESCRIPTION


     Campbell & Company is the managing owner and commodity trading advisor of the Trust. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Towson, Maryland 21204, and its telephone number is (410) 296-3301. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. As of September 30, 2000, Campbell & Company had approximately $2.0 billion under management in the futures and forward markets (including approximately $1.8 billion traded pursuant to the same Financial, Metal & Energy Large Portfolio as initially will be traded by the Trust). Please refer to "Campbell & Company, Inc. -- Trading Systems" for a discussion of all of the portfolios offered by Campbell & Company, which includes the Financial, Metal & Energy Large Portfolio.



     Campbell & Company is a member of the NFA and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. Pools currently operated by Campbell & Company include: Campbell Financial Futures Fund, L.P.; Campbell Fund Trust; Campbell Global Assets Fund Limited; and Campbell Strategic Allocation Fund, L.P. Campbell & Company's compensation is discussed in "Charges to the Trust."


     The principals of Campbell & Company have not purchased and do not intend to purchase units.

     Campbell & Company has agreed that its capital account as managing owner at all times will equal at least 1% of the net aggregate capital contributions of all unitholders.

     There have never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded.

     For additional past performance information for Campbell & Company, see "Past Performance of Trading Programs of Campbell & Company, Inc."

     Campbell & Company's principals are Theresa D. Becks, Richard M. Bell, D. Keith Campbell, William C. Clarke III, Bruce L. Cleland, Xiaohua Hu, Philip Lindner, James M. Little, V. Todd Miller, Albert Nigrin, Markus Rutishauser and
C. Douglas York. The majority voting stockholder of Campbell & Company is D. Keith Campbell.

     Theresa D. Becks, born in 1963, joined Campbell & Company in 1991 and serves as the Chief Financial Officer, Secretary, Treasurer, and a Director. In addition to her role as CFO, Ms. Becks also oversees administration and compliance. From December 1987 to June 1991, she was employed by Bank of Maryland Corp., a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is an Associated Person of Campbell & Company.


     Richard M. Bell, born in 1952, began his employment with Campbell & Company in May 1990 and serves as a Senior Vice President-Trading. His duties include managing daily trade execution for the assets under Campbell & Company's management. From September 1986 through May 1990, Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July 1975 through September 1986, Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell graduated from Lehigh University with a B.S. in Finance. Mr. Bell is an Associated Person of Campbell & Company.

     D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations, was President until January 1, 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority voting stockholder. From 1971 through June 1978, he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. He is an Associated Person of Campbell & Company.

     William C. Clarke, III, born in 1951, joined Campbell & Company in June 1977 and serves as an Executive Vice President and Director. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research, which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell & Company.

     Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and serves as President, Chief Executive Officer and a Director. Prior to 1994 he was Executive Vice President. From May 1986 through December 1992, Mr. Cleland had served in various principal roles with the following firms:
President, Institutional Brokerage Corp., a floor broker; President, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; President, F&G Management, Inc., a commodity trading advisor; President, Hewlett Trading Corporation, a commodity pool operator. Prior to this, Mr. Cleland was employed by Rudolf Wolff Futures Inc., a futures commission merchant, where he served as President until 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.

     Xiaohua Hu, born in 1963, serves as a Vice President-Research and has been employed by Campbell & Company since 1994. From 1992 to 1994, he was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992 respectively. During his studies at Toyohashi, Mr. Hu was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.

     Phil Lindner, born in 1954, serves as Vice President-Information Technology. He has been employed by Campbell & Company since October 1994 and was appointed the IT Director in March 1996 and Vice President in January 1998. Prior to joining Campbell & Company, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race track computer systems.


     James M. Little, born in 1946, joined Campbell & Company in April 1990 and serves as Executive Vice President-Client Development and a Director. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 through April 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 through March 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is an Associated Person of Campbell & Company.


     V. Todd Miller, born in 1962, serves as a Vice President-Research and has been employed by Campbell & Company since 1994. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object oriented programming, numerical analysis and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, including an Associates degree in architecture and a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. Mr. Miller completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

     Albert Nigrin, born in 1961, serves as a Vice President-Research and has been employed by Campbell & Company since 1995. From 1991 to 1995, Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published Neural Networks for Pattern Recognition. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

     Markus Rutishauser, born in 1961, serves as Vice President-Trading and has been employed by Campbell & Company since October 1993. Prior to joining Campbell, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in Foreign Exchange trading. Prior to that, he was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January 1996. Mr. Rutishauser is an Associated Person of Campbell & Company.

     C. Douglas York, born in 1958, has been employed by Campbell & Company since November 1992 and serves as a Senior Vice President-Trading. His duties include managing daily trade execution for foreign exchange markets. From January 1991 to November 1992, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell & Company.

                          [STAFF ORGANIZATIONAL CHART]

THE TRADING ADVISOR

     Pursuant to the Trust Agreement, Campbell & Company has the sole authority and responsibility for directing the investment and reinvestment of the Trust's assets. Although Campbell & Company will initially serve as the sole trading advisor of the Trust, it may, in the future, retain other trading advisors to manage a portion of the assets of the Trust. Unitholders will receive prior notice, in the monthly report from the Trust or otherwise, in the event that additional trading advisors are to be retained on behalf of the Trust.

TRADING SYSTEMS


     Campbell & Company makes the Trust's trading decisions using proprietary computerized trading models which analyze market statistics. There can be no assurance that the trading models will produce results similar to those produced in the past. In addition, unitholders will not have any vote or consent with respect to the trading approaches utilized by Campbell & Company or any other trading advisor.



     Campbell & Company currently offers the following portfolios:


1) The Financial, Metal & Energy Large Portfolio,

2) The Financial, Metal & Energy Small Portfolio,

3) The Foreign Exchange Portfolio,


4) The Global Diversified Large Portfolio, and



5) The Global Diversified Small Portfolio.



     Initially, all of the Trust's assets are anticipated to be allocated to the Financial, Metal & Energy Large Portfolio, which trades forward and futures contracts on precious and base metals, energy products, stock market indices, interest rate instruments and foreign currencies. In the future, Campbell & Company may allocate the Trust's assets to the Foreign Exchange Portfolio, which trades in foreign currencies only, or the Global Diversified Large Portfolio, which trades in all sectors included in the Financial, Metal & Energy Large Portfolio and also in futures on agricultural products. The Trust Agreement allows Campbell & Company to utilize various portfolios in its sole discretion.



  COMPOSITION OF THE FINANCIAL, METAL & ENERGY LARGE PORTFOLIO AS OF SEPTEMBER
                                      2000


                       [PORTFOLIO COMPOSITION PIE CHART]


Portfolio composition, including contracts traded and percentage allocations to each sector, may change at any time if Campbell & Company determines such change to be in the best interests of the Trust. As clarification of the terms used, please note that, as an example, aluminum is a market that is traded within the metals sector.

     Campbell & Company's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 10% of a total portfolio allocation.

     Campbell & Company believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may establish a long position while another trading model establishes a short position in the same market. Since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell & Company's policy to follow trades signaled by each trading model independently of the other models.

     Over the course of a long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell & Company's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell & Company's research indicates that this is well compensated for by the decreased volatility of performance which may result.

     Campbell & Company's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell & Company expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell & Company may be eliminated from use if Campbell & Company ever believes such action is warranted.


     While Campbell & Company normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. Such action may not enhance the results achieved.



     Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that periods of reduction in position size may not enhance the results achieved over time.


     Campbell & Company may, from time to time, increase or decrease the total number of contracts held based on increases or decreases in the Trust's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

     Campbell & Company estimates that based on the margin required to maintain positions in the markets currently traded, aggregate margin for all positions will range between 10% and 40% of the Trust's net assets. From time to time, margin commitments may be above or below these ranges.

     The number of contracts that Campbell & Company believes can be bought or sold in a particular market without undue adverse price movement may at times be limited. In such cases a client's portfolio would be influenced by liquidity factors because positions in such markets might be substantially smaller than positions in other markets which offer greater liquidity.

PAST PERFORMANCE OF TRADING PROGRAMS OF CAMPBELL & COMPANY, INC.

     Campbell & Company will initially allocate all of the Trust's assets to the Financial, Metal & Energy Large Portfolio. Campbell & Company may allocate a portion of the Trust's assets, in the future, to the Global Diversified Large Portfolio and/or to the Foreign Exchange Portfolio.

     The following performance capsules, tables and accompanying notes are presented in an attempt to provide you with account performance information regarding all portfolios managed by Campbell & Company and all pools for which Campbell & Company is General Partner or Managing Operator. The performance data required to be disclosed for the most recent five calendar years and year-to-date 2000 is presented for each portfolio in Tables 2A, 2B and 3 and each pool in Table 4. In the opinion of Campbell & Company, the performance records of the portfolios and pools are fairly stated. All of the portfolios and pools presented have similar investment objectives to those of the Trust. Prospective investors should understand that interest income earned by accounts is included in the following composite performance records. Accordingly, such income has the effect of enhancing results during periods of positive trading performance and reducing overall losses during periods of negative trading performance.


     The rates of return presented for each portfolio are a composite weighted average of all accounts included. An individual account's rate of return may not match the composite. Rather, an individual account may have more or less favorable results than the composite due to a variety of factors. Such factors may include without limitation: (1) varying account sizes resulting in varying portfolio compositions; (2) different fees; (3) different commission rates; (4) timing of execution of orders; and (5) different starting and ending periods.


     Another example of how differences in account size can affect an individual account's performance relates to the fact that as an account grows, contracts may be added to that account's portfolio. Because futures contracts may only be bought and sold in whole numbers (i.e., there are no partial contracts), the larger of two accounts of very similar trading values might trade more contracts than the smaller account. The additional equity in the larger account may be just enough to allow the account to trade an additional contract in a particular market. If a significant move in that market were to occur, the larger account's gain or loss would be proportionally greater than the difference in account size would suggest.



     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                                    TABLE 1


                        CAMPBELL ALTERNATIVE ASSET TRUST



 THE TRUST HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.



                                    TABLE 2A

                       PERFORMANCE OF TRADING PORTFOLIOS


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


    All of the Trust's assets will initially be traded pursuant to the Financial, Metal & Energy Large Portfolio. Campbell & Company may allocate a portion of the Trust's assets, in the future, to the Global Diversified Large Portfolio and/or to the Foreign Exchange Portfolio.


                                         FINANCIAL, METAL & ENERGY      GLOBAL DIVERSIFIED LARGE           FOREIGN EXCHANGE
                                             LARGE PORTFOLIO(5)               PORTFOLIO(6)                   PORTFOLIO(7)
COMMODITY TRADING ADVISOR:                                              Campbell & Company, Inc.
INCEPTION OF CTA'S TRADING:                                                   January 1972
TOTAL ASSETS UNDER MANAGEMENT
 BY CTA:                                                                     $2.012 Billion
INCEPTION OF TRADING OF THE PORTFOLIO:          April 1983                   February 1986                  November 1990
TOTAL ASSETS/ACCOUNTS CURRENTLY
 TRADED IN THE PORTFOLIO:               $1.779 Billion / 15 Accounts   $27.4 Million / 1 Account      $32.7 Million / 3 Accounts
WORST MONTHLY PERCENTAGE
 DRAW-DOWN(3):                              April 1998 / 5.88%           February 1996 / 7.22%            May 1995 / 10.37%
WORST PEAK-TO-VALLEY                    August 1993 - January 1995 /   May 1995 - October 1995 /     August 1993 - January 1995 /
 DRAW-DOWN(4):                                    31.78%                         7.56%                          44.73%
ANNUAL RETURNS(1,2):
 2000 (YTD THROUGH SEPTEMBER)                      2.10%                         (.64)%                         2.64%
 1999                                              6.81%                         4.57%                          7.19%
 1998                                             20.07%                         12.47%                         4.25%
 1997                                             18.75%                         14.95%                         18.19%
 1996                                             35.96%                         26.78%                         43.04%
 1995                                             19.46%                         6.52%                          26.36%



                                    TABLE 2B


                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



    The monthly returns for the Financial, Metal & Energy Large Portfolio for the most recent five years and year-to-date 2000 are as follows.




                                                                    RATE OF RETURN(1)
                                                         (Computed on a compounded monthly basis)
MONTH                            2000 YTD          1999            1998            1997            1996            1995
JANUARY                           3.70%          (4.83)%          3.25%           5.26%           5.46%          (4.53)%
FEBRUARY                         (0.35)%          1.45%          (2.38)%          2.26%          (5.63)%          5.85%
MARCH                            (1.96)%          0.87%           4.95%          (2.08)%          5.62%           9.58%
APRIL                            (1.86)%          5.60%          (5.88)%         (3.84)%          3.49%           2.08%
MAY                               2.74%          (3.25)%          4.34%          (1.84)%         (1.71)%          0.88%
JUNE                              1.96%           4.63%           2.04%           2.23%           1.29%          (0.90)%
JULY                             (1.72)%         (0.15)%         (3.68)%          9.27%           0.01%          (4.05)%
AUGUST                            3.08%           1.22%           9.23%          (5.14)%          1.78%           5.83%
SEPTEMBER                        (3.24)%          1.75%           2.97%           4.23%           2.47%          (3.47)%
OCTOBER                                          (4.25)%          4.41%           2.39%           12.06%          1.20%
NOVEMBER                                          0.53%          (0.50)%          0.57%           12.22%         (0.24)%
DECEMBER                                          3.64%           0.64%           4.95%          (4.29)%          6.82%
YEAR                              2.10%           6.81%           20.07%          18.75%          35.96%          19.46%

                                    TABLE 3
                    PERFORMANCE OF OTHER TRADING PORTFOLIOS


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


    In addition to the three portfolios that may be utilized by the Trust, Campbell & Company also manages assets in the Financial, Metal & Energy Small Portfolio, the Global Diversified Small Portfolio, the Interest Rates, Stock Indices and Commodities Portfolio and the Ark Portfolio. The Diversified Portfolio closed in January 1995 when all assets under management in the portfolio were merged into the Global Diversified Portfolio. The Global Financial Portfolio ceased trading in March 1995 when the last account under management in the portfolio closed.


                                                                        INTEREST RATES,
                                FINANCIAL, METAL &                      STOCK INDICES &
                                   ENERGY SMALL     GLOBAL DIVERSIFIED    COMMODITIES                     DIVERSIFIED
                                    PORTFOLIO        SMALL PORTFOLIO       PORTFOLIO     ARK PORTFOLIO     PORTFOLIO
COMMODITY TRADING ADVISOR:                                     Campbell & Company, Inc.
INCEPTION OF CTA'S TRADING:                                          January 1972
TOTAL ASSETS UNDER MANAGEMENT
 BY CTA:                                                            $2.012 Billion
INCEPTION OF TRADING OF THE
 PORTFOLIO:                      February 1995         June 1997        February 1996    September 1996   January 1980
TOTAL ASSETS/ACCOUNTS                                                                                         $0/
 CURRENTLY TRADED IN THE        $156.2 Million /     $4.3 Million /     $10.3 Million /  $2.5 Million /      Closed
 PORTFOLIO                        38 Accounts          4 Accounts         1 Account       11 Accounts     January 1995
WORST MONTHLY PERCENTAGE                                                October 1998 /    July 1998 /    January 1995 /
 DRAW-DOWN(3):                  April 1998 / 5.99%  April 1998 / 5.92%       6.75            11.86           4.21%
                                                       February -       December 1996 -
WORST PEAK-TO-VALLEY              March - May       September 2000 /     April 1997 /     July 1998 /    January 1995 /
 DRAW-DOWN(4):                    1997 / 7.61%           9.73%              9.94%            11.86           4.21%
ANNUAL RETURNS(1,2):
 2000 (YTD THROUGH SEPTEMBER)       (2.74)%             (5.92)%             1.93%            2.96%            N/A
 1999                                6.83%               2.51%              6.85%            28.27%           N/A
 1998                                22.16%              17.50%             27.08%           2.48%            N/A
 1997                                17.30%             13.85%*             20.15%           20.49%           N/A
 1996                                37.83%               N/A              25.73%**        19.94%***          N/A
 1995                                20.34%               N/A                N/A              N/A          -4.21%****


                                GLOBAL FINANCIAL
                                   PORTFOLIO
COMMODITY TRADING ADVISOR:
INCEPTION OF CTA'S TRADING:
TOTAL ASSETS UNDER MANAGEMENT
 BY CTA:
INCEPTION OF TRADING OF THE
 PORTFOLIO:                      December 1993
TOTAL ASSETS/ACCOUNTS                 $0/
 CURRENTLY TRADED IN THE            Closed
 PORTFOLIO                        March 1995
WORST MONTHLY PERCENTAGE        January 1995 /
 DRAW-DOWN(3):                       4.46%
WORST PEAK-TO-VALLEY            January 1995 /
 DRAW-DOWN(4):                       4.46%
ANNUAL RETURNS(1,2):
 2000 (YTD THROUGH SEPTEMBER)         N/A
 1999                                 N/A
 1998                                 N/A
 1997                                 N/A
 1996                                 N/A
 1995                             9.30%*****


*    Represents the period June 1, 1997 - December 31, 1997
**   Represents the period February 1, 1996 - December 31, 1996
*** Represents the period September 1, 1996 - December 31, 1996 **** Represents the period January 1, 1995 - January 31, 1995 ***** Represents the period January 1, 1995 - March 31, 1995

                                    TABLE 4
           PERFORMANCE OF POOLS OPERATED BY CAMPBELL & COMPANY, INC.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.




                              CAMPBELL STRATEGIC                                                                 CAMPBELL GLOBAL
                               ALLOCATION FUND,                        CAMPBELL FINANCIAL    CAMPBELL GLOBAL     INVESTMENT FUND
                                     L.P.         CAMPBELL FUND TRUST  FUTURES FUND, L.P.  ASSETS FUND LIMITED       LIMITED
                              Publicly Offered    Privately Offered    Privately Offered        Offshore            Offshore
TYPE OF POOL:
                                 April 1994          January 1972         August 1992        February 1998        December 1987
INCEPTION OF TRADING:
                                $589,549,994         $30,916,888          $18,100,990         $141,877,595         $4,324,065
AGGREGATE SUBSCRIPTIONS:
                                                                                                                Closed September
                                $540,017,645         $27,439,371          $11,084,349         $139,103,346            2000
CURRENT NET ASSET VALUE:
                                                   February 1996 /       August 1997 /                            April 1998 /
                              April 1998 / 6.69%        7.18%                5.95%         April 1998 / 6.13%         5.99%
WORST MONTHLY PERCENTAGE
 DRAW-DOWN(3):
                                 July 1994 -        August 1993 -        August 1993 -
                               January 1995 /       January 1995 /      January 1995 /                            April 1998 /
                                   18.09%               12.95%              29.42%         April 1998 / 6.13%         5.99%
WORST PEAK-TO-VALLEY
 DRAW-DOWN(4):
                              Financial, Metal &  Global Diversified   Financial, Metal &  Financial, Metal &   Financial, Metal
                                Energy Large            Large            Energy Large         Energy Large       & Energy Small
TRADING PORTFOLIO USED:
ANNUAL RETURNS(1):
                                    (.76)                1.22                2.40                 3.63               (1.74)
 2000 (YTD THROUGH
   SEPTEMBER)
                                    4.45%               5.03%                9.53%               9.89%                6.26%
 1999
                                   14.60%               15.80%              25.92%              21.74% *             17.09%
 1998
                                   14.31%               19.92%              17.34%                N/A               5.41% **
 1997
                                   30.46%               32.86%              42.32%                N/A                  N/A
 1996
                                    9.99%               4.83%               17.12%                N/A                  N/A
 1995


*  Represents the period February 1, 1998 - December 31, 1998
** Represents the period December 1, 1997 - December 31, 1997

                          NOTES TO PERFORMANCE TABLES

1. In the accompanying performance tables, for the Financial, Metal & Energy Large Portfolio, the Global Diversified Large Portfolio, the Interest Rates, Stock Indices & Commodities Portfolio and for each Pool, the "ANNUAL RETURN" is calculated by compounding the monthly rates of return during the year. The rate of return for a month is calculated by dividing the net profit or loss by the assets at the beginning of such month. Additions and withdrawals occurring during the month are included as an addition to or deduction from beginning net assets in the calculations of rates of return, except for accounts which close on the last day of a month in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Rate of return is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

2. In the accompanying performance tables, for the Foreign Exchange Portfolio, the Financial, Metal & Energy Small Portfolio, the Global Diversified Small Portfolio and the ARK Portfolio, Campbell & Company has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an advisory published by the CFTC. To qualify for the use of the Fully-Funded Subset method, the advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. The "ANNUAL RETURN" for the above mentioned portfolios is calculated by compounding the monthly rates of return during the year. The monthly rate of return for the above mentioned portfolios is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets of the Fully-Funded Subset, except in months of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions of withdrawals that would materially distort the rate of return.

3. "WORST MONTHLY PERCENTAGE DRAW-DOWN" is the largest monthly loss experienced by the Portfolio/Pool on a composite basis in any calendar month expressed as a percentage of the total equity in the Portfolio/Pool and includes the month and year of such draw-down. A small number of accounts in the Portfolio composites have experienced monthly draw-downs which are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

4. "WORST PEAK-TO-VALLEY DRAW-DOWN" is the largest cumulative loss experienced by the Portfolio/Pool on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the Portfolio composites have experienced peak-to-valley draw-downs which are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.


5. The first column of Table 2A contains the composite performance of accounts traded pursuant to the Financial, Metal & Energy Large Portfolio. The data presented reflects the composite performance of 128 accounts traded according to the Financial, Metal & Energy Large Portfolio. The data below is as of September 30, 2000. During the period presented, 113 accounts have been closed; 96 of which transferred to the Financial, Metal & Energy Small Portfolio. Of the remaining 17 closed accounts, 7 closed with a profit and 10 closed with a loss. Fifteen accounts remained open, 13 are profitable and 2 are unprofitable. The open accounts ranged in size from $11,100,000 to in excess of $200,000,000, with an average account size of approximately $118,500,000. The average composite monthly return for the period from January 1995 through September 2000 was 1.44% compared to the average of average monthly returns for all accounts of 1.21% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate. The net performance figures used to determine the monthly returns are net of management and incentive fees; these fees range from 0% to 6% for management fees and 15% to 25% for incentive fees.



6. The second column of Table 2A reflects the composite performance of all accounts (a total of 12 accounts) traded according to the Global Diversified Large Portfolio. During the period presented, 11 accounts have been closed; 10 of which transferred to the Global Diversified Small Portfolio, and one of which transferred to the FME Large Portfolio. The 1 open account is profitable. The average composite monthly return for the period from January 1995 through September 2000 is .94% compared to the average of average monthly returns for all accounts of .99% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.



7. The third column of Table 2A reflects the composite performance of all accounts (a total of 7 accounts) traded according to the Foreign Exchange Portfolio. During the period presented, 4 accounts have been closed; 3 with a profit and 1 with a loss. The 3 open accounts are profitable. As of September 30, 2000, two of the accounts included notional equity of $23,000,000. The average composite monthly return for the period from January 1995 through September 2000 is 1.49% compared to the average of average monthly returns for all accounts of 1.43% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.

CONFLICTS OF INTEREST

CAMPBELL & COMPANY, INC.

     Conflicts exist between Campbell & Company's interests in and its responsibilities to the Trust. The conflicts are inherent in Campbell & Company acting as managing owner and as trading advisor to the Trust. These conflicts and the potential detriments to the unitholders are described below.

     Campbell & Company's selection of itself as trading advisor was not objective, since it is also the managing owner of the Trust. In addition, it has a disincentive to replace itself as the advisor. The advisory relationship between the Trust and Campbell & Company, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Trust and competitive with compensation arrangements in pools involving independent general partners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. Neither Campbell & Company nor any advisor may receive per-trade compensation directly or indirectly from the Trust.

     Neither Campbell & Company nor its principals devote their time exclusively to the Trust. Campbell & Company (or its principals) acts as general partner to other commodity pools and trading advisor to other accounts which may compete with the Trust for Campbell & Company's services. Thus, Campbell & Company could have a conflict between its responsibilities to the Trust and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.


     Campbell & Company receives higher advisory fees from some of those other accounts than it receives from the Trust. Campbell & Company, however, trades all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Trust, when aggregated with positions in other accounts of Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Trust's positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits.



     Campbell & Company operates another publicly offered commodity pool, also trading the Financial, Metal & Energy Large Portfolio, with a higher overall cost structure. Selling agents offering both the Trust and such other pool may have a conflict of interest between any responsibility that they may have to advise eligible clients of the higher "break-even" level of such other pool and in generating greater selling commissions for their employer.


     Any principal of Campbell & Company may trade futures and related contracts for its own account. In addition, Campbell & Company manages proprietary accounts for its deferred compensation plan and a principal. There are written procedures that govern proprietary trading by principals. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of the Trust.

     When Campbell & Company executes an order in the market, the order is typically placed on an aggregate basis for all accounts for which Campbell & Company trades, and then is subsequently broken up and allocated among the various accounts. To the extent executions are grouped together and then allocated among accounts held at the clearing broker, the Trust may receive less favorable executions than such other accounts. It is Campbell & Company's policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively, take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Trust.

THE CLEARING BROKER AND THE FOREIGN EXCHANGE DEALERS



     The clearing broker, currently PaineWebber Incorporated, and the foreign exchange dealers, currently Deutsche Bank AG and ABN AMRO Bank N.V., Chicago Branch, and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with the Trust.



     PaineWebber is the clearing broker and also a selling agent of the Trust, which could give rise to conflicts of interest because its compensation in each role is based on the net asset value of units outstanding. Further, in making recommendations to redeem or purchase additional units, PaineWebber employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.


FIDUCIARY DUTY AND REMEDIES


     In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as managing owner, has a responsibility to unitholders to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of a managing owner to the unitholders is a developing and changing area of the law and unitholders who have questions concerning the duties of Campbell & Company as managing owner should consult with their counsel. In the event that a unitholder believes that Campbell & Company has violated its fiduciary duty to the unitholders, he may seek legal relief individually or on behalf of the Trust under applicable laws, including under the Delaware Business Trust Act and under commodities laws, to recover damages from or require an accounting by Campbell & Company. The Trust Agreement is governed by Delaware law and any breach of Campbell & Company's fiduciary duty under the Trust Agreement will generally be governed by Delaware law. The Trust Agreement does not limit Campbell & Company's fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed in this prospectus. Unitholders may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Unitholders who have suffered losses in connection with the purchase or sale of the units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide remedies, such as the ability to bring civil liability lawsuits, to unitholders. Unitholders should be aware that performance by Campbell & Company of its fiduciary duty to the Trust is measured by the terms of the Trust Agreement as well as applicable law.



     Unitholders are afforded rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.


INDEMNIFICATION AND STANDARD OF LIABILITY

     Campbell & Company and its controlling persons may not be liable to the Trust or any unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of units may have more limited rights of action than they would absent such provisions.

     The Trust Agreement provides that Campbell & Company and its controlling persons shall not have any liability to the Trust or to any unitholder for any loss suffered by the Trust which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Trust has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to the Trust and was done in good faith and in a manner which Campbell & Company, in good faith, determined to be in the best interests of the Trust. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 17 of the Trust Agreement, included as Exhibit A to the prospectus.

     The Trust will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the units unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Article 17 of the Trust Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO THE TRUST

     The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, the clearing broker, the foreign exchange dealer and the affiliates of those parties may earn or receive in connection with the offering and operation of the Trust. Prospective investors should refer to the Summary for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or "break even" in the first year of trading.


     While currently not contemplated, the Trust Agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days' notice to the unitholders.


BROKERAGE FEE


     The Trust pays a single asset-based fee for all brokerage and management services. The fee is equal to up to 3.5% per annum of month-end net assets of the Trust, prior to accruals for such brokerage fee or performance fees. This fee is paid to Campbell & Company which, in turn, remits a portion of such brokerage fee to third parties as set forth below.



     From such 3.5% brokerage fee, Campbell & Company remits up to 0.65% to the clearing broker for execution and clearing costs and 0.35% to the selling agents for ongoing administrative services to the unitholders. Campbell & Company will retain the remaining 2.5% as management fees (2.0% for providing advisory services and 0.5% for acting as managing owner). The amount of the fee to be paid to the clearing broker is evaluated from time to time based on the amount of trading for the Trust that the broker is required to clear, but at no time will the amount exceed 0.65% of Trust net assets per annum.


[FEE PERCENTAGE ILLUSTRATION]

OTHER TRUST EXPENSES

     The Trust also will be subject to the following fees and expenses.



      RECIPIENT         NATURE OF PAYMENT      AMOUNT OF PAYMENT
---------------------  -------------------   ----------------------
Campbell               Quarterly             20% of cumulative
   &                   Performance Fee       appreciation in net
Company                                      asset value per unit,
                                             excluding interest
                                             income, after
                                             deduction for
                                             brokerage fees

                       Reimbursement of      As incurred; to be
                       Organization and      reimbursed, up to a
                       Offering Expenses     maximum of 0.9% of net
                                             assets per annum

  Dealers              "Bid-Ask" spreads     Indeterminable
                       and prime brokerage   because imbedded in
                       fees                  price of forward
                                             contracts

  Others               Legal, accounting,    As incurred, up to a
                       printing, postage     maximum of 0.4% of
                       and administrative    average month end net
                       costs                 assets per annum

     The above fees, together with the brokerage fee, is the complete compensation that will be received by Campbell & Company or its affiliates from the Trust.

CAMPBELL & COMPANY, INC.

BROKERAGE FEE


     Campbell & Company receives a brokerage fee of up to 3.5% per annum as described earlier.


PERFORMANCE FEE

     Campbell & Company receives a quarterly performance fee equal to 20% of the new appreciation (if any) in the net asset value of the units. "New appreciation" means the total increase in unit value from the commencement of trading, minus the total increase in unit value for all prior quarters since the last fee was paid (or inception of trading, if no performance fee has been paid previously), multiplied by the number of units outstanding. The performance fee is paid only on profits attributable to units outstanding, and no fee is paid with respect to interest income. Because the performance fee is accrued monthly, units that are redeemed other than at the end of the quarter will effectively pay a performance fee, if accrued, as of the end of the month in which the redemption occurs.

     If a performance fee payment is made by the Trust, and the Trust thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Trust overall incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior losses have been recovered.

     Below is a sample calculation of the performance fee:


     Assume the Trust paid a performance fee at the end of the first quarter of 2001 and assume that the Trust recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the second quarter of 2001. The new appreciation for the quarter (before interest earned) would be $200,000 and Campbell & Company's performance fee would be $40,000 (0.2 x $200,000).



     Alternatively, assume that the Trust paid a performance fee at the end of the first quarter of 2001 but did not pay a performance fee at the end of the second quarter of 2001 because it had trading losses of $100,000. If the Trust recognized trading profits of $200,000 at the end of the third quarter of 2001, the new appreciation (before interest earned) for the quarter would be $100,000 ($200,000 -- $100,000 loss carryforward) and Campbell & Company's performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no unitholders have added or redeemed units during this sample time frame. Such capital changes require that the calculation be determined on a "per unit" basis.


     If the net asset value per unit at the time when a particular investor acquires units is lower than the net asset value per unit as of the end of the most recent prior calendar quarter for which a performance fee was payable (due to losses incurred between such quarter-end and the subscription date), such units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar quarter-end because the Trust as a whole has not experienced new appreciation.

     If a performance fee accrual is in effect at the time when particular units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per unit reflects such accrual. In the event the net asset value of the Trust declines after the subscription date, the incentive fee accrual is "reversed" and such reversal is credited to all units equally, including the units which were purchased at a net asset value per unit which fully reflected such accrual.

     The brokerage fee and performance fee may be increased upon sixty days' notice to the unitholders, as long as the notice explains unitholders' redemption and voting rights.

THE CLEARING BROKER


     As described earlier, the clearing broker receives from Campbell & Company (and not the Trust) up to 0.65% per annum of the net assets of the Trust, which is a portion of the maximum 3.5% brokerage fee. The clearing broker is responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, "give-up" and transfer fees. The compensation to the clearing broker is competitive with rates paid by other trading funds having assets and a structure similar to the Trust. The asset-based compensation to the clearing broker is equivalent to approximately $10-$15 per round-turn trade per contract. The compensation to be paid to the clearing broker will not exceed the guidelines established by the North American Securities Administrators Association, Inc. ("NASAA").

SELLING AGENTS

     The selling agents (the firm and not the individual representatives) receive from Campbell & Company (and not the Trust) a selling agent administrative fee of 0.35% of the Trust's net assets per annum for legal, administrative, client reporting and ongoing services.


FOREIGN EXCHANGE DEALERS


     The Trust trades currency forward contracts. Such contracts are traded among dealers which act as "principals" or counterparties to each trade. The execution costs are included in the price of the forward contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads will be at the prevailing market prices.

ORGANIZATION AND OFFERING EXPENSES


     Organization and offering expenses include all fees and expenses incurred in connection with the formation of the Trust and distribution of the units including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities and marketing expenses of Campbell & Company and the selling agents which are paid by the Trust and will be advanced by Campbell & Company. Subject to the limit described below, Campbell & Company will be reimbursed, without interest, by the Trust. In no event shall the reimbursement exceed 0.9% of net assets per annum. In the event the Trust terminates prior to completion of the reimbursement of actual costs incurred, the managing owner will not be entitled to receive additional reimbursement and the Trust will have no obligation to make further reimbursement payments to the managing owner.



     The Trust is required by certain state securities administrators to disclose that the "organization and offering expenses" of the Trust, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Trust, shall be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 0.9% of net assets per annum, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling agent administrative fee) will not be reached.


OTHER EXPENSES

     The Trust bears its operating expenses, including but not limited to administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Trust. Such expenses are estimated to be 0.4% of the Trust's net assets per annum. Campbell & Company will be responsible for any such expenses during any year of operations which exceed 0.4% of the Trust's net assets per annum. Indirect expenses in connection with the administration of the Trust, such as indirect salaries, rent, travel and overhead of Campbell & Company, may not be charged to the Trust.

USE OF PROCEEDS

     The entire offering proceeds, without deductions, will be credited to the Trust's bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. The Trust meets its margin requirements by depositing U.S. government securities with the clearing broker and the foreign exchange dealer. In this way, substantially all (i.e., 95% or more) of the Trust's assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities. Investors should note that maintenance of the Trust's assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. The Trust receives all interest earned on its assets.


     Approximately 10% to 30% of the Trust's assets will be committed as margin for futures contracts and held by the clearing broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the clearing broker pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 20% of the Trust's assets will be deposited with Deutsche Bank AG or ABN AMRO Bank, N.V., Chicago Branch, in order to initiate and maintain currency forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such foreign exchange dealer is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the foreign exchange dealers. The remaining 30% to 55% of the Trust's assets will normally be invested in U.S. Treasury bills.


     The Trust's assets are not and will not be, directly or indirectly, commingled with the property of any other person by Campbell & Company nor invested with or loaned to Campbell & Company or any affiliated entities.

THE CLEARING BROKER

     PaineWebber Incorporated ("PaineWebber"), a Delaware corporation, is the Trust's clearing broker and one of the selling agents. Additional or replacement clearing brokers may be appointed in respect of the Trust's account in the future solely at the discretion of Campbell & Company.

     In the agreement between PaineWebber and the Trust, the Trust has agreed to indemnify PaineWebber against any liability which they may incur with respect to the Trust's account or as a result of the Trust's violation of any obligation under the agreement, or of the Trust's misstatements in connection with the Trust's account. PaineWebber will remain liable, however, for acts and omissions which arise from PaineWebber's breach of the agreement or violation of any law, rule or governmental regulation, except to the extent that PaineWebber was acting in good faith or according to the Trust's instructions. Either party has the right to terminate this agreement upon giving ten days notice to the other party.


     The clearing broker's principal office is located at 1000 Harbor Boulevard, Weehawken, New Jersey 07087, telephone: (201) 352-3000. The clearing broker is a clearing member of all principal U.S. futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. UBS AG ("UBS"), UBS Americas Inc. ("UBS Americas") and PaineWebber Group Inc., the parent of PaineWebber ("PWG"), have entered into an Agreement and Plan of Merger dated as of July 12, 2000, pursuant to which, subject to certain conditions, PWG will merge with and into UBS Americas, thereby becoming a wholly owned subsidiary of UBS (the "Merger"). The Merger is expected to be completed in the fourth quarter of 2000.


     All futures trades made on behalf of the Trust are cleared through the clearing broker. The clearing broker is not affiliated with Campbell & Company. The clearing broker did not sponsor the Trust and is not responsible for the activities of Campbell & Company. It will act only as the clearing broker and one of the selling agents.

     Except as set forth below, neither PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding -- whether pending, on appeal or concluded -- within the past five years that is material to a decision whether to invest in the Trust in light of all the circumstances.


     In the Matter of Certain Market Making Activities on NASDAQ was an SEC administrative action instituted and settled without a hearing or an admission of or denial of findings on January 11, 1999. The administrative action found that on certain occasions in 1994 PaineWebber traders and a PaineWebber registered representative engaged in certain improper trading activities, which included the coordination of quotations and transactions by traders making markets in NASDAQ stocks in violation of antifraud and fictitious quotation rules, the intentional delay of trade reports and other manipulative activity. PaineWebber agreed to pay a civil penalty of $6.3 million and disgorgement of $381,685; to an administrative cease and desist order prohibiting the firm from violating certain provisions of the federal securities laws; and to submit certain of its policies and procedures relating to the matters alleged in the order to review by an SEC-appointed consultant. Twenty-seven other market makers and fifty-one traders at the firms settled related SEC administrative actions at the same time.


     On or about January 18, 1996, PaineWebber consented, without admitting or denying the findings therein, to the entry of an Order by the SEC which imposed a censure, a cease and desist order, a $5 million civil penalty and various remedial sanctions. The SEC alleged that PaineWebber violated the antifraud and recordkeeping provisions of the federal securities laws in connection with the offer and sale of certain limited partnership interests between 1986 and 1992 and failed reasonably to supervise certain registered representatives and other employees involved in the sale of those interests. PaineWebber must comply with its representations that it had paid and will pay a total of $292.5 million to investors, including a payment of $40 million for a claims fund. PaineWebber has also entered into settlement agreements with all the states, Puerto Rico and the District of Columbia.


FOREIGN EXCHANGE DEALERS



     The Trust trades foreign exchange and other forward contracts through "dealers" in such contracts. The dealers that maintain the forward positions, or act as the counterparties, for the Trust are Deutsche Bank AG and ABN AMRO Bank, N.V., Chicago Branch. Unlike futures contracts which are traded through brokers such as the clearing broker, foreign exchange or currency forward contracts are executed through a network of dealers. Campbell & Company then instructs the executing dealer to "give up" the trade to Deutsche Bank AG or ABN AMRO Bank, N.V., Chicago Branch. All assets and positions relating to the Trust's forward contract investments will be held by Deutsche Bank AG or ABN AMRO Bank, N.V., Chicago Branch. Campbell & Company is not obligated to continue to use the foreign exchange dealers identified above and may select others or additional dealers and counterparties in the future, provided Campbell & Company believes that their service and pricing are competitive and present minimal counterparty credit risk.


DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

     Campbell & Company is not required to make any distributions to unitholders. While Campbell & Company has the authority to make such distributions, it does not intend to do so in the foreseeable future. Campbell & Company believes that distributions of Trust assets serve no useful purpose since unitholders may redeem any or all of their units on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures and forward contract markets, especially in the short-term, the Trust is recommended for those seeking a medium- to long-term investment (i.e., 3-5 years).

     If the Trust realizes profits for any fiscal year, such profits will constitute taxable income to the unitholders in accordance with their respective investments in the Trust whether or not cash or other property has been distributed to unitholders. Any distributions, if made, may be inadequate to cover such taxes payable by the unitholders.

REDEMPTIONS

     A unitholder may request any or all of his units be redeemed by the Trust at the net asset value of a unit as of the end of the month. Unitholders must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company) as of which redemption is to be effective.

     The Request for Redemption must specify the number of units for which redemption is sought. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due to the Trust from clearing brokers, banks or other persons or entities, the Trust may in turn delay payment to persons requesting redemption of units of the proportionate part of the net assets of the Trust represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any pool sponsored by Campbell & Company.

     The federal income tax aspects of redemptions are described under "Federal Income Tax Aspects."

NET ASSET VALUE

     The net asset value of a unit as of any date is the unitholder's share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities valued at market, plus the market value of all open futures, forward and option positions maintained by the Trust, less all liabilities of the Trust and accrued performance fees, determined in accordance with the principles specified in the Trust Agreement. Where no principle is specified in the Trust Agreement, the net asset value is calculated in accordance with generally accepted accounting principles under the accrual basis of accounting. Thus, if the net asset value of a unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

DECLARATION OF TRUST & TRUST AGREEMENT

     The following is a summary of the Declaration of Trust and Trust Agreement, a form of which is attached as Exhibit A and incorporated by reference.

ORGANIZATION AND LIMITED LIABILITIES

     The Trust is organized under the Delaware Business Trust Act ("BTA"). In general, a unitholder's liability under BTA is limited to the amount of his capital contribution and his share of any undistributed profits. However, unitholders could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution which they received at a time when the Trust was in fact insolvent or in violation of the Declaration of Trust.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The Trust Agreement effectively gives Campbell & Company, as managing owner, full control over the management of the Trust and gives no management role to the unitholders. To facilitate matters for Campbell & Company, the unitholders must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).

THE TRUSTEE


     First Union Trust Company, National Association, a national banking association, is the sole trustee of the Trust. The trustee's principal offices are located at One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801, telephone number (302) 888-7528.


     The trustee is unaffiliated with Campbell & Company or the selling agents. The trustee's duties and liabilities with respect to the offering of the units and the administration of the Trust are limited to its express obligations under the Declaration of Trust. See "Exhibit A -- Amended and Restated Declaration of Trust."

     The rights and duties of the trustee, Campbell & Company and the unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration of Trust. See "Exhibit A -- Amended and Restated Declaration of Trust."

     The trustee serves as the Trust's sole trustee in the State of Delaware. The trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The trustee does not owe any other duties to the Trust, Campbell & Company or the unitholders. The trustee is permitted to resign upon at least sixty (60) days' notice to the Trust, provided, that any such resignation will not be effective until a successor trustee is appointed by Campbell & Company. The Declaration of Trust provides that the trustee is compensated by the Trust, and is indemnified by Campbell & Company against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee. Campbell & Company has the discretion to replace the trustee.

     Only Campbell & Company has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Trust and Campbell & Company are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the units. Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units. The trustee's liability in connection with the issuance and sale of the units is limited solely to the express obligations of the trustee set forth in the Declaration of Trust.

     Under the Declaration of Trust, the trustee has delegated to Campbell & Company the exclusive management and control of all aspects of the business of the Trust. The trustee will have no duty or liability to supervise or monitor the performance of Campbell & Company, nor will the trustee have any liability for the acts or omissions of Campbell & Company. In addition, Campbell & Company has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, Campbell & Company may, in its sole and absolute discretion, appoint an affiliate or affiliates of Campbell & Company as additional managing owners (except where Campbell & Company has been notified by the unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of Campbell & Company, as it deems necessary for the efficient operation of the Trust.

     Because the trustee has delegated substantially all of its authority over the operation of the Trust to Campbell & Company, the trustee itself is not registered in any capacity with the CFTC.

SHARING OF PROFITS AND LOSSES

TRUST ACCOUNTING

     Each unitholder has a capital account. Initially, the unitholder's balance equals the amount paid for the units. The unitholder's balance is then proportionally adjusted monthly to reflect his portion of the Trust's gains or losses for the month.

FEDERAL TAX ALLOCATIONS

     At year-end, the Trust will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming unitholders, the taxable gain or loss is allocated to each unitholder in proportion to his capital account and each unitholder is responsible for his share of taxable income. See Article 8 of the Trust Agreement, and "Federal Income Tax Aspects."

     For net capital gain and loss, the gains and losses are first allocated to each unitholder who redeemed units during the year. The remaining net capital gain or loss is then allocated to each unitholder in proportion to his capital account.

     Each unitholder's tax basis in his units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

     Upon the Trust's liquidation, each unitholder will receive his proportionate share of the assets of the Trust.

DISPOSITIONS

     A unitholder may transfer or assign his units in the Trust upon 30 days' prior written notice to Campbell & Company and subject to approval by Campbell & Company of the assignee. Campbell & Company will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Trust for federal income tax purposes. An assignee not admitted to the Trust as a unitholder will have only limited rights to share the profits and capital of the Trust and a limited redemption right.

     Assignees receive "carry-over" tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned units.


     Campbell & Company does not intend to permit purchase transfers.


DISSOLUTION AND TERMINATION OF THE TRUST

     The Trust will be terminated and dissolved upon the happening of the earlier of:

     1) the expiration of the Trust's stated term on December 31, 2030;

     2) unitholders owning more than 50% of the outstanding units vote to dissolve the Trust;

     3) Campbell & Company withdraws as managing owner and no new managing owner is appointed;

     4) a decline in the aggregate net assets of the Trust to less than $500,000;

     5) the continued existence of the Trust becomes unlawful; or

     6) the Trust is dissolved by operation of law.

AMENDMENTS AND MEETINGS

     The Trust Agreement may be amended by Campbell & Company if unitholders owning more than 50% of the outstanding units concur. Campbell & Company may make minor changes to the Trust Agreement without the approval of the unitholders. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of the Trust.

     Unitholders owning at least 10% of the outstanding units can call a meeting of the Trust. At that meeting, the unitholders, provided that unitholders owning a majority of the outstanding units concur, can vote to:

     1) amend the Trust Agreement without the consent of Campbell & Company;

     2) dissolve the Trust;

     3) terminate contracts with Campbell & Company;

     4) remove and replace Campbell & Company as managing owner; and

     5) approve the sale of Trust assets.

INDEMNIFICATION

     The Trust agrees to indemnify Campbell & Company, as managing owner, for actions taken on behalf of the Trust, provided that Campbell & Company's conduct was in the best interests of the Trust and the conduct was not the result of negligence or misconduct. Indemnification by the Trust for alleged violation of securities laws is only available if the following conditions are satisfied:

     1) a successful adjudication on the merits of each count alleged has been obtained, or

     2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

     4) in the case of 3), the court has been advised of the position of the SEC and certain states in which the units were offered and sold as to indemnification for the violations.

REPORTS TO UNITHOLDERS

     The unitholders shall have access to and the right to copy the Trust's books and records. A unitholder may obtain a list of all unitholders together with the number of units owned by each unitholder, provided such request is not for commercial purposes.

     Campbell & Company will provide various reports and statements to the unitholders including:


     1) monthly, Campbell & Company will provide an unaudited income statement and a statement of changes in net asset value of the prior month's activities;


     2) annually, Campbell & Company will provide audited financial statements accompanied by a fiscal year-end summary of the monthly reports described above;

     3) annually, Campbell & Company will provide tax information necessary for the preparation of the unitholders' annual federal income tax returns; and

     4) if the net asset value per unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end unit value, Campbell & Company will suspend trading activities, notify all unitholders of the relevant facts within seven business days and declare a special redemption period.

FEDERAL INCOME TAX ASPECTS

     The following constitutes the opinion of Sidley & Austin and summarizes the material federal income tax consequences to individual investors in the Trust.

THE TRUST'S PARTNERSHIP TAX STATUS

     Because the Trust is a partnership for federal income tax purposes, the Trust does not pay any federal income tax. Based on the expected income of the Trust, the Trust will not be taxed as a "publicly traded partnership."

TAXATION OF UNITHOLDERS ON PROFITS AND LOSSES OF THE TRUST

     Each unitholder must pay tax on his share of the Trust's annual income and gains, if any, even if the Trust does not make any cash distributions.

     The Trust generally allocates the Trust's gains and losses equally to each unit. However, a unitholder who redeems any units will be allocated his share of the Trust's gains and losses in order that the amount of cash a unitholder receives for a redeemed unit equals the unitholder's adjusted tax basis in the redeemed unit less any offering or syndication expenses allocated to such units. A unitholder's adjusted tax basis in a redeemed unit equals the amount originally paid for the unit, increased by income or gains allocated to the unit and decreased (but not below zero) by distributions, deductions or losses allocated to the unit.

TRUST LOSSES BY UNITHOLDERS

     A unitholder may deduct Trust losses only to the extent of his tax basis in his units. Generally, a unitholder's tax basis is the amount paid for the units reduced (but not below zero) by his share of any Trust distributions, losses and expenses and increased by his share of the Trust's income and gains. However, a unitholder subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Trust.

"PASSIVE-ACTIVITY LOSS RULES" AND THEIR EFFECT ON THE TREATMENT OF INCOME AND
LOSS

     The trading activities of the Trust are not a "passive activity." Accordingly, a unitholder can deduct Trust losses from taxable income. However, a unitholder cannot offset losses from "passive activities" against Trust gains.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

     A unitholder who receives cash from the Trust, either through a distribution or a partial redemption, will not pay tax on that cash until his tax basis in the units is zero.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

     Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

     Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts are generally short-term capital gain or loss or ordinary income or loss.

TAX ON CAPITAL GAINS AND LOSSES

     Long-term capital gains -- net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts -- are taxed at a maximum rate of 20%. Short-term capital gains -- net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts -- are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

     Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Trust could suffer significant losses and a unitholder could still be required to pay taxes on his share of the Trust's interest income.

     An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

INTEREST INCOME

     Interest received by the Trust is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See "-- Tax on Capital Gains and Losses."

LIMITED DEDUCTION FOR CERTAIN EXPENSES


     Campbell & Company does not consider the brokerage and performance fees, as well as other ordinary expenses of the Trust, to be investment advisory expenses. Accordingly, the Trust treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses a unitholder would have the amount of the ordinary expenses allocated to him reduced accordingly.


SYNDICATION FEES

     Neither the Trust nor any unitholder is entitled to any deduction for syndication expenses in the year they reduce net asset value, nor can these expenses be amortized by the Trust or any unitholder even though the payment of such expenses reduces net asset value.

     The IRS could take the position that a portion of the brokerage fee paid by the Trust to Campbell & Company constitutes syndication expenses which reduce a unitholder's net asset value, but do not reduce a unitholder's adjusted tax basis.

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

     Individual taxpayers can deduct "investment interest" -- interest on indebtedness allocable to property held for investment -- only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower 20% rate.

UNRELATED BUSINESS TAXABLE INCOME

     Tax-exempt unitholders will not be required to pay tax on their share of income or gains of the Trust, provided that such unitholders do not purchase units with borrowed funds.

IRS AUDITS OF THE TRUST AND ITS UNITHOLDERS

     The IRS audits Trust-related items at the Trust level rather than at the unitholder level. Campbell & Company acts as "tax matters partner" with the authority to determine the Trust's responses to an audit. If an audit results in an adjustment, all unitholders may be required to pay additional taxes, interest and penalties.

STATE AND OTHER TAXES

     In addition to the federal income tax consequences described above, the Trust and the unitholders may be subject to various state and other taxes.


TAXATION OF FOREIGN UNITHOLDERS



     Subject to the discussion below regarding derivative transactions, a non-resident alien individual not otherwise engaged in a United States trade or business should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a unitholder in the Trust. Capital gains earned by the Trust and allocated to such a foreign unitholder will, as a general matter, not be subject to United States federal income tax or withholding, but may be subject to tax in the jurisdiction in which the foreign unitholder is resident. Interest income earned by the Trust will, as a general rule, likewise not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign unitholder is connected.



     With respect to derivative transactions such as energy or interest rate swaps or forwards, based on current law it is uncertain whether entering into derivative transactions may cause the Trust, and therefore any foreign unitholders, to be treated as engaged in a trade or business within the United States. However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign unitholders should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a unitholder in the Trust even if the Trust enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register. The Trust may, however, elect to apply the final regulations retroactively once they are finalized.


     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENT BY ERISA ACCOUNTS

GENERAL

     This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries").

SPECIAL INVESTMENT CONSIDERATION

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and related trust.


THE TRUST SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"


     A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

     The Publicly-Offered Security Exception applies if the equity is a security that is:

     1) "freely transferable" (determined based on the applicable facts and circumstances);

     2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

     3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

     It appears that all of the conditions described above will be satisfied with respect to the units and, therefore, the units should constitute "publicly-offered securities" and the underlying assets of the Trust should not be considered to constitute assets of any Plan which purchases units.

INELIGIBLE PURCHASERS

     In general, units may not be purchased with the assets of a Plan if Campbell & Company, the clearing broker, any foreign exchange dealer, any of the selling agents, any of their respective affiliates or any of their respective employees either:

     1) has investment discretion with respect to the investment of such plan assets;

     2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or

     3) is an employer maintaining or contributing to such Plan.


     None of Campbell & Company, the clearing broker, the foreign exchange dealers or the selling agents make any representation that this investment meets the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in the trust in light of the circumstances of the particular plan.


PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE


     The Trust will offer the units to the public for an initial offering period ending on or before March 31, 2001, subject to extension until September 30, 2001 at the discretion of Campbell & Company. During the initial offering period, the units will be offered at a price of $1,000 per unit and all monies received will be placed in an interest-bearing escrow account. Once Campbell & Company has determined that $8,000,000 of the units have been subscribed for, it will set the initial closing date, on which date the proceeds held in escrow will be invested in the Trust. Escrow balances will be credited with interest at the typical bank money market rate. If $8,000,000 of the units have not been subscribed for during the initial offering period, Campbell & Company will instruct the escrow agent to return 100% of the subscription amounts, plus interest, to the persons who attempted to subscribe for units.


     After the initial offering period, the Trust will offer the units to the public during the continuing offering at the net asset value per unit as of each month-end closing date on which subscriptions are accepted. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Trust's prospectus. Campbell & Company may suspend, limit or terminate the continuing offering period at any time.

     The units are offered on a "best efforts" basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of the National Association of Securities Dealers, Inc. Units are offered until such time as Campbell & Company terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions, plus interest, will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional units, calculated to three decimal places, in an amount which will include any interest earned on their subscriptions.

     The Trust's escrow account is maintained at Mercantile-Safe Deposit & Trust Company, Baltimore, Maryland (the "Escrow Agent"). All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Campbell & Company within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in short-term United States Treasury bills or comparable authorized instruments while held in escrow.

     Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the subscriber's customer securities account at the selling agent. Promptly after debiting the customer's securities account, the selling agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited.

     Campbell & Company will purchase units for investment purposes only and not with a view toward resale.


     An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement and Power of Attorney attached as Exhibit D. A subscriber can pay either by a check made payable to "Campbell Alternative Asset Trust, Escrow Account" or by authorizing his selling agent to debit his customer securities account. Campbell & Company will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow.

REPRESENTATIONS AND WARRANTIES OF INVESTORS IN THE SUBSCRIPTION AGREEMENT

     Investors are required to make representations and warranties in the Subscription Agreement. The Trust's primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Trust. The Trust is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in the Trust. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to:

     1) eligibility of investors to invest in the Trust, including legal age, net worth and annual income;

     2) representative capacity of investors;

     3) information provided by investors;

     4) information received by investors; and

     5) investments made on behalf of employee benefit plans.

     See the Subscription Agreement and Power of Attorney attached as Exhibit D for further detail.

MINIMUM INVESTMENT

     The minimum investment is $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000 (these minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Unitholders may increase their investment in the Trust with an investment of $1,000 or more. Prospective investors must be aware that the price per unit during the continuing offering period will vary depending upon the month-end net asset value per unit. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

INVESTOR SUITABILITY

     There can be no assurance that the Trust will achieve its objectives or avoid substantial losses. An investment in the Trust is suitable only for a limited segment of the risk portion of an investor's portfolio and no one should invest more in the Trust than he can afford to lose. The subscriber's selling agent is responsible for determining if the units are a suitable investment for the investor.

     At an absolute minimum, investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. No one may invest more than 10% of his net worth (as calculated above) in the Trust.

     These standards (and the additional standards applicable to residents of certain states as set forth under "Exhibit C -- Subscription Requirements" herein) are regulatory minimums only. Qualification under such standards does not necessarily imply that an investment in the trust is suitable for a particular investor. Prospective subscribers should review Exhibit C and consider the highly speculative and illiquid nature of an investment in the Trust as well as the high risk and highly leveraged nature of the futures, forward and related markets in determining whether an investment in the Trust is consistent with their overall portfolio objectives.

THE SELLING AGENTS


     The selling agents -- the broker-dealers who offer the units -- offer the units on a best efforts basis without any firm underwriting commitment. The selling agents for the Trust currently include Campbell Financial Services, Inc. and PaineWebber. The Trust and Campbell & Company may retain additional selling agents. The selling agents, including the foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with the Trust.


     Selling agents receive no commission from the proceeds of the offering. Instead, they receive from Campbell & Company's brokerage fee 0.35% of the Trust's net assets per annum for ongoing legal, administrative, client reporting and other services.


     The aforesaid 0.35% brokerage fee will be paid to the selling agents (or their assignees) which are registered as "futures commission merchants" or "introducing brokers" (or obtain such registration prior to commencement of such ongoing payments) in return for the services described above. Such selling agents may pay all or a portion of such ongoing payments to account executives who are also registered with the CFTC and have passed all applicable proficiency requirements.



     Selling agents and registered representatives who are not registered with the CFTC as described above may still receive the 0.35% brokerage fee, paid on the same basis as described above, provided that the maximum compensation to be paid to underwriters and related persons regardless of the source of payment, including but not limited to wholesaling salaries, bonus or sales incentives, sales commissions, expense reimbursements, and continuing compensation to non-duly registered selling agents will not exceed 10% of the initial gross proceeds of such units' initial sales price, plus an additional 0.5% for bona fide due diligence fees.



     In the future, registered broker-dealers may be engaged by the Trust to conduct wholesaling activities. As compensation for those activities, they may receive a percentage of Campbell & Company's management fee; the maximum aggregate amount of such compensation with respect to the maximum offering proceeds is estimated at $25,000, or .05% of the proceeds. Certain employees of Campbell & Company will provide wholesaling services as well and will receive compensation therefor. The maximum aggregate amount of such compensation with respect to the maximum offering proceeds, including any expense reimbursements, is estimated at $1,000,000, or 2% of the proceeds.



     Certain of the offering expenses paid by Campbell & Company might be deemed to constitute costs properly allocated to the accounts of the selling agents. Such costs will, for example, cover the expenses of producing a selling brochure, organizing seminars to promote the Trust and related travel expenses. Such costs are estimated at approximately $50,000 per annum, and in no event shall the aggregate amount of (i) such costs and (ii) the selling agent administrative fee exceed 10% of the gross proceeds of the offering of the units, plus an additional 0.5% of such proceeds in respect of reimbursement of bona fide due diligence expenses.


     Other than as described above, Campbell & Company will pay no person any commissions or other fees in connection with the solicitation of purchases for units.


     Campbell & Company will pay the Trust's offering expenses related to the continuing offering and the Trust will reimburse Campbell & Company up to a maximum of 0.9% of net assets per annum. Organization and offering expenses related to the initial offering are being reimbursed in the same manner. See "Charges to the Trust -- Organization and Offering Expenses."


     In the Selling Agreement with each selling agent, Campbell & Company has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933, as amended.

     Campbell & Company will not close the initial offering period unless it has received acceptable subscriptions for at least 8,000 units ($8,000,000). After the initial offering period, there is no minimum number of units which must be sold as of the end of any month for any units then to be sold.


LEGAL MATTERS


     Sidley & Austin, New York, New York and Chicago, Illinois will advise Campbell & Company on all legal matters in connection with the units. In doing so, Sidley & Austin will rely as to matters of Delaware law upon the opinion of Richards, Layton & Finger, Wilmington, Delaware. In the future, Sidley & Austin may advise Campbell & Company with respect to its responsibilities as managing owner and trading advisor of, and with respect to, matters relating to the Trust. The statements under "Federal Income Tax Aspects" have been reviewed by Sidley & Austin. Sidley & Austin has not represented, nor will it represent, either the Trust or the unitholders in matters relating to the Trust.

EXPERTS

     The statement of financial condition of the Trust as of May 10, 2000 and the balance sheet of Campbell & Company as of December 31, 1999, included in this prospectus, have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their reports appearing herein. Such audited financial statements have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.


     The statement of financial condition of the Trust as of September 30, 2000 and the balance sheet of Campbell & Company as of September 30, 2000 are unaudited. In the opinion of Campbell & Company, such unaudited statements reflect all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 2000.


     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
CAMPBELL ALTERNATIVE ASSET TRUST
INDEPENDENT AUDITOR'S REPORT................................   38
STATEMENTS OF FINANCIAL CONDITION
  September 30, 2000 (Unaudited) and May 10, 2000
  (Audited).................................................   39
NOTES TO STATEMENT OF FINANCIAL CONDITION -- May 10, 2000
  (Audited).................................................   40
NOTE TO STATEMENT OF FINANCIAL CONDITION -- September 30,
  2000 (Unaudited)..........................................   42

CAMPBELL & COMPANY, INC.
BALANCE SHEET
  September 30, 2000 (Unaudited)............................   43
NOTES TO BALANCE SHEET (UNAUDITED)..........................   44
INDEPENDENT AUDITOR'S REPORT................................   48
BALANCE SHEET
  December 31, 1999.........................................   49
NOTES TO BALANCE SHEET......................................   50


     Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                          INDEPENDENT AUDITOR'S REPORT

To the Unitholder

Campbell Alternative Asset Trust



     We have audited the accompanying statement of financial condition of Campbell Alternative Asset Trust as of May 10, 2000. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.


     In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Campbell Alternative Asset Trust as of May 10, 2000, in conformity with generally accepted accounting principles.


                                    /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
May 10, 2000

                        CAMPBELL ALTERNATIVE ASSET TRUST



                       STATEMENTS OF FINANCIAL CONDITION



           September 30, 2000 (Unaudited) and May 10, 2000 (Audited)


                            ------------------------


                                                              SEPTEMBER 30,   MAY 10,
                                                                  2000         2000
                                                                 ------       ------
ASSETS
  Cash......................................................     $2,000       $2,000
                                                                 ======       ======
UNITHOLDER'S CAPITAL (2 units outstanding)..................     $2,000       $2,000
                                                                 ======       ======


                            See accompanying notes.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                   NOTES TO STATEMENT OF FINANCIAL CONDITION
                             MAY 10, 2000 (AUDITED)

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A.  General Description of the Trust


            Campbell Alternative Asset Trust (the Trust) is a Delaware business trust organized on May 3, 2000, which has not yet commenced operations. The capital contributions to the Trust as of May 10, 2000, total $2,000 and were contributed by the Trust's managing owner, Campbell & Company, Inc.


            The Trust intends to engage in the speculative trading of futures contracts, forward contracts and swap agreements.

        B.  Proposed Public Offering of Units of Beneficial Interest

            The Trust anticipates filing a registration statement with the Securities and Exchange Commission offering to sell up to $50,000,000 of units of beneficial interest. Units will be sold at $1,000 per unit during the initial offering period and at the net asset value per unit during the continuing offering period.

        C.  Regulation

            As a registrant with the Securities and Exchange Commission, the Trust will be subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust will be subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust will execute transactions. Additionally, the Trust will be subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust will trade.

        D.  Method of Reporting

            The Trust's statement of financial condition is presented in accordance with generally accepted accounting principles.

        E.  Income Taxes

            The Trust will prepare calendar year U.S. and state information tax returns and report to the unitholders their allocable shares of the Trust's income, expenses and trading gains or losses.

        F.  Organizational and Initial Offering Costs


            Organization and initial offering costs (exclusive of the selling firm administrative fee), estimated to total approximately $450,000, will be advanced by the managing owner and charged to the Trust at an annual rate of 0.9% of the Trust's month-end net asset value (as defined in the Amended and Restated Declaration of Trust and Trust Agreement) until such amounts are fully reimbursed. The Trust will only be liable for payment of organization and initial offering costs on a monthly basis. If the Trust terminates prior to completion of payment of such amounts to the managing owner, the managing owner will not be entitled to any additional payments, and the Trust will have no further obligation to the managing owner.

                        CAMPBELL ALTERNATIVE ASSET TRUST
            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)
                             MAY 10, 2000 (AUDITED)


NOTE 2.  MANAGING OWNER AND TRADING ADVISOR

        The managing owner of the Trust is Campbell & Company, Inc., which conducts and manages the business of the Trust. Although the managing owner will initially serve as the sole trading advisor of the Trust, it may, in the future, retain other trading advisors to manage a portion of the assets of the Trust. The Amended and Restated Declaration of Trust and Trust Agreement requires the managing owner to maintain a capital account equal to 1% of the total capital accounts of the Trust. Additionally, the managing owner is required by the Amended and Restated Declaration of Trust and Trust Agreement to maintain a net worth of not less than $1,000,000.


        The managing owner will be paid a brokerage fee of up to 3.5% per annum of the Trust's average month-end net asset value, a portion (up to .65%) of which will be used to compensate the clearing broker for execution and clearing costs and a portion (.35%) of which will be used to compensate selling agents (the "selling firm administrative fee") for ongoing administrative services to the unitholders. The managing owner will retain the remainder (up to 2.5%) of the brokerage fee as a management fee (2% for providing advisory services and .5% for acting as managing owner).


        The managing owner will also be paid a performance fee equal to 20% of New Appreciation (as defined) calculated as of the end of each calendar quarter and upon redemption of units.

NOTE 3.  TRUSTEE

        The trustee of the Trust is First Union Trust Company, National Association, a national banking association. The trustee has delegated to the managing owner the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

NOTE 4.  OPERATING EXPENSES

        Operating expenses of the Trust are restricted by the Amended and Restated Declaration of Trust and Trust Agreement to 0.4% per annum of the average month-end net asset value of the Trust.

NOTE 5.  SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

        Investments in the Trust will be made by subscription agreement, subject to acceptance by the managing owner.

        The Trust is not required to make distributions, but may do so at the sole discretion of the managing owner. A unitholder may request and receive redemption of units owned, subject to restrictions in the Amended and Restated Declaration of Trust and Trust Agreement.

                        CAMPBELL ALTERNATIVE ASSET TRUST
                    NOTE TO STATEMENT OF FINANCIAL CONDITION
                         SEPTEMBER 30, 2000 (UNAUDITED)
NOTE 1.  UNAUDITED STATEMENT OF FINANCIAL CONDITION

        The statement of financial condition as of September 30, 2000 is unaudited and does not include all disclosures required by generally accepted accounting principles. Such financial statement should be read in conjunction with the Trust's audited statement of financial condition as of May 10, 2000, included in the preceding pages. In the opinion of management, the statement of financial condition reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 2000.

                            CAMPBELL & COMPANY, INC.



                                 BALANCE SHEET



                         SEPTEMBER 30, 2000 (UNAUDITED)


ASSETS
  Current assets
     Cash and cash equivalents..............................  $12,486,262
     Deposit with foreign exchange dealer...................    3,090,591
     Accounts receivable
       Advisory and performance fees........................    3,121,514
       Receivable from Campbell Strategic Allocation Fund,
        L.P.................................................    2,052,271
     Other receivables......................................      137,284
                                                              -----------
          Total current assets..............................   20,887,922
                                                              -----------
  Property and equipment
     Furniture and office equipment.........................    2,691,197
     Leasehold improvements.................................      208,137
                                                              -----------
                                                                2,899,334
     Less accumulated depreciation and amortization.........   (1,793,138)
                                                              -----------
          Total property and equipment......................    1,106,196
                                                              -----------
  Other assets
     Cash surrender value of life insurance, net of policy
      loans of $181,925.....................................      189,450
     Investments in commodity pools.........................    5,812,837
     Other..................................................    7,339,673
                                                              -----------
          Total assets......................................  $35,336,078
                                                              ===========
LIABILITIES
  Current liabilities
     Accounts payable and accrued expenses..................   $7,552,176
  Subordinated debt.........................................    6,500,000
                                                              -----------
          Total liabilities.................................   14,052,176
                                                              -----------
STOCKHOLDERS' EQUITY
  Capital stock
     Class A voting, no par, $100 stated value; 2,500 shares
      authorized; 105 shares outstanding....................       10,500
     Additional paid-in capital.............................       46,668
     Retained earnings......................................   21,226,734
                                                              -----------
          Total stockholders' equity........................   21,283,902
                                                              -----------
          Total liabilities and stockholders' equity........  $35,336,078
                                                              ===========


          THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.


                            See accompanying notes.

                            CAMPBELL & COMPANY, INC.


                             NOTES TO BALANCE SHEET
                                  (UNAUDITED)
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A.  General

            Campbell and Company, Inc. (the Company) is incorporated in Maryland and earns fees as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

            The Company's balance sheet is presented in accordance with generally accepted accounting principles. The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates, and such differences may be material to the balance sheet.

        B.  Cash and Cash Equivalents

            Cash and cash equivalents consist of cash and money market investments readily convertible into cash. The Company maintains its cash and cash equivalents with primarily one financial institution. At times, the balance on deposit may be in excess of available federal deposit insurance.

        C.  Revenue Recognition

            Advisory fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

        D.  Property and Equipment

            Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

        E.  Investments in Commodity Pools

            Investments in commodity pools are carried at their reported net asset values at the balance sheet date.

        F.  Income Taxes

            The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the balance sheet. The Company's taxable income is taxable to the stockholders on an individual basis.

NOTE 2.  DEPOSITS WITH FOREIGN EXCHANGE DEALER

        The Company deposits assets with a foreign exchange dealer. In the event of the foreign exchange dealer's insolvency, recovery of the Company's assets on deposit may be limited.

                            CAMPBELL & COMPANY, INC.

                                  (UNAUDITED)

NOTE 3.  INVESTMENTS IN COMMODITY POOLS

        Investments in commodity pools consist of the following as of September 30, 2000:


Campbell Strategic Allocation Fund, L.P.                $5,512,947
Campbell Financial Futures Fund Limited Partnership        271,800
The Campbell Fund Trust                                     28,090
                                                        ----------
Total                                                   $5,812,837
                                                        ==========


        In addition to its investments in these commodity pools, the Company has general partner or managing operator responsibilities with regards to the following:

        CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

        The Company is the general partner and trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As general partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 38% of the Company's revenues for the nine months ended September 30, 2000. Included in advisory and performance fees receivable at September 30, 2000, is approximately $1,325,464 due from Strategic for such fees.

        Summarized financial information with respect to Strategic as of September 30, 2000, is as follows:

Balance Sheet Data
     Assets                                           $548,842,916
     Liabilities                                        (8,825,271)
                                                      ------------
          Net Asset Value                             $540,017,645
                                                      ============

        The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company, as general partner, has contributed capital of $4,547,000 as of September 30, 2000 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed to all the limited partnerships for which the Company acts as general partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.


        As general partner, the Company incurs costs in connection with Strategic's initial and continuous offerings. The Company reflects a receivable of $284,986 as of September 30, 2000 from Strategic for offering costs due to be reimbursed. This amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the balance sheet. The remaining unreimbursed offering costs of $4,589,090 as of September 30, 2000 are included in Other assets in the balance sheet. This amount is carried on the Company's books as an asset, because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

                            CAMPBELL & COMPANY, INC.

                                  (UNAUDITED)

NOTE 3.  INVESTMENTS IN COMMODITY POOLS -- (CONTINUED)

         CAMPBELL STRATEGIC ALLOCATION FUND -- (CONTINUED)
        The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of September 30, 2000, $4,471,945 in selling agent commissions is subject to future reimbursement, of which $1,767,285 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $2,704,660 is included in Other assets in the balance sheet.

        In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.


          CAMPBELL FINANCIAL FUTURES FUND LIMITED PARTNERSHIP


         The Company also acts as co-general partner in Campbell Financial Futures Fund Limited Partnership (Financial Futures). The net asset value of Financial Futures as of September 30, 2000 totaled $11,084,349.


          THE CAMPBELL FUND TRUST


         The Company is the managing operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the managing operator all of the power and authority to manage the business affairs of the Trust. The net asset value of the Trust as of September 30, 2000 totaled $27,439,371.

NOTE 4.  TRADING ACTIVITIES AND RELATED RISKS

         The commodity pools for which the Company is either the sole general partner, co-general partner or managing operator engage in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The commodity pools are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

          Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The commodity pools also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

          For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the commodity pools and the Company, as general partner or managing operator, are exposed to a

                            CAMPBELL & COMPANY, INC.

                                  (UNAUDITED)

NOTE 4. TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED) market risk equal to the value of derivatives purchased and unlimited liability on derivatives sold short.

          The Company has established procedures to actively monitor the market risk and minimize the credit risk of such commodity pools.

NOTE 5.  SUBORDINATED DEBT

         The Company entered into a working capital agreement with the stockholders of the Company in February, 1997. The agreement provides for the issuance of unsecured notes to the Company which allows for their subordination to any future borrowings of the Company. Interest on any notes issued in accordance with the agreement is payable annually at a rate of 8.0%. Any unpaid principal balance is due on the tenth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At September 30, 2000, $6,500,000 was outstanding under this agreement.

NOTE 6.  LEASE OBLIGATION

         The Company leases office facilities under an agreement which provides for minimum base annual rentals plus a proportionate share of operating expenses. The lease expires September 30, 2008. The Company has the option to renew the lease for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

               YEAR ENDING SEPTEMBER 30
               ------------------------
       2001                                             $  342,470
       2002                                                349,382
       2003                                                356,294
       2004                                                363,371
       2005                                                370,612
       Thereafter                                        1,156,927
                                                        ----------
Total base annual rentals                               $2,939,056
                                                        ==========

NOTE 7.  PROFIT SHARING PLAN

         The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 3.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Campbell & Company, Inc.

     We have audited the accompanying balance sheet of Campbell & Company, Inc. as of December 31, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. as of December 31, 1999, in conformity with generally accepted accounting principles.

                                    /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
February 29, 2000

                            CAMPBELL & COMPANY, INC.

                                 BALANCE SHEET

                               December 31, 1999


ASSETS
  Current assets
     Cash and cash equivalents                                $20,021,171
     Accounts receivable
       Advisory and performance fees                            3,567,069
       Receivable from Campbell Strategic Allocation Fund,
        L.P.                                                    1,879,671
     Other receivables                                            203,012
                                                              -----------
          Total current assets                                 25,670,923
                                                              -----------
  Property and equipment
     Furniture and office equipment                             2,264,405
     Leasehold improvements                                       134,363
                                                              -----------
                                                                2,398,768
     Less accumulated depreciation and amortization            (1,429,606)
                                                              -----------
          Total property and equipment                            969,162
                                                              -----------
  Other assets
     Cash surrender value of life insurance, net of policy
      loans of $181,925                                           189,450
     Investments in commodity pools                             5,333,658
     Other                                                      7,483,469
                                                              -----------
          Total assets                                        $39,646,662
                                                              ===========
LIABILITIES
  Current liabilities
     Accounts payable and accrued expenses                    $10,321,183
  Subordinated debt                                             6,500,000
                                                              -----------
          Total liabilities                                    16,821,183
                                                              -----------
STOCKHOLDERS' EQUITY
  Capital stock
     Class A voting, no par, $100 stated value; 2,500 shares
      authorized; 105 shares issued and outstanding                10,500
     Additional paid-in capital                                    46,668
     Retained earning                                          22,768,311
                                                              -----------
          Total stockholders' equity                           22,825,479
                                                              -----------
          Total liabilities and stockholders' equity          $39,646,662
                                                              ===========


          THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.


                            See accompanying notes.

                            CAMPBELL & COMPANY, INC.

                             NOTES TO BALANCE SHEET
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A.  General

           Campbell and Company, Inc. (the Company) is incorporated in Maryland and earns fees as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

           The Company's balance sheet is presented in accordance with generally accepted accounting principles. The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates, and such differences may be material to the balance sheet.

        B.  Cash and Cash Equivalents

           Cash and cash equivalents consist of cash and money market investments readily convertible into cash. The Company maintains its cash and cash equivalents with primarily one financial institution. At times, the balance on deposit may be in excess of available federal deposit insurance.

        C.  Revenue Recognition

           Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

        D.  Property and Equipment

           Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

        E.  Investments in Commodity Pools

           Investments in commodity pools are carried at their reported net asset values at the balance sheet date.

        F.  Income Taxes

           The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the balance sheet. The Company's taxable income is taxable to the stockholders on an individual basis.

                            CAMPBELL & COMPANY, INC.

NOTE 2.  INVESTMENTS IN COMMODITY POOLS

          Investments in commodity pools consist of the following as of December 31, 1999:

Campbell Strategic Allocation Fund, L.P.                $5,040,488
Campbell Financial Futures Fund Limited Partnership        265,419
The Campbell Fund Trust                                     27,751
                                                        ----------
          Total                                         $5,333,658
                                                        ==========

          In addition to its investments in these commodity pools, the Company has general partner or managing operator responsibilities with regards to the following:

         Campbell Strategic Allocation Fund, L.P.

          The Company is the general partner and trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As general partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 35% of the Company's revenues for the year ended December 31, 1999. Included in advisory and performance fees receivable at December 31, 1999, is approximately $1,215,000 due from Strategic for such fees.

          Summarized financial information with respect to Strategic as of and for the year ended December 31, 1999 is as follows:

Balance Sheet Data
  Assets                                              $496,840,501
  Liabilities                                          (12,820,397)
                                                      ------------
     Net Asset Value                                  $484,020,104
                                                      ============

          The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company, as general partner, has contributed capital of $4,017,000 as of December 31, 1999 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as general partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.


          As general partner, the Company incurs costs in connection with Strategic's initial and continuous offerings. The Company reflects a receivable of $259,595 as of December 31, 1999 from Strategic for offering costs due to be reimbursed. This amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the balance sheet. The remaining unreimbursed offering costs of $4,364,671 as of December 31, 1999 are included in Other assets in the balance sheet. This amount is carried on the Company's books as an asset, because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

                            CAMPBELL & COMPANY, INC.

NOTE 2.  INVESTMENTS IN COMMODITY POOLS -- (CONTINUED)
          The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of December 31, 1999, $4,701,904 in selling agent commissions is subject to future reimbursement, of which $1,620,076 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $3,081,828 is included in Other assets in the balance sheet.

          In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

         Campbell Financial Futures Fund Limited Partnership

          The Company also acts as co-general partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The net asset value of Financial Futures as of December 31, 1999 totaled $10,318,940.

         The Campbell Fund Trust

          The Company is the managing operator of The Campbell Fund Trust (the Trust). The trustee of the Trust has delegated to the managing operator all of the power and authority to manage the business affairs of the Trust. The net asset value of the Trust as of December 31, 1999 and 1998 totaled $17,008,375.

NOTE 3.  TRADING ACTIVITIES AND RELATED RISKS

          The commodity pools for which the Company is either the sole general partner, co-general partner or managing operator engage in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The commodity pools are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

          Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The commodity pools also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

          For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the commodity pools and the Company, as general partner or managing operator, are exposed to a market risk equal to the value of derivatives purchased and unlimited liability on derivatives sold short.

                            CAMPBELL & COMPANY, INC.

NOTE 3.  TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED)
          The Company has established procedures to actively monitor the market risk and minimize the credit risk of such commodity pools.

NOTE 4.  SUBORDINATED DEBT

          The Company entered into a working capital agreement with the stockholders of the Company in February, 1997. The agreement provides for the issuance of unsecured notes to the Company which allows for their subordination to any future borrowings of the Company. Interest on any notes issued in accordance with the agreement is payable annually at a rate of 8.0%. Any unpaid principal balance is due on the tenth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At December 31, 1999, $6,500,000 was outstanding under this agreement.

NOTE 5.  LEASE OBLIGATION

          The Company leases office facilities under an agreement which provides for minimum base annual rentals plus a proportionate share of operating expenses. The lease expires September 30, 2008. The Company has the option to renew the lease for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

               YEAR ENDING DECEMBER 31
               -----------------------
2000                                                    $  327,718
2001                                                       344,190
2002                                                       351,097
2003                                                       358,061
2004                                                       365,187
Thereafter                                               1,434,918
                                                        ----------
     Total base annual rentals                          $3,181,171
                                                        ==========

NOTE 6.  PROFIT SHARING PLAN

          The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 3.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.

NOTE 7.  SUBSEQUENT EVENT

          In February 2000, the Company made distributions to its stockholders aggregating approximately $20,800,000. Additionally, the stockholders made advances to the Company in accordance with the working capital agreement aggregating approximately $8,500,000, to provide for additional working capital.

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

                        CAMPBELL ALTERNATIVE ASSET TRUST


                                  $50,000,000
                          UNITS OF BENEFICIAL INTEREST

                 ----------------------------------------------

  THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS.
       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


           SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 5 IN PART ONE.


                 THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                     DOCUMENT AND A STATEMENT OF ADDITIONAL
                       INFORMATION. THESE PARTS ARE BOUND
                           TOGETHER, AND BOTH CONTAIN
                             IMPORTANT INFORMATION.


                            CAMPBELL & COMPANY, INC.

                                 Managing Owner


                                January 2, 2001


                 ----------------------------------------------

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION
                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
The Futures, Forward and Swap Markets.......................    1

Historical Perspective of Managed Futures...................    3

Investment Factors..........................................    4

Value of Diversifying into Managed Futures..................    6

Supplemental Performance Information........................   21

Pro Forma Performance Information...........................   26

                 ----------------------------------------------
                                    EXHIBITS


Exhibit A: Amended and Restated
  Declaration of Trust and Trust Agreement..................  A-1

Exhibit B: Request for Redemption...........................  B-1

Exhibit C: Subscription Requirements........................  C-1

Exhibit D: Subscription Instructions........................  D-1

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

THE FUTURES, FORWARD AND SWAP MARKETS

FUTURES CONTRACTS

     Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

     Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges. The Trust concentrates its futures trading in financial instruments such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

FORWARD CONTRACTS


     Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company will use the dealer market in foreign exchange contracts for most of the Trust's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. Thus, the Trust is subject to the creditworthiness of Deutsche Bank AG and ABN AMRO Bank, N.V., Chicago Branch, the foreign exchange dealers with whom it maintains all assets and positions relating to the Trust's forward contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.


SWAP TRANSACTIONS


     In the future, the Trust may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets:


     (1) the swap markets are generally not regulated by any United States or foreign governmental authorities;

     (2) there are generally no limitations on daily price moves in swap transactions;

     (3) speculative position limits are not applicable to swap transactions, although the counterparties with which the Trust may deal may limit the size or duration of positions available as a consequence of credit considerations;

     (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and

     (5) the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Trust will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Trust trades.

     The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act as amended for swap transactions which meet certain specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. Notwithstanding the CFTC's position, the CFTC or a court could conclude in the future that certain swap transactions entered into by the Trust constitute unauthorized futures or commodity option contracts subject to the CFTC's jurisdiction or attempt to prohibit the Trust from engaging in such transactions. If the Trust were restricted in its ability to trade in the swap markets, the activities of Campbell & Company, to the extent that it trades in such markets on behalf of the Trust, might be materially affected.

REGULATION

     The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Trust's commodity pool operator and commodity trading advisor.

     The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

     The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Trust's trading.

     The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency futures contracts may be less liquid and the Trust's trading results may be adversely affected.

MARGIN


     The Trust will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts but is not required by any applicable regulation.


     There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

HISTORICAL PERSPECTIVE OF MANAGED FUTURES

                MANAGED FUTURES INDUSTRY VOLUME BY MARKET SECTOR



                                  [PIE CHART]

                         1980      1999
                         ----      ----
Agriculture              64.2%     15.3%
Currencies                4.6%      5.0%
Energy                    0.3%     15.7%
Interest Rates           13.5%     50.3%
Metals                   16.3%      3.6%
Other                     1.1%      0.3%



     The managed futures industry market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. The charts were prepared by Campbell & Company using data obtained from the Futures Industry Association. The charts show the change in market concentration from 1980 to 1999. In 1980, the agricultural sector dominated most managed futures allocations. However, by 1999, the agricultural sector makes up only small portion of the total trading volume, with financial instruments such as interest rates, stock indices and currencies representing the dominant portion of trading. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.


     Please note that the pie charts above and the bar chart below reflect the trading volume for the managed futures industry as a whole, and are not indicative of the Trust in particular.

                     GROWTH IN THE MANAGED FUTURES INDUSTRY

                         JANUARY 1980 -- DECEMBER 1999


                                  [BAR GRAPH]

                                                                             $ Billions
80                                                                              $ 0.3
81                                                                                0.3
82                                                                                0.5
83                                                                                0.5
84                                                                                0.7
85                                                                                1.0
86                                                                                1.4
87                                                                                2.6
88                                                                                4.3
89                                                                                5.2
90                                                                                8.5
91                                                                               11.4
92                                                                               19.0
93                                                                               22.6
94                                                                               19.1
95                                                                               22.8
96                                                                               28.8
97                                                                               34.9
98                                                                               43.9
99                                                                               43.9

     The managed futures industry has grown dramatically during the last two decades. The chart was prepared by Campbell & Company and shows the industry growth since 1980 using data obtained from Managed Account Reports.

INVESTMENT FACTORS

THE ADVANTAGES OF NON-CORRELATION AND
DIVERSIFICATION OF YOUR PORTFOLIO


     The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate investment vehicles and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.


     Historically, managed futures investments have had very little correlation to the stock and bond markets. Campbell & Company believes that the performance of the Trust should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures -- being able to be long or short a futures position with similar ease -- means that profit and loss from futures trading, unlike many debt and equity instruments, is not dependent upon economic prosperity or stability.

     However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of an investor's portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

     Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Trust's performance will likely have no relation to the performance of equity and debt instruments, reflecting Campbell & Company's belief that certain factors that affect equity and debt prices may affect the Trust differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. Campbell & Company has no expectation that the Trust's performance will be negatively correlated to general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable, or vice versa.

ADVANTAGES OF FUTURES FUND INVESTMENTS

     Both the futures and forward markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.

PROFIT POTENTIAL


     Futures and related contracts can easily be leveraged, which magnifies the potential profit and loss. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.


100% INTEREST CREDIT

     Unlike some alternative investment funds, the Trust does not borrow money in order to obtain leverage, so the Trust does not incur any interest expense. Rather, the Trust's margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of the Trust's available assets, which include unrealized profits credited to the Trust's accounts.

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

     Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Trust itself trades across a diverse selection of global markets, an investment in the Trust is not a substitute for overall portfolio diversification.

ABILITY TO PROFIT OR LOSE IN A RISING OR
FALLING MARKET ENVIRONMENT

     The Trust can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, he will lose money until the short position is exited.


PROFESSIONAL TRADING

     Campbell & Company is one of the world's largest and most experienced commodity trading advisors. Campbell & Company's approach includes the following elements:

     - Disciplined Money Management. Campbell & Company generally allocates between 1% and 5% of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

     - Balanced Risk. Campbell & Company will allocate the Trust's capital to more than 50 markets around the world 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

     - Capital Management. When proprietary risk/reward indicators reach predetermined levels, Campbell & Company may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

     - Multiple Systems. While Campbell & Company's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. Campbell & Company utilizes a multi-system strategy on behalf of the Trust that divides capital among different trading systems in an attempt to reduce performance volatility.


     Campbell & Company receives advisory fees in exchange for these services.


CONVENIENCE

     Through the Trust, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

LIQUIDITY


     In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, the Trust tries to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See "The Risks You Face -- Your Investment Could Be Illiquid."


     Also, investors may redeem all or a portion of their units on a monthly basis. See "Distributions and Redemptions."

LIMITED LIABILITY

     Investors' liability is limited to the amount of their investment in the Trust. Investors will not be required to contribute additional capital to the Trust.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

VALUE OF DIVERSIFYING INTO MANAGED FUTURES


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE EFFECT OF INCREASING ALLOCATIONS OF MANAGED FUTURES IN A PORTFOLIO


     The chart below shows the effect of allocating increasing percentages of managed futures into a portfolio consisting of stocks and bonds. Beginning with a portfolio made up of 40% bonds and 60% stocks, managed futures were added in 5% increments while the bond allocation was decreased by the same percentage. As the allocation of managed futures increased up to approximately 10%, returns increased and standard deviation, one measure of risk, was reduced. If more than 10% managed futures were introduced, returns continued to increase, but risk increased as well. This is not a recommendation that anyone invest more than 10% of their net worth, which is the maximum allocation allowed in the Trust. These results are only evident during periods in which managed futures outperform stocks and bonds.



  THE EFFECT OF ADDING MANAGED FUTURES TO A HYPOTHETICAL PORTFOLIO CONTAINING

                                STOCKS AND BONDS

                           JANUARY 1980* -- JUNE 2000


                                  [LINE GRAPH]

0/40/60                                                                    14.94                              10.38
5/35/60                                                                    15.03                              10.27
10/30/60                                                                   15.11                              10.22
15/25/60                                                                   15.18                              10.25
20/20/60                                                                   15.24                              10.36
25/15/60                                                                   15.29                              10.53
30/10/60                                                                   15.34                              10.77
35/5/60                                                                    15.37                              11.07
40/0/60                                                                    15.40                              11.42

This chart, prepared by Campbell & Company, contains historical trading results hypothetically blended.

 The stocks are represented by the S&P 500 Index, the bonds are represented by the Lehman Brothers Government Bond Index and managed futures are represented by the MAR Fund/Pool
     Qualified Universe Index. See the glossary following this section for information integral to this chart.


* MAR data was not available prior to 1980.


     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.


     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



THE EFFECT OF INCREASING ALLOCATIONS OF MANAGED FUTURES IN A PORTFOLIO
(CONTINUED)

     The chart below shows the benefit of adding a 10% allocation of managed futures to a hypothetical portfolio made up of stocks and bonds.


     VALUE OF ADDING MANAGED FUTURES TO A HYPOTHETICAL PORTFOLIO CONTAINING


              STOCKS AND BONDS WITH AN INITIAL $10,000 INVESTMENT


                           JANUARY 1980* -- JUNE 2000


                                    [GRAPH]

                                                                                                     60%STOCKS 30% BONDS 10%
                                                              60% STOCKS 40% BONDS ANNUALIZED    MANAGED FUTURES ANNUALIZED STD.
                                                                      STD. DEV. 10.37%                     DEV. 10.22%
                                                              -------------------------------    -------------------------------
                                                                         $  10000                           $  10000
Jan-80                                                                    10307.4                            10526.6
Feb-80                                                                    10095.3                            10367.2
Mar-80                                                                    9537.54                            9832.73
Apr-80                                                                    10167.6                            10390.2
May-80                                                                    10646.7                            10861.4
Jun-80                                                                    10910.1                            11145.4
Jul-80                                                                    11317.7                            11708.7
Aug-80                                                                    11244.6                            11657.5
Sep-80                                                                    11410.3                            11850.9
Oct-80                                                                    11503.6                            11995.4
Nov-80                                                                    12234.7                              12759
Dec-80                                                                    12150.3                            12575.5
Jan-81                                                                    11847.7                            12343.4
Feb-81                                                                    11911.9                            12468.8
Mar-81                                                                    12313.1                            12768.2
Apr-81                                                                    12059.9                              12582
May-81                                                                    12203.8                            12770.9
Jun-81                                                                    12171.7                            12865.8
Jul-81                                                                    12112.2                            12869.9
Aug-81                                                                    11631.9                            12383.9
Sep-81                                                                    11325.8                            12006.8
Oct-81                                                                    11930.8                            12538.1
Nov-81                                                                    12551.7                            13207.9
Dec-81                                                                    12232.6                            12802.5
Jan-82                                                                      12168                            12771.7
Feb-82                                                                    11834.9                            12477.6
Mar-82                                                                    11850.8                            12582.9
Apr-82                                                                    12284.1                            12996.1
May-82                                                                    12104.1                            12797.4
Jun-82                                                                    11938.3                            12745.2
Jul-82                                                                    12002.4                            12657.3
Aug-82                                                                    13083.5                            13793.9
Sep-82                                                                    13356.7                            14131.3
Oct-82                                                                    14520.1                            15245.4
Nov-82                                                                    14921.9                            15598.2
Dec-82                                                                    15208.4                              15894
Jan-83                                                                    15550.2                            16407.1
Feb-83                                                                    15908.9                            16625.6
Mar-83                                                                    16253.9                            16934.8
Apr-83                                                                    17163.3                            17833.3
May-83                                                                    17007.2                            17728.9
Jun-83                                                                    17422.7                            18018.6
Jul-83                                                                    17005.6                            17598.2
Aug-83                                                                    17198.2                            17956.6
Sep-83                                                                    17535.3                            18248.1
Oct-83                                                                    17437.6                            18136.5
Nov-83                                                                    17734.3                            18341.1
Dec-83                                                                    17697.1                              18254
Jan-84                                                                    17756.8                            18307.3
Feb-84                                                                    17356.3                            17886.6
Mar-84                                                                    17486.7                            18053.5
Apr-84                                                                    17589.7                            18121.4
May-84                                                                    16847.1                            17497.9
Jun-84                                                                    17137.4                            17664.2
Jul-84                                                                    17269.7                            18061.6
Aug-84                                                                    18517.1                            19201.3
Sep-84                                                                    18670.2                            19377.4
Oct-84                                                                    18998.6                            19581.9
Nov-84                                                                    19002.4                            19359.8
Dec-84                                                                    19415.1                            19908.7
Jan-85                                                                    20474.9                              21051
Feb-85                                                                      20486                            21210.4
Mar-85                                                                    20649.8                            21266.7
Apr-85                                                                    20802.5                            21425.5
May-85                                                                    21907.3                            22476.5
Jun-85                                                                    22203.5                            22677.3
Jul-85                                                                    22158.3                            22893.3
Aug-85                                                                    22189.8                            22866.3
Sep-85                                                                      21831                            22242.7
Oct-85                                                                    22600.2                            23156.3
Nov-85                                                                    23728.3                            24430.7
Dec-85                                                                    24704.6                            25497.7
Jan-86                                                                    24840.7                            25670.9
Feb-86                                                                      26354                            27474.5
Mar-86                                                                    27648.4                              28900
Apr-86                                                                      27508                            28516.6
May-86                                                                    28135.2                            29045.1
Jun-86                                                                    28786.3                            29477.5
Jul-86                                                                    27903.1                            28646.6
Aug-86                                                                    29460.5                            30307.4
Sep-86                                                                    27815.4                            28348.6
Oct-86                                                                    28931.4                            29279.6
Nov-86                                                                    29486.4                            29714.4
Dec-86                                                                    29056.1                            29250.8
Jan-87                                                                    31600.2                            32087.8
Feb-87                                                                    32526.3                            33023.1
Mar-87                                                                    32765.4                            33441.2
Apr-87                                                                    32010.3                            33254.7
May-87                                                                      32059                            33266.1
Jun-87                                                                    33207.4                            34391.5
Jul-87                                                                    33928.4                            35334.3
Aug-87                                                                    34483.1                            35878.3
Sep-87                                                                    33451.6                            34889.5
Oct-87                                                                    30026.2                            31149.7
Nov-87                                                                    28563.1                            29866.7
Dec-87                                                                    30114.8                              31606
Jan-88                                                                    31607.9                            32813.1
Feb-88                                                                    32629.5                            33883.7
Mar-88                                                                    31636.6                            32889.9
Apr-88                                                                    31576.9                            32812.2
May-88                                                                    31626.8                            33086.5
Jun-88                                                                      32974                            34869.7
Jul-88                                                                    32637.4                            34434.9
Aug-88                                                                      32029                            33821.7
Sep-88                                                                    33309.4                            35060.1
Oct-88                                                                    34263.9                            36010.4
Nov-88                                                                    33689.4                            35503.4
Dec-88                                                                    34215.6                            35932.3
Jan-89                                                                    36015.4                            37911.1
Feb-89                                                                    35187.1                            36944.1
Mar-89                                                                    35815.6                            37667.9
Apr-89                                                                    37236.8                            39031.1
May-89                                                                    38747.9                            40854.3
Jun-89                                                                    39514.3                            41431.9
Jul-89                                                                    42010.8                            44140.8
Aug-89                                                                    42061.2                            44113.4
Sep-89                                                                    42010.6                            43946.5
Oct-89                                                                      42105                            43693.6
Nov-89                                                                    42738.2                            44400.6
Dec-89                                                                    43349.7                            45184.2
Jan-90                                                                    41016.6                            42989.6
Feb-90                                                                    41242.2                            43330.1
Mar-90                                                                    41869.4                            44062.2
Apr-90                                                                    40847.8                              43255
May-90                                                                    43961.2                            46158.3
Jun-90                                                                    44188.1                            46344.3
Jul-90                                                                    44285.4                            46592.8
Aug-90                                                                      41150                            43719.9
Sep-90                                                                    40118.8                            42656.6
Oct-90                                                                    40379.5                            42942.9
Nov-90                                                                    42626.2                            45173.3
Dec-90                                                                    43665.5                            46137.3
Jan-91                                                                    45036.6                            47361.8
Feb-91                                                                    47006.5                            49392.7
Mar-91                                                                      47764                              50398
Apr-91                                                                    48096.9                            50669.2
May-91                                                                    49315.6                            51904.5
Jun-91                                                                    47824.9                            50411.8
Jul-91                                                                    49463.5                              51887
Aug-91                                                                    50829.7                            52984.9
Sep-91                                                                    50975.9                            53209.4
Oct-91                                                                    51413.9                            53579.3
Nov-91                                                                    50283.9                            52349.7
Dec-91                                                                    54950.2                              57659
Jan-92                                                                    53631.1                            56089.2
Feb-92                                                                    54182.4                              56433
Mar-92                                                                    53318.7                            55561.7
Apr-92                                                                      54287                            56468.4
May-92                                                                    54978.3                            57045.2
Jun-92                                                                    54830.8                            57096.4
Jul-92                                                                    57082.2                            59568.1
Aug-92                                                                    56539.3                              59172
Sep-92                                                                    57288.6                            59819.5
Oct-92                                                                    56925.4                            59547.9
Nov-92                                                                    58172.1                            60866.3
Dec-92                                                                    59256.5                            61794.6
Jan-93                                                                    60245.6                            62597.4
Feb-93                                                                    61535.7                            64056.3
Mar-93                                                                    62361.5                            64869.7
Apr-93                                                                    61701.6                            64311.7
May-93                                                                    62718.4                            65406.9
Jun-93                                                                    63917.1                            66460.1
Jul-93                                                                    64194.9                            66895.1
Aug-93                                                                    66675.3                            69195.6
Sep-93                                                                    66479.3                            68909.8
Oct-93                                                                    67465.9                            69862.3
Nov-93                                                                    66350.5                            68900.8
Dec-93                                                                    66954.1                            69708.7
Jan-94                                                                      68972                            71490.4
Feb-94                                                                    66737.9                            69275.5
Mar-94                                                                    63865.5                            66701.2
Apr-94                                                                      64009                            66849.1
May-94                                                                    64481.5                            67494.3
Jun-94                                                                    63296.7                            66540.3
Jul-94                                                                      65310                            68342.8
Aug-94                                                                    66778.2                            69804.6
Sep-94                                                                    64971.2                            68219.3
Oct-94                                                                    65736.5                            69041.4
Nov-94                                                                    64428.2                            67695.6
Dec-94                                                                    65624.1                            68708.5
Jan-95                                                                    67347.9                            70210.9
Feb-95                                                                    69699.7                            72604.4
Mar-95                                                                    71110.2                            74488.3
Apr-95                                                                    72880.8                            76313.2
May-95                                                                    76927.1                            80042.7
Jun-95                                                                    78324.6                            81279.8
Jul-95                                                                      79371                            82392.5
Aug-95                                                                    80166.5                            83102.1
Sep-95                                                                    82750.1                            85490.3
Oct-95                                                                    83545.9                            86023.5
Nov-95                                                                    86603.1                            89047.5
Dec-95                                                                    88532.4                            91111.3
Jan-96                                                                    90331.1                            93144.7
Feb-96                                                                    89107.9                            91948.5
Mar-96                                                                    88945.5                            92016.4
Apr-96                                                                    89119.5                            92708.1
May-96                                                                    90342.3                            93856.7
Jun-96                                                                    91311.3                            94657.9
Jul-96                                                                    90484.4                            93344.5
Aug-96                                                                    89669.5                            93035.9
Sep-96                                                                    93681.4                            97215.1
Oct-96                                                                    96707.5                             100501
Nov-96                                                                     102378                             106491
Dec-96                                                                     100203                             104339
Jan-97                                                                     103300                             108089
Feb-97                                                                     104126                             109079
Mar-97                                                                     100542                             105546
Apr-97                                                                     105084                             109914
May-97                                                                     109403                             114261
Jun-97                                                                     113192                             118087
Jul-97                                                                     120852                             126091
Aug-97                                                                     115817                             120720
Sep-97                                                                     120941                             125854
Oct-97                                                                     120136                             124510
Nov-97                                                                     124104                             128566
Dec-97                                                                     126191                             130778
Jan-98                                                                     128066                             132612
Feb-98                                                                     133226                             138055
Mar-98                                                                     137433                             142531
Apr-98                                                                     138433                             143172
May-98                                                                     138064                             142832
Jun-98                                                                     142752                             147436
Jul-98                                                                     141573                             146200
Aug-98                                                                     131827                             136199
Sep-98                                                                     138893                             143258
Oct-98                                                                     144732                             149110
Nov-98                                                                     150433                             154674
Dec-98                                                                     155547                             160262
Jan-99                                                                     160020                             164562
Feb-99                                                                     153875                             159329
Mar-99                                                                     157427                             162888
Apr-99                                                                     161241                             167366
May-99                                                                     157720                             163746
Jun-99                                                                     162493                             169205
Jul-99                                                                     159191                             165705
Aug-99                                                                     158356                             164881
Sep-99                                                                     156260                             162640
Oct-99                                                                     162076                             168030
Nov-99                                                                     163629                             170063
Dec-99                                                                     168508                             175505
Jan-00                                                                     164497                             171274
Feb-00                                                                     164422                             170527
Mar-00                                                                     176280                             182080
Apr-00                                                                     172582                             178275
May-00                                                                     169699                             175599
Jun-00                                                                     170762                             175824

This chart, prepared by Campbell & Company, contains historical trading results hypothetically blended.

   The stocks are represented by the S&P 500 Index, bonds are represented by the Lehman Brothers Government Bond Index and managed futures are represented by the MAR Fund/Pool
     Qualified Universe Index. See the glossary following this section for information integral to this chart.


* MAR data was not available prior to 1980.


     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



THE EFFECT OF INCREASING ALLOCATIONS OF MANAGED FUTURES IN A PORTFOLIO
(CONTINUED)


     The charts on the preceding pages show that blending managed futures into a portfolio has the potential to actually lower portfolio volatility while simultaneously increasing returns. However, as the following two charts show, such diversification benefits may not occur during periods where managed futures either under-perform the other assets in the portfolio, or during periods in which they are more volatile. For the period beginning in April 1983 (FME Large Inception), blending the FME Large Portfolio into a stock and bond portfolio did increase returns, but also increased total portfolio volatility.



 THE EFFECT OF ADDING CAMPBELL FME LARGE PORTFOLIO TO A HYPOTHETICAL PORTFOLIO
                                   CONTAINING


                                STOCKS AND BONDS


                            APRIL 1983 -- JUNE 2000


                                  [LINE GRAPH]

0/40/60                                                                    14.73                              10.15
5/35/60                                                                    15.10                              10.21
10/30/60                                                                   15.47                              10.41
15/25/60                                                                   15.82                              10.72
20/20/60                                                                   16.16                              11.13
25/15/60                                                                   16.49                              11.65
30/10/60                                                                   16.80                              12.25
35/5/60                                                                    17.10                              12.92
40/0/60                                                                    17.38                              13.66


This chart, prepared by Campbell & Company, contains historical trading results hypothetically blended.


 The stocks are represented by the S&P 500 Index, the bonds are represented by the Lehman Brothers


 Government Bond Index and managed futures are represented by the Campbell FME
                                Large Portfolio.


See the glossary following this section for information integral to this chart.



     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.



     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



THE EFFECT OF INCREASING ALLOCATIONS OF MANAGED FUTURES IN A PORTFOLIO
(CONTINUED)


     The chart below shows the benefit of adding a 10% allocation of Campbell FME Large Portfolio to a hypothetical portfolio made up of stocks and bonds.



    VALUE OF ADDING CAMPBELL FME LARGE PORTFOLIO TO A HYPOTHETICAL PORTFOLIO
                                   CONTAINING


              STOCKS AND BONDS WITH AN INITIAL $10,000 INVESTMENT


                            APRIL 1983 -- JUNE 2000


                                    [GRAPH]

                                                                                                     60% STOCKS 30% BONDS 10%
                                                              60% STOCKS 40% BONDS ANNUALIZED      CAMPBELL FME LARGE PORTFOLIO
                                                                      STD. DEV. 10.15%             ANNUALIZED STD. DEV. 10.41%
                                                              -------------------------------      ----------------------------
Mar-83                                                                    10000.00                           10000.00
Apr-83                                                                    10559.50                           10533.80
May-83                                                                    10463.40                           10450.00
Jun-86                                                                    10719.00                           10663.80
Jul-83                                                                    10462.40                           10460.00
Aug-83                                                                    10580.90                           10557.00
Sep-83                                                                    10788.40                           10742.90
Oct-83                                                                    10728.20                           10634.40
Nov-83                                                                    10910.80                           10783.30
Dec-83                                                                    10887.90                           10723.20
Jan-84                                                                    10924.60                           10755.00
Feb-84                                                                    10678.20                           10539.10
Mar-84                                                                    10758.40                           10651.60
Apr-84                                                                    10821.80                           10714.70
May-84                                                                    10365.00                           10391.30
Jun-84                                                                    10543.50                           10502.30
Jul-84                                                                    10625.00                           10615.60
Aug-84                                                                    11392.40                           11352.30
Sep-84                                                                    11486.50                           11517.60
Oct-84                                                                    11688.60                           11708.30
Nov-84                                                                    11690.90                           11653.90
Dec-84                                                                    11944.50                           11906.90
Jan-85                                                                    12596.50                           12576.70
Feb-85                                                                    12602.90                           12750.40
Mar-85                                                                    12703.70                           12837.60
Apr-85                                                                    12797.70                           12983.60
May-85                                                                    13477.30                           13651.20
Jun-85                                                                    13659.50                           13791.90
Jul-85                                                                    13631.70                           13843.40
Aug-85                                                                    13650.30                           13789.50
Sep-85                                                                    13429.60                           13401.90
Oct-85                                                                    13902.80                           13901.80
Nov-85                                                                    14596.80                           14710.60
Dec-85                                                                    15197.40                           15321.30
Jan-86                                                                    15281.10                           15301.20
Feb-86                                                                    16211.50                           16444.50
Mar-86                                                                    17007.80                           17294.40
Apr-86                                                                    16921.40                           17063.30
May-86                                                                    17307.30                           17576.70
Jun-86                                                                    17707.70                           17615.60
Jul-86                                                                    17164.50                           17154.30
Aug-86                                                                    18122.50                           18193.70
Sep-86                                                                    17110.50                           16892.80
Oct-86                                                                    17797.00                           17348.90
Nov-86                                                                    18138.40                           17456.40
Dec-86                                                                    17873.70                           17230.60
Jan-87                                                                    19438.70                           19291.00
Feb-87                                                                    20008.40                           19891.70
Mar-87                                                                    20155.50                           20356.20
Apr-87                                                                    19691.00                           20290.50
May-87                                                                    19720.90                           20255.40
Jun-87                                                                    20427.30                           20888.00
Jul-87                                                                    20870.90                           21591.60
Aug-87                                                                    21212.10                           21953.00
Sep-87                                                                    20577.60                           21447.80
Oct-87                                                                    18470.50                           18819.20
Nov-87                                                                    17570.50                           17888.80
Dec-87                                                                    18525.00                           18859.60
Jan-88                                                                    19442.70                           19677.70
Feb-88                                                                    20068.80                           20336.90
Mar-88                                                                    19458.10                           19740.40
Apr-88                                                                    19421.40                           19644.20
May-88                                                                    19450.10                           19723.20
Jun-88                                                                    20278.60                           20652.40
Jul-88                                                                    20071.60                           20468.50
Aug-88                                                                    19698.70                           20074.70
Sep-88                                                                    20486.20                           20901.00
Oct-88                                                                    21073.20                           21436.20
Nov-88                                                                    20719.80                           21113.20
Dec-88                                                                    21042.60                           21406.20
Jan-89                                                                    22147.30                           22652.60
Feb-89                                                                    21637.90                           22132.40
Mar-89                                                                    22024.40                           22743.90
Apr-89                                                                    22898.30                           23641.80
May-89                                                                    23824.90                           24826.60
Jun-89                                                                    24297.20                           25221.40
Jul-89                                                                    25831.00                           26770.70
Aug-89                                                                    25860.20                           26849.90
Sep-89                                                                    25829.10                           26694.70
Oct-89                                                                    25887.10                           26463.10
Nov-89                                                                    26275.00                           26906.30
Dec-89                                                                    26651.00                           27638.30
Jan-90                                                                    25216.60                           26327.50
Feb-90                                                                    25356.40                           26503.70
Mar-90                                                                    25742.10                           27000.60
Apr-90                                                                    25115.30                           26531.40
May-90                                                                    27026.50                           28127.70
Jun-90                                                                    27166.90                           28442.00
Jul-90                                                                    27226.70                           28760.90
Aug-90                                                                    25301.00                           27199.60
Sep-90                                                                    24668.50                           26561.70
Oct-90                                                                    24829.90                           26708.40
Nov-90                                                                    26210.20                           28044.30
Dec-90                                                                    26848.30                           28658.40
Jan-91                                                                    27688.70                           29291.80
Feb-91                                                                    28898.60                           30519.10
Mar-91                                                                    29364.30                           31621.60
Apr-91                                                                    29569.00                           31738.90
May-91                                                                    30316.90                           32634.90
Jun-91                                                                    29400.40                           31719.60
Jul-91                                                                    30407.80                           32503.80
Aug-91                                                                    31246.20                           33414.30
Sep-91                                                                    31336.10                           33605.30
Oct-91                                                                    31605.30                           33910.50
Nov-91                                                                    30913.30                           33080.60
Dec-91                                                                    33777.80                           36523.30
Jan-92                                                                    32966.90                           35561.40
Feb-92                                                                    33304.80                           35776.50
Mar-92                                                                    32775.30                           35283.20
Apr-92                                                                    33368.90                           35819.60
May-92                                                                    33793.90                           36228.80
Jun-92                                                                    33703.20                           36461.30
Jul-92                                                                    35085.90                           38185.80
Aug-92                                                                    34752.30                           37986.90
Sep-92                                                                    35212.80                           38349.00
Oct-92                                                                    34988.20                           38006.10
Nov-92                                                                    35751.40                           39059.40
Dec-92                                                                    36417.90                           39624.30
Jan-93                                                                    37025.80                           40141.90
Feb-93                                                                    37818.60                           41420.20
Mar-93                                                                    38326.10                           41728.30
Apr-93                                                                    37920.60                           41370.60
May-93                                                                    38542.60                           42161.30
Jun-93                                                                    39279.20                           42891.60
Jul-93                                                                    39449.90                           43243.60
Aug-93                                                                    40974.20                           44555.10
Sep-93                                                                    40849.00                           44185.10
Oct-93                                                                    41455.20                           44540.40
Nov-93                                                                    40769.90                           43951.00
Dec-93                                                                    41140.70                           44327.00
Jan-94                                                                    42380.70                           45347.80
Feb-94                                                                    41007.90                           43752.90
Mar-94                                                                    39244.90                           42362.70
Apr-94                                                                    39333.10                           42440.60
May-94                                                                    39623.40                           42661.80
Jun-94                                                                    38895.30                           42140.70
Jul-94                                                                    40132.50                           43169.70
Aug-94                                                                    41033.00                           43997.50
Sep-94                                                                    39924.80                           43249.30
Oct-94                                                                    40392.60                           43790.10
Nov-94                                                                    39588.70                           42590.20
Dec-94                                                                    40323.50                           43061.30
Jan-95                                                                    41382.70                           43881.90
Feb-95                                                                    42826.10                           45542.90
Mar-95                                                                    43692.80                           46871.70
Apr-95                                                                    44778.80                           48049.90
May-95                                                                    47262.00                           50378.00
Jun-95                                                                    48120.50                           51194.50
Jul-95                                                                    48761.80                           51753.30
Aug-95                                                                    49250.50                           52463.50
Sep-95                                                                    50837.70                           53881.50
Oct-95                                                                    51326.60                           54305.90
Nov-95                                                                    53204.80                           56140.50
Dec-95                                                                    54390.10                           57623.60
Jan-96                                                                    55495.10                           59110.10
Feb-96                                                                    54743.60                           58259.40
Mar-96                                                                    54643.90                           58591.40
Apr-96                                                                    54750.80                           59011.30
May-96                                                                    55500.30                           59744.20
Jun-96                                                                    56095.70                           60336.00
Jul-96                                                                    55587.70                           59527.20
Aug-96                                                                    55087.10                           59419.70
Sep-96                                                                    57549.50                           62059.70
Oct-96                                                                    59408.50                           64568.30
Nov-96                                                                    62889.40                           68926.20
Dec-96                                                                    61553.20                           67327.40
Jan-97                                                                    63453.00                           69870.60
Feb-97                                                                    63962.50                           70531.60
Mar-97                                                                    61764.40                           68133.10
Apr-97                                                                    64552.90                           70788.10
May-97                                                                    67203.90                           73484.20
Jun-97                                                                    69530.90                           76050.00
Jul-97                                                                    74234.40                           81520.80
Aug-97                                                                    71141.20                           77869.60
Sep-97                                                                    74285.70                           81419.70
Oct-97                                                                    73791.30                           80800.40
Nov-97                                                                    76228.70                           83408.80
Dec-97                                                                    77510.60                           85088.40
Jan-98                                                                    78660.00                           86452.30
Feb-98                                                                    81829.30                           89793.70
Mar-98                                                                    84413.50                           93054.10
Apr-98                                                                    85027.50                           93155.00
May-98                                                                    84801.20                           93133.40
Jun-98                                                                    87680.40                           96262.00
Jul-98                                                                    86960.40                           95161.60
Aug-98                                                                    80984.50                           89074.10
Sep-98                                                                    85325.30                           93775.40
Oct-98                                                                    88912.40                           98289.00
Nov-98                                                                    92414.70                          102037.00
Dec-98                                                                    95556.10                          105585.00
Jan-99                                                                    98304.40                          108014.00
Feb-99                                                                    94529.30                          104557.00
Mar-99                                                                    96710.90                          107085.00
Apr-99                                                                    99054.40                          110252.00
May-99                                                                    96891.10                          107698.00
Jun-99                                                                    99823.00                          111537.00
Jul-99                                                                    97794.60                          109299.00
Aug-99                                                                    97282.10                          108921.00
Sep-99                                                                    95994.10                          107582.00
Oct-99                                                                    99567.00                          111137.00
Nov-99                                                                   100521.00                          112332.00
Dec-99                                                                   103518.00                          116246.00
Jan-00                                                                   101055.00                          113726.00
Feb-00                                                                   101008.00                          113324.00
Mar-00                                                                   108293.00                          120894.00
Apr-00                                                                   106021.00                          118221.00
May-00                                                                   104250.00                          116701.00
Jun-00                                                                   106936.00                          119580.00


This chart, prepared by Campbell & Company, contains historical trading results hypothetically blended.


 The stocks are represented by the S&P 500 Index, the bonds are represented by the Lehman Brothers


 Government Bond Index and managed futures are represented by the Campbell FME
                                Large Portfolio.


See the glossary following this section for information integral to this chart.



     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.



     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



THE EFFECT OF INCREASING ALLOCATIONS OF MANAGED FUTURES IN A PORTFOLIO
(CONTINUED)


     The following two charts show that during the most recent ten year period, blending in up to 10% of Campbell FME Large into a portfolio of stocks and bonds has historically lowered volatility and increased returns. One reason that adding Campbell FME Large lowered volatility over the most recent ten years, is that Campbell FME Large volatility has been significantly lower in recent years than it was in the early years of the program. This lower volatility can be attributed partially to broader diversification among markets, more diversification among trading models, and improved risk reduction techniques and exiting strategies.



 THE EFFECT OF ADDING CAMPBELL FME LARGE PORTFOLIO TO A HYPOTHETICAL PORTFOLIO
                                   CONTAINING


                                STOCKS AND BONDS


                             JULY 1990 -- JUNE 2000


                                  [LINE GRAPH]

0/40/60                                                                    14.69                               9.44
5/35/60                                                                    15.07                               9.32
10/30/60                                                                   15.44                               9.29
15/25/60                                                                   15.81                               9.35
20/20/60                                                                   16.17                               9.50
25/15/60                                                                   16.52                               9.73
30/10/60                                                                   16.86                              10.04
35/5/60                                                                    17.19                              10.41
40/0/60                                                                    17.52                              10.86


This chart, prepared by Campbell & Company, contains historical trading results hypothetically blended.


 The stocks are represented by the S&P 500 Index, the bonds are represented by the Lehman Brothers


 Government Bond Index and managed futures are represented by the Campbell FME
                                Large Portfolio.


See the glossary following this section for information integral to this chart.



     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.



     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



THE EFFECT OF INCREASING ALLOCATIONS OF MANAGED FUTURES IN A PORTFOLIO
(CONTINUED)


     The chart below shows the benefit of adding a 10% allocation of Campbell FME Large Portfolio to a hypothetical portfolio made up of stocks and bonds.



    VALUE OF ADDING CAMPBELL FME LARGE PORTFOLIO TO A HYPOTHETICAL PORTFOLIO
                                   CONTAINING


              STOCKS AND BONDS WITH AN INITIAL $10,000 INVESTMENT


                             JULY 1990 -- JUNE 2000


                                    [GRAPH]

                                                                                                     60% STOCKS 30% BONDS 10%
                                                              60% STOCKS 40% BONDS ANNUALIZED      CAMPBELL FME LARGE PORTFOLIO
                                                                      STD. DEV. 9.44%               ANNUALIZED STD. DEV 9.29%
                                                              -------------------------------      ----------------------------
Jun-90                                                                   10000.00                            10000.00
Jul-90                                                                   10022.00                            10112.10
Aug-90                                                                    9313.19                             9563.16
Sep-90                                                                    9080.36                             9338.90
Oct-90                                                                    9139.78                             9390.49
Nov-90                                                                    9647.84                             9860.18
Dec-90                                                                    9882.71                            10076.10
Jan-91                                                                   10192.10                            10298.80
Feb-91                                                                   10637.50                            10730.30
Mar-91                                                                   10808.90                            11117.90
Apr-91                                                                   10884.20                            11159.20
May-91                                                                   11159.50                            11474.20
Jun-91                                                                   10822.20                            11152.40
Jul-91                                                                   11193.00                            11428.10
Aug-91                                                                   11501.60                            11748.20
Sep-91                                                                   11534.70                            11815.40
Oct-91                                                                   11633.80                            11922.70
Nov-91                                                                   11379.00                            11630.90
Dec-91                                                                   12433.40                            12841.30
Jan-92                                                                   12135.00                            12503.10
Feb-92                                                                   12259.30                            12578.70
Mar-92                                                                   12064.40                            12405.30
Apr-92                                                                   12282.90                            12593.90
May-92                                                                   12439.30                            12737.80
Jun-92                                                                   12406.00                            12819.50
Jul-92                                                                   12915.00                            13425.80
Aug-92                                                                   12792.10                            13355.90
Sep-92                                                                   12961.70                            13483.20
Oct-92                                                                   12879.00                            13362.70
Nov-92                                                                   13159.90                            13733.00
Dec-92                                                                   13405.20                            13931.60
Jan-93                                                                   13629.00                            14113.60
Feb-93                                                                   13920.80                            14563.00
Mar-93                                                                   14107.70                            14671.40
Apr-93                                                                   13958.40                            14545.60
May-93                                                                   14187.30                            14823.60
Jun-93                                                                   14458.50                            15080.40
Jul-93                                                                   14521.30                            15204.10
Aug-93                                                                   15082.40                            15665.30
Sep-93                                                                   15036.30                            15535.10
Oct-93                                                                   15259.50                            15660.00
Nov-93                                                                   15007.20                            15452.80
Dec-93                                                                   15143.70                            15585.00
Jan-94                                                                   15600.10                            15944.00
Feb-94                                                                   15094.80                            15383.20
Mar-94                                                                   14445.80                            14894.40
Apr-94                                                                   14478.30                            14921.80
May-94                                                                   14585.20                            14999.60
Jun-94                                                                   14317.20                            14816.30
Jul-94                                                                   14772.60                            15178.10
Aug-94                                                                   15104.00                            15469.20
Sep-94                                                                   14696.10                            15206.10
Oct-94                                                                   14868.30                            15396.30
Nov-94                                                                   14572.40                            14974.40
Dec-94                                                                   14842.90                            15140.00
Jan-95                                                                   15232.80                            15428.60
Feb-95                                                                   15764.10                            16012.50
Mar-95                                                                   16083.10                            16479.70
Apr-95                                                                   16482.90                            16894.00
May-95                                                                   17396.90                            17712.50
Jun-95                                                                   17712.90                            17999.60
Jul-95                                                                   17949.00                            18196.10
Aug-95                                                                   18128.90                            18445.80
Sep-95                                                                   18713.10                            18944.30
Oct-95                                                                   18893.10                            19093.60
Nov-95                                                                   19584.40                            19738.60
Dec-95                                                                   20020.70                            20260.00
Jan-96                                                                   20427.50                            20782.70
Feb-96                                                                   20150.90                            20483.60
Mar-96                                                                   20114.20                            20600.30
Apr-96                                                                   20153.50                            20747.90
May-96                                                                   20429.40                            21005.60
Jun-96                                                                   20648.50                            21213.70
Jul-96                                                                   20461.50                            20929.30
Aug-96                                                                   20277.30                            20891.50
Sep-96                                                                   21183.70                            21819.70
Oct-96                                                                   21868.00                            22701.70
Nov-96                                                                   23149.30                            24233.90
Dec-96                                                                   22657.40                            23671.80
Jan-97                                                                   23356.70                            24566.00
Feb-97                                                                   23544.30                            24798.40
Mar-97                                                                   22735.20                            23955.10
Apr-97                                                                   23761.60                            24888.60
May-97                                                                   24737.40                            25836.50
Jun-97                                                                   25594.00                            26738.60
Jul-97                                                                   27325.30                            28662.10
Aug-97                                                                   26186.70                            27378.40
Sep-97                                                                   27344.20                            28626.60
Oct-97                                                                   27162.20                            28408.80
Nov-97                                                                   28059.40                            29325.90
Dec-97                                                                   28531.30                            29916.40
Jan-98                                                                   28954.40                            30396.00
Feb-98                                                                   30120.90                            31570.80
Mar-98                                                                   31072.20                            32717.10
Apr-98                                                                   31298.20                            32752.60
May-98                                                                   31214.90                            32745.00
Jun-98                                                                   32274.70                            33845.00
Jul-98                                                                   32009.70                            33458.10
Aug-98                                                                   29810.00                            31317.80
Sep-98                                                                   31407.80                            32970.70
Oct-98                                                                   32728.20                            34557.70
Nov-98                                                                   34017.40                            35875.30
Dec-98                                                                   35173.70                            37122.80
Jan-99                                                                   36185.40                            37977.00
Feb-99                                                                   34795.80                            36761.30
Mar-99                                                                   35598.80                            37650.20
Apr-99                                                                   36461.40                            38763.90
May-99                                                                   35665.10                            37865.80
Jun-99                                                                   36744.30                            39215.70
Jul-99                                                                   35997.70                            38428.60
Aug-99                                                                   35809.10                            38295.70
Sep-99                                                                   35335.00                            37825.00
Oct-99                                                                   36650.10                            39074.80
Nov-99                                                                   37001.20                            39495.20
Dec-99                                                                   38104.60                            40871.20
Jan-00                                                                   37181.70                            39967.90
Feb-00                                                                   37137.80                            39798.10
Mar-00                                                                   39791.70                            42430.30
Apr-00                                                                   38940.20                            41474.40
May-00                                                                   38287.50                            40938.50
Jun-00                                                                   39273.80                            41948.50


This chart, prepared by Campbell & Company, contains historical trading results hypothetically blended.


 The stocks are represented by the S&P 500 Index, the bonds are represented by the Lehman Brothers


 Government Bond Index and managed futures are represented by the Campbell FME
                                Large Portfolio.


See the glossary following this section for information integral to this chart.



     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.



     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



CORRELATION OF MONTHLY RETURNS SINCE INCEPTION OF THE CAMPBELL FME LARGE
PORTFOLIO



     The more similarly two markets behave, the higher their correlation. Generally, asset allocation models attempt to reduce volatility by combining instruments that behave differently from one another. The first chart shows the correlation between the MAR Fund/Pool Qualified Universe Index and various stock, bond and managed futures indices or asset categories. The second chart shows the correlation between the same indices or asset categories, this time using the S&P 500 Index as the benchmark.



   HISTORICAL CORRELATION OF MONTHLY RETURNS WITH THE MAR FUND/POOL QUALIFIED
                                 UNIVERSE INDEX


                            APRIL 1983 -- JUNE 2000


                                  [BAR GRAPH]

                                                                                                   EUROPE,
MAR FUND/POOL QUALIFIED UNIVERSE    CAMPBELL FME        LEHMAN BROS.           S&P 500        AUSTRALASIA, FAR         NASDAQ
INDEX                              LARGE PORTFOLIO    GOVT. BOND INDEX     COMPOSITE INDEX       EAST INDEX        COMPOSITE INDEX
--------------------------------   ---------------    ----------------     ---------------    ----------------     ---------------
100%                                    70.70%              17.90%              9.60%               2.70%               -0.10%


        HISTORICAL CORRELATION OF MONTHLY RETURNS WITH THE S&P 500 INDEX


                            APRIL 1983 -- JUNE 2000


                                  [BAR GRAPH]

                                                        EUROPE,                                                  MAR FUND/POOL
                                    NASDAQ         AUSTRALASIA, FAR      LEHMAN BROS.        CAMPBELL FME      QUALIFIED UNIVERSE
S&P 500 COMPOSITE INDEX         COMPOSITE INDEX       EAST INDEX       GOVT. BOND INDEX     LARGE PORTFOLIO          INDEX
-----------------------         ---------------    ----------------    ----------------     ---------------    ------------------
100%                                 77.80%              48.90%              25.20%              20.10%               9.60%


  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



CORRELATION ANALYSIS SINCE INCEPTION OF THE CAMPBELL FME LARGE PORTFOLIO



     These charts show that, historically, Campbell FME Large Portfolio returns are not negatively correlated with stocks and bonds, but rather perform independently from stocks and bonds. As displayed below, in a small percentage of time, Campbell FME Large and stocks and bonds have experienced losses simultaneously. In a larger percentage of time, Campbell FME Large has had positive returns during periods when stocks and bonds were also experiencing positive performance. However, in over 45% of the 207 months represented in these charts, performance of Campbell FME Large and stocks and bonds have moved in opposite directions.





  CORRELATION ANALYSIS BETWEEN CAMPBELL FME LARGE PORTFOLIO AND S&P 500 INDEX
                            APRIL 1983 -- JUNE 2000



[ARROWS]        BOTH          80 OF 207
              POSITIVE          MONTHS

[ARROWS]      OPPOSITE        98 OF 207
                                MONTHS

[ARROWS]        BOTH          29 OF 207
              NEGATIVE          MONTHS



                                  [PIE CHART]



Both Negative       14%
Both Positive       39%
Opposite            47%



         CORRELATION ANALYSIS BETWEEN CAMPBELL FME LARGE PORTFOLIO AND
                     LEHMAN BROTHERS GOVERNMENT BOND INDEX
                            APRIL 1983 -- JUNE 2000



[ARROWS]        BOTH          80 OF 207
              POSITIVE          MONTHS

[ARROWS]      OPPOSITE        100 OF 207
                                MONTHS

[ARROWS]        BOTH          27 OF 207
              NEGATIVE          MONTHS



                                  [PIE CHART]



Both Negative       13%
Both Positive       39%
Opposite            48%



  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



VOLATILITY COMPARISON SINCE INCEPTION OF THE CAMPBELL FME LARGE PORTFOLIO (APRIL 1983 -- JUNE 2000)



     A common measure of risk is standard deviation, which measures the variability of returns around the average return for that specific investment. Generally the higher the standard deviation, the higher the volatility or risk. A comparison of overall volatility (measured by standard deviation) of monthly returns for the Lehman Brothers Government Bond Index, MAR Fund/Pool Qualified Universe Index, Campbell FME Large Portfolio, EAFE Index, S&P 500 Index and NASDAQ Composite Index is shown in the first chart below. Notice that the volatility for FME Large has been declining in recent years, while that of some of the equity indices has been rising. During the last two years, FME Large has had lower volatility than equity indices. Prospective investors must understand that the FME Large Portfolio has experienced significant downside volatility in the past and may do so again in the future. Upside volatility measures the volatility of only the profitable months. Downside volatility measures only the volatility of unprofitable months. Investors are typically more concerned with downside volatility, which is perhaps a better historical indicator of the risk of actually losing money. Campbell & Company believes that prospective investors should note that the FME Large Portfolio, for the last 60 months, has had less downside volatility, in most cases, when compared to equity indices. Once again, there is no guarantee that this low volatility will persist into the future.



                               OVERALL VOLATILITY

                                  [BAR GRAPH]

                                                       MAR
                                   LEHMAN           FUND/POOL         FME LARGE           EAFE             S&P 500
                                   ------           ---------         ---------           ----             -------
Since Inception                     2.32%             4.23%             6.33%             5.03%             4.26%
Last 60 Months                      2.31%             2.14%             4.12%             4.14%             4.31%
Last 24 Months                      2.06%             2.02%             3.30%             5.03%             5.33%
Last 12 Months                      1.63%             1.55%             2.32%             4.27%             4.41%


                                   NASDAQ
                                   ------
Since Inception                      6.18%
Last 60 Months                       7.92%
Last 24 Months                      10.92%
Last 12 Months                      11.13%


                               UPSIDE VOLATILITY

                                  [BAR GRAPH]

                                                       MAR
                                   LEHMAN           FUND/POOL         FME LARGE           EAFE             S&P 500
                                   ------           ---------         ---------           ----             -------
Since Inception                     1.52%             3.48%             4.95%             3.20%             2.60%
Last 60 Months                      1.23%             1.46%             2.92%             2.39%             2.37%
Last 24 Months                      1.41%             1.25%             2.25%             2.60%             2.06%
Last 12 Months                      0.96%             0.52%             1.11%             2.43%             2.84%


                                   NASDAQ
                                   ------
Since Inception                     4.14%
Last 60 Months                      5.53%
Last 24 Months                      6.48%
Last 12 Months                      7.34%


                              DOWNSIDE VOLATILITY

                                  [BAR GRAPH]

                                                       MAR
                                   LEHMAN           FUND/POOL         FME LARGE           EAFE             S&P 500
                                   ------           ---------         ---------           ----             -------
Since Inception                     -1.34%            -2.33%            -3.59%            -3.23%            -3.30%
Last 60 Months                      -1.45%            -1.06%            -1.75%            -2.90%            -3.03%
Last 24 Months                      -1.20%            -1.02%            -1.67%            -3.26%            -3.62%
Last 12 Months                      -0.40%            -1.21%            -1.47%            -1.49%            -1.30%


                                   NASDAQ
                                   ------
Since Inception                     -4.40%
Last 60 Months                      -5.10%
Last 24 Months                      -6.38%
Last 12 Months                      -5.40%

  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


THE CHANGING INVESTMENT LANDSCAPE

     The table below charts the annual rates of returns for various indices or asset categories and illustrates that all sectors behave differently from year to year. An index or asset category that is ranked at the top one year may be ranked toward the bottom in subsequent years. The Trust is intended to be a medium- to long-term investment. No one can predict which sectors are likely to outperform the others during any specific period in the future.


----------------------------------------------------------------------------------------------------------------------------
1983*                1984                 1985                 1986                 1987                 1988
----------------------------------------------------------------------------------------------------------------------------
 EAF     15.12%      FME      26.96%      EAFE     52.98%      EAFE     66.80%      FME      64.38%      EAFE    26.66%
----------------------------------------------------------------------------------------------------------------------------
 S&P     11.40%      LBBI     14.49%      FME      33.05%      S&P      18.67%      MAR      46.88%      S&P     16.61%
----------------------------------------------------------------------------------------------------------------------------
 LBBI     5.04%      S&P       6.28%      S&P      31.74%      LBBI     15.31%      EAFE     23.19%      NAS     15.41%
----------------------------------------------------------------------------------------------------------------------------
 NAS      2.89%      EAFE      5.02%      NAS      31.46%      NAS       7.36%      S&P       5.25%      LBBI     9.12%
----------------------------------------------------------------------------------------------------------------------------
 MAR     -6.12%      MAR       4.18%      MAR      26.95%      MAR     -11.52%      LBBI     -2.68%      MAR      8.42%
----------------------------------------------------------------------------------------------------------------------------
 FME    -10.34%      NAS     -11.30%      LBBI     20.43%      FME     -30.45%      NAS      -5.25%      FME      7.96%
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
1989                 1990                 1991                 1992                 1993                 1994
----------------------------------------------------------------------------------------------------------------------------
 FME     42.23%      FME      35.24%      NAS      56.86%      NAS      15.46%      EAFE     30.47%      EAFE     6.23%
----------------------------------------------------------------------------------------------------------------------------
 S&P     31.69%      MAR      19.51%      FME      31.12%      FME      13.47%      LBBI     17.31%      S&P      1.31%
----------------------------------------------------------------------------------------------------------------------------
 NAS     19.25%      LBBI      6.35%      S&P      30.46%      LBBI      7.97%      MAR      15.15%      MAR     -2.18%
----------------------------------------------------------------------------------------------------------------------------
 LBBI    18.90%      S&P      -3.12%      LBBI     18.61%      S&P       7.64%      NAS      14.75%      NAS     -3.20%
----------------------------------------------------------------------------------------------------------------------------
 MAR     10.10%      NAS     -17.82%      EAFE     10.18%      MAR       1.03%      S&P      10.07%      LBBI    -6.92%
----------------------------------------------------------------------------------------------------------------------------
 EAFE     9.23%      EAFE    -24.70%      MAR       9.80%      EAFE    -13.87%      FME       4.68%      FME    -16.76%
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
1995                 1996                 1997                 1998                 1998                 2000**
----------------------------------------------------------------------------------------------------------------------------
 NAS     39.92%      FME      35.96%      S&P      33.37%      NAS      50.79%      NAS      84.55%      LBBI     9.11%
----------------------------------------------------------------------------------------------------------------------------
 S&P     37.58%      S&P      22.97%      NAS      21.64%      S&P      28.55%      EAFE     25.26%      FME      4.15%
----------------------------------------------------------------------------------------------------------------------------
 LBBI    30.73%      NAS      22.70%      FME      18.75%      FME      20.07%      S&P      20.95%      S&P     -0.99%
----------------------------------------------------------------------------------------------------------------------------
 FME     19.46%      MAR      11.89%      LBBI     14.91%      EAFE     18.24%      FME       6.81%      NAS     -2.54%
----------------------------------------------------------------------------------------------------------------------------
 MAR      9.66%      EAFE      4.38%      MAR       9.49%      LBBI     13.48%      MAR       1.48%      MAR     -2.91%
----------------------------------------------------------------------------------------------------------------------------
 EAFE     9.42%      LBBI     -0.76%      EAFE      0.24%      MAR       6.80%      LBBI     -8.71%      EAFE   -11.58%
----------------------------------------------------------------------------------------------------------------------------



FME    =   Campbell Financial, Metal & Energy Large Portfolio
MAR    =   MAR Fund/Pool Qualified Universe Index
EAFE   =   Europe, Australasia, Far East Index
S&P    =   S&P 500 Composite Index
LBBI   =   Lehman Brothers Government Bond Index
NAS    =   NASDAQ Composite Index
 * APRIL - DECEMBER 1983
** JANUARY - JULY 2000


 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

ANNUAL RETURNS AND WORST DECLINES EACH YEAR

     These charts illustrate the actual annual return for each represented portfolio or index and the worst-case decline experienced within each year.

               CAMPBELL FINANCIAL, METAL & ENERGY LARGE PORTFOLIO

                    SINCE INCEPTION APRIL 1983 -- JUNE 2000


                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
'83                                                                        -10.34 %                           -10.34%
'84                                                                         26.96 %                            -5.50%
'85                                                                         33.05 %                           -14.51%
'86                                                                        -30.45 %                           -41.92%
'87                                                                         64.38 %                           -13.91%
'88                                                                          7.96 %                            -6.90%
'89                                                                         42.23 %                           -11.58%
'90                                                                         35.24 %                           -11.50%
'91                                                                         31.12 %                            -9.35%
'92                                                                         13.47 %                           -10.52%
'93                                                                          4.68 %                           -14.59%
'94                                                                        -16.76 %                           -16.76%
'95                                                                         19.46 %                            -4.91%
'96                                                                         35.96 %                            -5.63%
'97                                                                         18.75 %                            -7.57%
'98                                                                         20.07 %                            -5.88%
'99                                                                          6.81 %                            -4.83%
'00                                                                          4.15 %                            -4.12%


                     MAR FUND/POOL QUALIFIED UNIVERSE INDEX


                            APRIL 1983 -- JUNE 2000


                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
'83                                                                         -6.12%                             -8.70%
'84                                                                          4.18%                            -17.01%
'85                                                                         26.95%                            -11.32%
'86                                                                        -11.52%                            -28.13%
'87                                                                         46.88%                             -4.25%
'88                                                                          8.43%                             -8.25%
'89                                                                         10.10%                            -10.33%
'90                                                                         19.51%                             -4.67%
'91                                                                          9.80%                             -6.91%
'92                                                                          1.03%                            -11.84%
'93                                                                         15.15%                             -1.44%
'94                                                                         -2.18%                             -4.70%
'95                                                                          9.66%                             -4.38%
'96                                                                         11.89%                             -2.30%
'97                                                                          9.49%                             -2.95%
'98                                                                          5.80%                             -4.15%
'99                                                                          1.48%                             -4.74%
'00                                                                         -2.91%                             -4.33%


  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


ANNUAL RETURNS AND WORST DECLINES EACH YEAR (CONTINUED)



     These charts illustrate the actual annual return for each of the represented indices and the worst-case decline experienced within each year.



                     LEHMAN BROTHERS GOVERNMENT BOND INDEX


                            APRIL 1983 -- JUNE 2000


                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
'83                                                                         5.04%                              -2.25%
'84                                                                        14.49%                              -3.25%
'85                                                                        20.43%                              -1.71%
'86                                                                        15.31%                              -2.28%
'87                                                                        -2.68%                             -13.59%
'88                                                                         9.12%                              -5.91%
'89                                                                        18.90%                              -2.64%
'90                                                                         6.35%                              -6.35%
'91                                                                        18.61%                              -0.82%
'92                                                                         7.97%                              -3.64%
'93                                                                        17.31%                              -2.71%
'94                                                                        -6.92%                             -11.70%
'95                                                                        30.73%                              -1.64%
'96                                                                        -0.76%                              -8.62%
'97                                                                        14.91%                              -3.25%
'98                                                                        13.48%                              -1.68%
'99                                                                        -8.71%                              -9.54%
'00                                                                         9.11%                              -1.82%


                                 S&P 500 INDEX


                            APRIL 1983 -- JUNE 2000


                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
'83                                                                        11.40%                              -2.95%
'84                                                                         6.28%                              -5.54%
'85                                                                        31.74%                              -4.09%
'86                                                                        18.67%                              -8.27%
'87                                                                         5.25%                             -29.58%
'88                                                                        16.61%                              -3.77%
'89                                                                        31.69%                              -2.72%
'90                                                                        -3.12%                             -14.70%
'91                                                                        30.46%                              -4.58%
'92                                                                         7.64%                              -2.52%
'93                                                                        10.07%                              -2.42%
'94                                                                         1.31%                              -6.95%
'95                                                                        37.58%                              -0.36%
'96                                                                        22.97%                              -4.42%
'97                                                                        33.37%                              -5.60%
'98                                                                        28.55%                             -15.38%
'99                                                                        20.95%                              -6.25%
'00                                                                        -0.99%                              -7.00%


  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


ANNUAL RETURNS AND WORST DECLINES EACH YEAR (CONTINUED)


     These charts illustrate the actual annual return for each of the represented indices and the worst-case decline experienced within each year.


                             NASDAQ COMPOSITE INDEX

                            APRIL 1983 -- JUNE 2000


                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
'83                                                                          2.89%                            -13.87%
'84                                                                        -11.30%                            -17.56%
'85                                                                         31.46%                             -6.96%
'86                                                                          7.36%                            -13.98%
'87                                                                         -5.25%                            -32.92%
'88                                                                         15.41%                             -5.87%
'89                                                                         19.25%                             -3.83%
'90                                                                        -17.82%                            -28.66%
'91                                                                         56.86%                             -5.97%
'92                                                                         15.46%                            -11.11%
'93                                                                         14.75%                             -5.01%
'94                                                                         -3.20%                            -11.82%
'95                                                                         39.92%                             -0.72%
'96                                                                         22.70%                            -13.10%
'97                                                                         21.64%                            -11.46%
'98                                                                         50.79%                            -20.87%
'99                                                                         84.55%                             -8.69%
'00                                                                         -2.54%                            -26.34%


                   EUROPE, AUSTRALASIA, FAR EAST INDEX (EAFE)


                            APRIL 1983 -- JUNE 2000


                                                                       ANNUAL RETURN                      WORST DECLINE
                                                                       -------------                      -------------
'83                                                                         15.12%                             -1.82%
'84                                                                          5.02%                            -18.07%
'85                                                                         52.98%                             -0.76%
'86                                                                         66.80%                             -7.87%
'87                                                                         23.19%                            -15.54%
'88                                                                         26.66%                             -9.50%
'89                                                                          9.23%                             -8.38%
'90                                                                        -24.70%                            -31.55%
'91                                                                         10.18%                            -11.64%
'92                                                                        -13.87%                            -14.84%
'93                                                                         30.47%                             -8.86%
'94                                                                          6.23%                             -5.10%
'95                                                                          9.42%                             -4.95%
'96                                                                          4.38%                             -4.55%
'97                                                                          0.24%                            -11.16%
'98                                                                         18.24%                            -15.31%
'99                                                                         25.26%                             -5.26%
'00                                                                        -11.58%                            -15.37%

  These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


PAST CONSISTENCY OF CAMPBELL FME LARGE PORTFOLIO



     Campbell & Company believes that this investment should be considered as a long-term investment, and should not be purchased with the intent to redeem the investment within the first three years. The table below shows that holding the investment for longer periods has historically increased the likelihood that the investment was profitable. Naturally, past performance is not necessarily indicative of future results.




        APRIL 1983-           NUMBER OF      NUMBER       NUMBER     PERCENTAGE
         JUNE 2000           TIME PERIODS  PROFITABLE  UNPROFITABLE  PROFITABLE
       Total Months*             207          121           86         58.45%
        Total Years               17           14           3          82.35%
 12-Month Rolling Windows        196          165           31         84.18%
 24-Month Rolling Windows        184          163           21         88.59%
 36-Month Rolling Windows        172          161           11         93.60%
 48-Month Rolling Windows        160          160           0         100.00%
 60-Month Rolling Windows        148          148           0         100.00%



     * The average rate of return for total profitable months is approximately +5%. The average rate of return for total unprofitable months is approximately -4%.



 This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

GLOSSARY OF TERMS

BONDS

LEHMAN BROTHERS GOVERNMENT BOND INDEX*

Composed of bonds that are investment grade (as rated by Moody's or Standard & Poor's). Issues must have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. Indexes are rebalanced monthly by market capitalization.


MANAGED FUTURES



CAMPBELL FME LARGE PORTFOLIO



Contains the composite performance of all accounts traded in the Portfolio since inception (April 1983), net of all fees and commissions. All of the Trust's assets will initially be allocated to this Portfolio. The Campbell FME Large Portfolio is not the same as an investment in the Trust, because individual accounts within the Portfolio may have results that differ from the Portfolio composite. The objective of all actively managed accounts within the Portfolio is speculative trading profits.


MAR FUND/POOL QUALIFIED UNIVERSE INDEX


A dollar weighted index that includes the performance of current as well as retired public futures funds, private pools and offshore funds that have the objective of speculative trading profits. The MAR Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The MAR Index is not the same as an investment in the Trust, and the Trust may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.



STOCKS


MORGAN STANLEY CAPITAL INTERNATIONAL EUROPE, AUSTRALASIA, FAR EAST INDEX (EAFE)*


A cap weighted index that is designed to measure the investment returns of developed economies outside of North America. The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.


NASDAQ COMPOSITE INDEX*

Measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company's security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.

STANDARD & POOR'S 500 COMPOSITE STOCK INDEX (S&P 500 INDEX)*


The 500 stocks in the S&P 500 are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy.


---------------
* Passive, unmanaged indices of equity and debt securities generally purchased by investors with an investment objective of capital preservation, growth or income.

SUPPLEMENTAL PERFORMANCE INFORMATION


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
              TABLE 1 -- FINANCIAL, METAL & ENERGY LARGE PORTFOLIO

                            APRIL 1983 -- JUNE 2000


            WORST MONTHLY PERCENTAGE DRAW-DOWN (3): JUNE 1986/17.68%

       WORST PEAK-TO-VALLEY DRAW-DOWN (4): APRIL -- NOVEMBER 1986/41.94%


TABLE 1- LARGE PORTFOLIO

                                  [BAR GRAPH]

1983                                                                            -10.34%
1984                                                                             26.96%
1985                                                                             33.05%
1986                                                                            -30.45%
1987                                                                             64.38%
1988                                                                              7.96%
1989                                                                             42.23%
1990                                                                             35.24%
1991                                                                             31.12%
1992                                                                             13.47%
1993                                                                              4.68%
1994                                                                            -16.76%
1995                                                                             19.46%
1996                                                                             35.96%
1997                                                                             18.75%
1998                                                                             20.07%
1999                                                                              6.81%
2000                                                                              4.15%

     The Financial, Metal & Energy Large Portfolio is the composite performance of all accounts traded in the portfolio since its inception, net of all fees and commissions. This is not the Trust's performance and individual accounts within the portfolio may have had returns that differ from the portfolio composite. The bars represent annual returns (calculated on a compounded monthly basis).


                                    RECOVERY     RETURN FOR FOLLOWING
PERIOD          DECLINE    LENGTH     PERIOD       12 - MO. PERIOD
 4/86 - 11/86     42%      8 mos.     5 mos.             64%
 8/93 - 1/95      32%     18 mos.    21 mos.             32%
 10/87 - 4/88     16%      7 mos.     9 mos.             35%
 8/85 - 9/85      14%      2 mos.     2 mos.              4%
 8/89 - 10/89     12%      3 mos.     2 mos.             59%

     This table shows the magnitude of the five largest declines in the FME Large Portfolio since inception. The table also shows the duration of the declines as well as the recovery period and the portfolio's composite return for the following 12-month period.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                 TABLE 2 -- GLOBAL DIVERSIFIED LARGE PORTFOLIO

                           FEBRUARY 1986 -- JUNE 2000


           WORST MONTHLY PERCENTAGE DRAW-DOWN (3): APRIL 1986/14.41%

       WORST PEAK-TO-VALLEY DRAW-DOWN (4): APRIL -- NOVEMBER 1986/29.71%


                                  [BAR GRAPH]

1986                                                                            -26.55%
1987                                                                             33.08%
1988                                                                             19.18%
1989                                                                             26.16%
1990                                                                             32.18%
1991                                                                             14.86%
1992                                                                              7.68%
1993                                                                              2.39%
1994                                                                              9.61%
1995                                                                              6.52%
1996                                                                             26.78%
1997                                                                             14.95%
1998                                                                             12.47%
1999                                                                              4.57%
2000                                                                              2.32%

     The Global Diversified Large Portfolio is the composite performance of all accounts traded in the portfolio since its inception, net of all fees and commissions. This is not the Trust's performance and individual accounts within the portfolio may have had returns that differ from the portfolio composite. The bars represent annual returns (calculated on a compounded monthly basis).


                                    RECOVERY    RETURN FOR FOLLOWING
PERIOD          DECLINE    LENGTH    PERIOD       12 - MO. PERIOD
 4/86 - 11/86     30%      8 mos.   19 mos.             26%
 8/93 - 2/94      26%      7 mos.   23 mos.             27%
 1/92 - 5/92      17%      5 mos.    2 mos.             45%
 8/87 - 10/87     15%      3 mos.    8 mos.             38%
 1/88 - 4/88      12%      4 mos.    2 mos.             42%

     This table shows the magnitude of the five largest declines in the Global Diversified Portfolio since inception. The table also shows the duration of the declines as well as the recovery period and the portfolio's composite return for the following 12-month period.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     TABLE 3 -- FOREIGN EXCHANGE PORTFOLIO

                           NOVEMBER 1990 -- JUNE 2000


            WORST MONTHLY PERCENTAGE DRAW-DOWN (3): JULY 1991/17.01%
      WORST PEAK-TO-VALLEY DRAW-DOWN (4): JULY 1993 -- JANUARY 1995/44.73%

                                  [BAR GRAPH]

1990                                                                             -6.68%
1991                                                                             21.23%
1992                                                                             17.67%
1993                                                                             -8.49%
1994                                                                            -21.19%
1995                                                                             26.36%
1996                                                                             43.04%
1997                                                                             18.19%
1998                                                                              4.25%
1999                                                                              7.19%
2000                                                                              4.22%

     The Foreign Exchange Portfolio is the composite performance of all accounts traded in the portfolio since its inception, net of all fees and commissions. This is not the Trust's performance and individual accounts within the portfolio may have had returns that differ from the portfolio composite. The bars represent annual returns (calculated on a compounded monthly basis).


                                   RECOVERY   RETURN FOR FOLLOWING
PERIOD          DECLINE   LENGTH   PERIOD        12 - MO. PERIOD
 8/93 - 1/95      45%       18        23               42%
 11/90 - 2/91     28%        4         1               43%
 7/91 - 4/92      24%       10        10               38%
 4/95 - 6/95      14%        3         2               39%
 1/98 - 2/98      12%        2         8               13%

     This table shows the magnitude of the five largest declines in the Foreign Exchange Portfolio since inception. The table also shows the duration of the declines as well as the recovery period and the portfolio's composite return for the following 12-month period.

                 NOTES TO SUPPLEMENTAL PERFORMANCE INFORMATION

     1. For the Financial, Metal & Energy Large Portfolio and the Global Diversified Large Portfolio (Tables 1 and 2), the annual return is calculated by compounding the monthly rates of return during the year. The rate of return (ROR) for a month is calculated by dividing the net profit or loss by the assets at the beginning of such month. Additions and withdrawals occurring during the month are included as an addition to or deduction from beginning net assets in the calculations of rates of return, except for accounts which close on the last day of a month in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January 1987, rate of return is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact dates of capital additions and withdrawals. Accordingly, there is insufficient data to calculate rate of return during such periods using the OAT method. Campbell & Company has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

     2. For the Foreign Exchange Portfolio (Table 3), Campbell & Company has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an advisory published by the CFTC. To qualify for the use of the Fully-Funded Subset method, the advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Campbell & Company has performed these tests for years subsequent to 1993. However, for 1993 and prior, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, the RORs reported are based on a computation which uses the nominal values of all of the accounts included in the composite tables, calculated in accordance with the OAT method as described in Note 1. Campbell & Company believes that this method yields substantially the same RORs as the Fully-Funded Subset method. And that the RORs presented in this table are representative of the trading portfolio for all periods presented. The annual return is calculated by compounding the monthly rates of return during the year. The rate of return for each year subsequent to 1993 is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets of the Fully-Funded Subset, except in months of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method.

     3. "WORST MONTHLY PERCENTAGE DRAW-DOWN" is the largest monthly loss experienced by the Portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the Portfolio and includes the month and year of such draw-down. A small number of accounts in the Portfolio composites have experienced monthly draw-downs which are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

     4. "WORST PEAK-TO-VALLEY DRAW-DOWN" is the largest cumulative loss experienced by the Portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the Portfolio composites have experienced peak-to-valley draw-downs which are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.


     5. Table 1 contains the composite performance of accounts traded pursuant to the Financial, Metal & Energy Large Portfolio. The data presented reflects the composite performance of 378 accounts traded according to the Financial, Metal & Energy Large Portfolio. The data below is as of June 30, 2000. From inception of Campbell & Company's Financial, Metal & Energy Large Portfolio in April 1983, 363 accounts have been closed; 96 of the accounts closed transferred to the Financial, Metal & Energy Small Portfolio. Of the remaining 267 closed accounts, 80 closed with a profit and 187 closed with a loss. Fifteen accounts remained open, all of which were profitable. The open accounts ranged in size from $10,800,000 to in excess of $200,000,000, with an average account size of approximately $105,500,000. The average composite monthly return for the period from January 1995 through June 30, 2000 was 1.53% compared to the average of average monthly returns for all accounts of 1.30% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate. The net performance figures used to determine the monthly returns are net of management and incentive fees; these fees range from 0% to 6% for management fees and 15% to 25% for incentive fees. Prior to January 1988, most of the client equity traded pursuant to the Financial, Metal & Energy Portfolio consisted of one large account. Due to client-imposed restrictions on this account and the small amount of equity in other accounts, certain markets were not traded, including stock indices, precious metals and energies. These differences affected performance during this period.



     6. Table 2 reflects the composite performance of all accounts (a total of 21 accounts) traded according to the Global Diversified Large Portfolio. From inception of the Portfolio in February 1986, 19 accounts have been closed; 10 of the accounts closed transferred to the Global Diversified Small Portfolio. Of the remaining 9 closed accounts, 7 closed with a profit and 2 closed with a loss. Both open accounts are profitable. The average composite monthly return for the period from January 1995 through June 30, 2000 is 1.03% compared to the average of average monthly returns for all accounts of 1.07% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.



     7. Table 3 reflects the composite performance of all accounts (a total of 23 accounts) traded according to the Foreign Exchange Portfolio. From inception of the Portfolio in November 1990, 20 accounts have been closed; 6 with a profit and 14 with a loss. The 3 open accounts are profitable. As of June 30, 2000, two of the accounts included notional equity of $22,700,000. The average composite monthly return for the period from January 1995 through June 30, 2000 is 1.58% compared to the average of average monthly returns for all accounts of 1.51% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.

PRO FORMA PERFORMANCE INFORMATION



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS



PRO FORMA PERFORMANCE OF THE FINANCIAL, METAL & ENERGY LARGE PORTFOLIO USING THE
               CAMPBELL ALTERNATIVE ASSET TRUST EXPENSE STRUCTURE


                           JANUARY 1995 -- JUNE 2000



     The capsule below contains the pro forma monthly rates of return for the Financial, Metal & Energy Large Portfolio for the period January 1995 to June 2000. The returns were calculated using the actual expense structure for the Trust and the gross trading performance of a large Campbell-advised account, which trades pursuant to the Financial, Metal & Energy Large Portfolio.



            WORST MONTHLY PERCENTAGE DRAW-DOWN (1): APRIL 1998/6.49%


        WORST PEAK-TO-VALLEY DRAW-DOWN (1): MARCH 1997 -- MAY 1997/8.52%



                  PRO FORMA RATE OF RETURN (2)
            (Computed on a compounded monthly basis)
MONTH       2000 YTD     1999     1998     1997     1996    1995
 January      3.48%    -4.71%    2.98%    5.06%    5.59%   -4.28%
 February    -0.54%     1.71%   -2.50%    2.42%   -4.14%    4.73%
 March       -2.34%     1.03%    5.02%   -2.26%    4.57%    7.56%
 April       -2.00%     5.47%   -6.49%   -3.46%    2.92%    1.32%
 May          2.35%    -3.10%    4.66%   -3.03%   -1.23%   -0.26%
 June         1.68%     4.75%    1.51%    2.60%    0.97%   -1.37%
 July                  -0.27%   -3.68%    9.84%   -0.32%   -3.35%
 August                 1.23%    9.59%   -5.18%    1.94%    6.19%
 September              1.52%    3.12%    4.55%    1.76%   -3.67%
 October               -3.82%    4.42%    2.11%   11.15%    1.61%
 November               0.60%   -0.44%    0.37%   11.69%   -0.15%
 December               3.68%    0.40%    4.69%   -4.10%    5.17%
 Year         2.51%     7.78%   19.02%   18.02%   33.74%   13.38%



     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.



     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

                   NOTES TO PRO FORMA PERFORMANCE INFORMATION



     (1)"Draw-down" means losses experienced by the pro forma Portfolio over a specified period.



     (2)The "Pro Forma Rate of Return" for a period is calculated by dividing the pro forma net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Pro Forma Rates of Return". The beginning net assets, additions, withdrawals, gross realized gain/loss, unrealized gain/loss and interest income of a large Campbell-advised account, which trades pursuant to the Financial, Metal and Energy Large Portfolio, were used as the basis for calculating the Pro Forma Rate of Return. The actual expected expenses of the Trust were used in the calculation of the Pro Forma Rate of Return. These expenses include a 3.5% brokerage fee, of which .65% is remitted to the clearing broker for execution and clearing costs and .35% to the selling agents for ongoing administrative services to the unitholders. Campbell & Company retains the remaining 2.5% as management fees (2.0% for providing advisory services and 0.5% for acting as managing operator). In addition, the Trust pays a performance fee, equaling 20% of cumulative appreciation in net asset value per unit, excluding interest income, after deduction for brokerage fees and other expenses, to Campbell on a quarterly basis. Inception of trading for this pro forma presentation is deemed to be January 1995, so no loss carryforward prior to that date was utilized in calculating the performance fee. The Trust also reimburses organization and offering costs to Campbell & Company at the rate of 0.9% of net assets per annum and pays other operating expenses, up to a maximum of 0.4% of average month-end net assets per annum. The full 0.4% maximum was assumed for the purposes of this calculation.

                                                                       EXHIBIT A


                        CAMPBELL ALTERNATIVE ASSET TRUST

                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT


     This Declaration of Trust and Trust Agreement (the "Declaration of Trust Agreement") is made as of ________________, by and among Campbell & Company, Inc., a Maryland corporation (the "Managing Owner"), First Union Trust Company, National Association, a national banking association, as trustee (the "Trustee") and each other party who becomes a party to this Declaration of Trust Agreement as an owner of a unit ("Unit") of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").


                                  WITNESSETH:

     WHEREAS, the Managing Owner and the Trustee, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del. C.sec. 3801, et seq., as amended from time to time (the "Act"), by executing the Declaration of Trust and Trust Agreement dated as of May 1, 2000 and by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on May 3, 2000 (a copy of which is attached in Schedule A); and


     WHEREAS, a Certificate of Amendment to the Certificate of Trust was filed with the office of the Secretary of State of the State of Delaware on October 16, 2000 (a copy of which is attached in Schedule A) which amended the name of the Trust from "Campbell Asset Allocation Trust" to "Campbell Alternative Asset Trust"; and


     WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments, securities and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading by allocating Trust Assets to Campbell & Company and independent professional trading advisors ("Advisors") selected from time to time by the Managing Owner.

     NOW THEREFORE, the parties hereto agree as follows:

     1.  Declaration of Trust.

     The Managing Owner hereby acknowledges that the Trust has received the sum of $2,000 in a bank account opened in the name of the Trust from the Managing Owner as grantor of the Trust, and the Trustee hereby declares that such sums shall be held in such bank account in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

     Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

     2.  The Trustee.

     (a)  Term; Resignation.

          (i) First Union Trust Company, National Association has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

          (ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     (b)  Powers.  Except to the extent expressly set forth in this Section 2,
Section 3 and Section 23, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

     (c) Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

     (d) Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

     (e) Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust. Any successor Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust reflecting the identity and principal place of business of such successor Trustee in the State of Delaware.

     (f)  Liability of the Trustee.  Except as otherwise provided in this
Section 2, in accepting the trust created hereby, First Union Trust Company, National Association acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the "Trust Estate") for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

            (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

           (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

           (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

           (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any clearing broker, any selling agents or any additional selling agents;

            (v) no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

           (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

           (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

     (g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel.

          (i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

          (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

     (h) Not Part of Trust Estate. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

     3.  Principal Office.

     The address of the principal office of the Trust shall be c/o the Managing Owner, Court Towers Building, 210 West Pennsylvania Avenue, Towson, Maryland 21204; telephone: (410) 296-3301. The Trustee is located at One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801, telephone: (302) 888-7528. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event First Union Trust Company, National Association resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

     4.  Business.

     The Trust's business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission ("CFTC") for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly. The objective of the Trust business is appreciation of its assets through speculative trading.

     5.  Term, Dissolution, Fiscal Year.

     (a) Term. The term of the Trust commenced on the day on which the Declaration of Trust and Trust Agreement was executed and the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2030; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within one hundred twenty days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $500,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust's managing owner, the word "Campbell" shall be deleted from the name of the Trust, and any appropriate filings shall be made.

     (b) Dissolution. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution of the Trust, the Managing Owner, or another person approved by holders of a majority of the Units, shall act as liquidator trustee.

     (c) Fiscal Year. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

     (d) Net Asset Value; Net Asset Value per Unit. The "Net Assets" of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus, as defined in Section 8 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The "Net Asset Value per Unit" is the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination. The Trust may issue an unlimited number of Units at the Net Asset Value per Unit.

     6.  Net Worth of Managing Owner.

     The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than $1,000,000.

     The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

     7.  Capital Contributions; Units.

     The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

     The Managing Owner, so long as it is generally liable for the obligations of the Trust, or any substitute managing owner, shall invest in the Trust, as a general liability interest, sufficient capital so that the Managing Owner will have at all times a capital account equal to 1% of the total capital accounts of the Trust (including the Managing Owner's). The Managing Owner may withdraw any interest it may have in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Unitholder, provided that it must maintain the minimum interest described in the preceding sentence.

     The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

     The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as Unitholders of the Trust.

     All Units subscribed for upon receipt of a check or draft of the subscriber are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a subscriber for Units representing payment for Units is returned unpaid, the Trust shall cancel the Units issued to such subscriber represented by such returned check or draft. Any losses or profits sustained by the Trust in connection with the Trust's commodity trading allocable to such cancelled Units shall be deemed an increase or decrease in Net Assets and allocated among the remaining Unitholders as described in Section 8. The Trust may require a subscriber to reimburse the Trust for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him.

     Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained. Such Unitholder shall be deemed a beneficial owner within the meaning of the Act.

     8.  Allocation of Profits and Losses.

     (a) Capital Accounts and Allocations. A capital account shall be established for each Unit, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Trust with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Performance Fee accruals which may, in fact, never be paid. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Performance Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

     For purposes of this Section 8, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

     (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

          (1) First, items of ordinary income and expense (other than the Performance Fee which shall be allocated as set forth in Section 8(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

          (2) Second, any Performance Fee paid to the Managing Owner or any other trading advisors of the Trust ("Advisors") shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Performance Fee (the excess, if any, of the aggregate of all Performance Fees, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Performance Fees as the case may be, allocated to such Unit) bears to the Net Performance Fee, as the case may be, of all Units; provided that the Managing Owner may allocate Performance Fees first to Units whose Net Asset Value was reduced by accrued Performance Fees upon redemption, in an amount up to the amount of such reduction.

          (3)  Third, capital gain or loss shall be allocated as follows:

             (A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:

                (i) Each tax account shall be increased by the amount of income or gain allocated to each Unit pursuant to Sections 8(b)(1) and 8(b)(3)(B) and (C).

                (ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(D) and (E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

                (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

             (B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(B) or Section 8(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

             (C) Capital Gain remaining after the allocation described in
        Section 8(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) in proportion to their holdings of such Units.

             (D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(D) or Section 8(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

             (E) Capital Loss remaining after the allocation described in
        Section 8(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) in proportion to their holdings of such Units.

             (F) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, as defined by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 and Section 988 thereof.

          (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

          (5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

          (6) The Managing Owner may adjust the allocations set forth in this
     Section 8(b), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

     (c) Performance Fees. Performance Fees shall be payable to the Managing Owner as of the end of each calendar quarter and upon redemption of Units.

     Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units, of New Appreciation (if any) calculated as of the end of each calendar quarter and upon redemption of Units. New Appreciation shall be calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses paid or accrued other than the Performance Fee itself and after subtraction of all interest income received by the Trust.

     Performance Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Performance Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner upon redemption. The amount (if any) of the accrued Performance Fee that shall be paid to the Managing Owner upon the redemption of any Unit shall be determined by dividing the total Performance Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Performance Fee shall be paid to the Managing Owner on the last day of each calendar quarter.

     For capital account purposes, accrued Performance Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Performance Fee accrued, and reversals of accrued Performance Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Performance Fee was accrued.

     In the event assets are withdrawn from an Advisor's account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carryforward reductions shall not be restored as a result of subsequent additions of capital.

     The Managing Owner may adjust the allocations set forth in this Section 8(c), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

     (d)  Expenses.


          (1) The Managing Owner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. The Managing Owner shall be reimbursed such advanced amounts by the Trust via payments equal to up to .075% per month (0.9% per annum) of the Trust's month-end Net Asset Value. The Managing Owner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In the event the Trust terminates prior to completion of the reimbursement, the Managing Owner will not be entitled to receive additional reimbursement and the Trust will have no obligation to make further reimbursement payments to the Managing Owner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the Managing Owner or the Trust in organizing the Trust and offering the Units, including legal and accounting fees incurred, bank account charges, the fees paid to the Trustee as set forth in Section 2(c) of this Agreement, all Blue Sky filing fees, filing fees payable upon formation and activation of the Trust, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Article 9 herein or guidelines imposed by appropriate regulatory bodies.


          (2) The Trust shall be obligated to pay all liabilities incurred by it, including without limitation, (i) brokerage fees; (ii) operating expenses and performances fees; (iii) legal and accounting fees; and (iv) taxes and other extraordinary expenses incurred by the Trust. During any year of operations, the Managing Owner shall be responsible for payment of operating expenses in excess of 0.4% of the Trust's month-end Net Asset Value during that year. Indirect expenses of the Managing Owner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Trust. The Trust shall receive all interest earned on its assets.

          (3) Compensation to any party, including the Managing Owner (or any advisor which may be retained in the future), shall not exceed the limitations imposed by the North American Securities Administrators Association ("NASAA") currently in effect. In the event the compensation exceeds such limitations, the Managing Owner shall promptly reimburse the Trust for such excess.

          (4) The Trust shall also be obligated to pay any costs of indemnification to the extent permitted under Section 17 of this Agreement.

     (e) Limited Liability of Unitholders. Each Unit, when purchased in accordance with this Declaration of Trust and Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Declaration of Trust and Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets. Each Unitholder will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

     (f) Return of Capital Contributions. No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein and in accordance with the Act. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

     9.  Management of the Trust.

     The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

     The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors, including, but not limited to, the Managing Owner, to act in furtherance of the Trust's purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current Prospectus (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration of Trust and Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions paid to the Managing Owner and the Quarterly Performance Fee, as described in the Prospectus, have exceeded 14% of the Trust's average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Managing Owner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Trust's brokerage commissions may not be increased without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such increase.

     In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration of Trust and Trust Agreement, the Act or any applicable law, rule or regulations.

     The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

     The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

     The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a clearing broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates in respect of sales of the Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Trust from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. No trading advisor for the Trust shall be affiliated with the Trust's clearing broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner (as well as any agreements between the Managing Owner or any affiliate of the Managing Owner and any trading advisor) shall be terminable without penalty by the Trust upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

     The Trust is prohibited from employing the trading technique commonly known as "pyramiding" as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or advisor of the Trust taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

     The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

     The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

     10.  Audits and Reports to Unitholders.

     The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Trust shall notify Unitholders within seven business days of any material change (i) in the agreements with the Trust's Advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to the Trust. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes that the Trust is required by law or by agreement with a third party to keep confidential.

     The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

     The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

     The Managing Owner will, with the assistance of the Trust's clearing broker, make an annual review of the clearing brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust.

     11.  Assignability of Units.

     Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, which consent may be withheld in the absolute discretion of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner consents to such assignment, transfer or disposition. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

     12.  Redemptions.

     A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the following paragraph.

     Requests for redemption must be received by the Managing Owner at least ten calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

     If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit as of the most recent month-end, after adding back all distributions, the Trust shall notify Unitholders within seven business days and shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest in the Trust redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner). Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $500,000 and the Net Asset Value of a Unit is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. The Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of this paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

     Redemption payments will be made within twenty business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due the Trust from clearing brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

     The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

     13.  Offering of Units.

     The Managing Owner on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

     The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

     14.  Additional Offerings.

     The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

     The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class.

     15.  Special Power of Attorney.

     Each Unitholder by his execution of this Declaration of Trust and Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust and Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

     16.  Withdrawal of a Unitholder.

     The Trust shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust and Trust Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the Managing Owner's removal or withdrawal, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value on the next closing date following the date of removal or withdrawal.

     The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder.

     The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest in the Trust except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration of Trust and Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

     17.  Standard of Liability; Indemnification.

     (a) Standard of Liability for the Managing Owner. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

     (b) Indemnification of the Managing Owner by the Trust. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

     Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

     The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who:
(1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

     Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

     Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

     In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect.

     In no event shall any indemnification permitted by this subsection (b) of
Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

     In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

     (c) Indemnification of the Trust by the Unitholders. In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder's activities, obligations or liabilities unrelated to the Trust's business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

     18.  Amendments; Meetings.

     (a) Amendments with Consent of the Managing Owner. The Managing Owner may amend this Declaration of Trust and Trust Agreement with the approval of the majority of the Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. The Managing Owner may amend this Declaration of Trust and Trust Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust and Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the

Act, (vi) to make any amendment to this Declaration of Trust and Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan" as defined in and subject to ERISA or of any "plan" subject to Section 4975 of the Code.

     (b) Amendments and Actions without Consent of the Managing Owner. In any vote called by the Managing Owner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust and Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust and Trust Agreement without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

     (c) Meetings; Other Voting Matters. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust and Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

     The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

     In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust and Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

     (d) Consent by Trustee. The Trustee's written consent to any amendment of this Declaration of Trust and Trust Agreement shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust and Trust Agreement or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated thereby to which the Trustee is a party.

     19.  Governing Law.

     THE VALIDITY AND CONSTRUCTION OF THIS DECLARATION OF TRUST AND TRUST AGREEMENT SHALL BE DETERMINED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 19.

     20.  Miscellaneous.

     (a) Notices. All notices under this Declaration of Trust and Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

     (b) Binding Effect. This Declaration of Trust and Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Sections 2 and 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

     (c) Captions. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust and Trust Agreement nor the effect of any of its provisions. Any reference to "persons" in this Declaration of Trust and Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

     21.  Benefit Plan Investors.

     Each Unitholder that is an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA;
(c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, any Advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker or dealer through which any Advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary:
(i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the Managing Owner, any Advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker or dealer through which any Advisor requires the Trust to trade, the Trustee and any of their respective affiliates; and (iii) is qualified to make such investment decision.

     22.  No Legal Title to Trust Estate.

     The Unitholders shall not have legal title to any part of the Trust Estate.

     23.  Legal Title.

     Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

     24.  Creditors.

     No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

     IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

                                          FIRST UNION TRUST COMPANY, NATIONAL
                                          ASSOCIATION
                                          as Trustee

                                          By:
                                          --------------------------------------
                                            Name:
                                          Title:

                                          CAMPBELL & COMPANY, INC.
                                          as Managing Owner

                                          By:
                                          --------------------------------------
                                            Name:
                                          Title:

                                          All Unitholders now and hereafter
                                          admitted as Unitholders of the Trust,
                                          pursuant to powers of attorney now and
                                          hereafter executed in favor of, and
                                          granted and delivered to, the Managing
                                          Owner.

                                          By: CAMPBELL & COMPANY, INC.
                                              ATTORNEY-IN-FACT

                                          By:
                                          --------------------------------------
                                            Name:
                                          Title:

                                   SCHEDULE A


                              CERTIFICATE OF TRUST

                                       OF
                        CAMPBELL ASSET ALLOCATION TRUST

     THIS Certificate of Trust of CAMPBELL ASSET ALLOCATION TRUST (the "Trust"), dated May 1, 2000, is being duly executed and filed by First Union Trust Company, National Association, a national banking association, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. 3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed hereby is Campbell Asset Allocation Trust.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801.

     3. Series Trust. The Trust shall be a series trust and shall issue series of beneficial interests having separate rights, powers and duties with respect to property or obligations of the Trust, as provided in Sections 3804 and 3806(b)(2) of the Act, such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

     4. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION
                                        as Trustee

                                        By:     /s/ STERLING C. CORREIA
                                           -------------------------------------
                                           Name: Sterling C. Correia
                                           Title: Vice President

                            CERTIFICATE OF AMENDMENT



                                       OF



                        CAMPBELL ASSET ALLOCATION TRUST



     FIRST:  The name of the business trust is Campbell Asset Allocation Trust.



     SECOND: Article I of the Certificate of Trust of the business trust is hereby amended as follows:



        1. The name of the business trust formed hereby is Campbell Alternative Asset Trust.



     THIRD: This Certificate of Amendment shall be effective upon the date and time of filing.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Campbell Asset Allocation Trust this 16th day of October, 2000.



                                        FIRST UNION TRUST COMPANY, NATIONAL


                                        ASSOCIATION


                                        as Trustee



                                        By:    /s/ EDWARD L. TRUITT, JR.
                                           -------------------------------------
                                           Name: Edward L. Truitt, Jr.
                                           Title: Vice President

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

                                                                       EXHIBIT B


                        CAMPBELL ALTERNATIVE ASSET TRUST

                             REQUEST FOR REDEMPTION

Please send original to:
Campbell & Company, Inc.
Court Towers Building                       ------------------------------------
210 West Pennsylvania Avenue                                   Unitholder Number
Suite 770
Towson, Maryland 21204
                                            ------------------------------------
                                                        Social Security Numbers/
                                                              Taxpayer ID Number

Dear Sir/Madam:


    The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Trust Agreement of CAMPBELL ALTERNATIVE ASSET TRUST ("Trust"), of ________ (insert number of units to be redeemed; IF NO NUMBER OF UNITS IS ENTERED HERE, IT WILL BE ASSUMED THAT THE UNITHOLDER WISHES TO REDEEM ALL UNITS) of the undersigned's units of beneficial interest ("units") in the Trust at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month.


    The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES TAXABLE UNITHOLDERS ONLY

    Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES UNITHOLDERS ONLY

    Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

                   SIGNATURE(S) MUST BE IDENTICAL TO NAME(S)
                         IN WHICH UNITS ARE REGISTERED

         Please forward redemption funds by mail to the undersigned at:

--------------------------------------------------------------------------------
Name                       Street                       City, State and Zip Code

                Entity Unitholder                                       Individual Unitholder(s)

--------------------------------------------------         --------------------------------------------------
                 (Name of Entity)                                      (Signature of Unitholder)

By:
--------------------------------------------------         --------------------------------------------------
          (Authorized Corporate Officer,                               (Signature of Unitholder)
          Partner, Custodian or Trustee)

--------------------------------------------------
                      Title

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

                                                                       EXHIBIT C


                        CAMPBELL ALTERNATIVE ASSET TRUST


                            ------------------------

                           SUBSCRIPTION REQUIREMENTS


     By executing the Subscription Agreement and Power of Attorney for Campbell Alternative Asset Trust (the "Trust"), each purchaser ("purchaser") of units of beneficial interest in the Trust ("units") irrevocably subscribes for units at a price equal to the net asset value per unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in the Trust's prospectus dated January 2, 2001 (the "prospectus"). The minimum subscription is $10,000; $5,000 for eligible employee benefit plans and individual retirement accounts ($5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers); additional units may be purchased with a minimum investment of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Campbell Alternative Asset Trust" unless the purchaser's payment will be made by debiting their brokerage account maintained with their selling agent. The selling agent will promptly transmit any checks received to the escrow account established in respect of the Trust. Purchaser is also delivering to the selling agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If purchaser's Subscription Agreement and Power of Attorney is accepted, purchaser agrees to contribute purchaser's subscription to the Trust and to be bound by the terms of the Trust's Trust Agreement, attached as Exhibit A to the prospectus. Purchaser agrees to reimburse the Trust and Campbell & Company, Inc. (the "Managing Owner") for any expense or loss incurred as a result of the cancellation of purchaser's units due to a failure of purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, purchaser shall be deemed to have executed the Trust Agreement.


     As an inducement to the Managing Owner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser's shareholders, partners, members or beneficiaries), by executing and delivering purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the managing owner, the clearing broker, the selling agent who solicited purchaser's subscription and the Trust, as follows:

     (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that purchaser has received a copy of the prospectus, including the Trust Agreement.

     (b) All information that purchaser has furnished to the Managing Owner or that is set forth in the Subscription Agreement and Power of Attorney submitted by purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of purchaser's subscription, purchaser will immediately furnish such revised or corrected information to the Managing Owner.

     (c) Unless (d) or (e) below is applicable, purchaser's subscription is made with purchaser's funds for purchaser's own account and not as trustee, custodian or nominee for another.

     (d) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

     (e) If purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Unitholder pursuant to the Trust Agreement which is attached to the prospectus as Exhibit A.

     (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

     (g) Purchaser represents and warrants that purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Trust.

     (h) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trust's advisor, the Trust's cash manager, the Trust's clearing broker, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by
Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Owner, the Trust's advisor, the Trust's cash manager, the Trust's clearing broker, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

     (i) If the undersigned is acting on behalf of a trust (the "Subscriber Trust"), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.


 1. Alaska -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least
     $60,000.
 2. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least
     $60,000.
 3. California -- Net worth of at least $100,000 and an annual income of at least $50,000.

 4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.
     Minimum purchase for IRAs and employee benefit plans in Iowa is $2,500.
 5. Maine -- Net worth of at least $200,000, or net worth of $50,000 and an annual income of $50,000. Net worth is calculated exclusive of home, home furnishings, and automobiles.
 6. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least
     $60,000.
 7. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and a taxable income during the preceding year of at least $60,000.
 8. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
 9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
10. New Hampshire -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least
     $60,000.
11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
12. Oklahoma -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
13. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
14. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.
15. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least
     $60,000.
16. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least
     $60,000.

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


                        CAMPBELL ALTERNATIVE ASSET TRUST


                          UNITS OF BENEFICIAL INTEREST
                            ------------------------

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY


Campbell Alternative Asset Trust

c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204

Dear Sir/Madam:


     1. Subscription for Units. I hereby subscribe for the number of units of beneficial interest in Campbell Alternative Asset Trust (the "Trust") set forth on the reverse side (minimum $10,000; $5,000 in the case of trustees or custodians of employee benefit plans or individual retirement accounts) of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per unit as set forth in the prospectus of the Trust dated January 2, 2001 (the "prospectus"). The undersigned's check payable to "Campbell Alternative Asset Trust, Escrow Account," in the full amount of the undersigned's subscription (additions, in excess of the required minimum investment, may be made with a minimum investment of $1,000, as described in the prospectus), accompanies the Subscription Agreement and Power of Attorney Signature Page. If this subscription is rejected, or if no units are sold, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional units in lieu of interest earned on the undersigned's subscription while held in escrow. The Managing Owner may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. All subscriptions once submitted are irrevocable. All units are offered subject to prior sale.


     2. Representations and Warranties of Subscriber. I have received the prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit
C -- Subscription Requirements" contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

     3. Power of Attorney. In connection with my acceptance of an interest in the Trust, I do hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement, which is attached as Exhibit A to the prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Trust.

     4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in the Trust. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                         READ AND COMPLETE REVERSE SIDE

                                                                       EXHIBIT D
                                                                  SIGNATURE PAGE

                             SUBSCRIPTION AGREEMENT

                  IMPORTANT: READ REVERSE SIDE BEFORE SIGNING


The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units of Beneficial Interest in Campbell Alternative Asset Trust and by either (i) enclosing a check payable to "CAMPBELL ALTERNATIVE ASSET TRUST, ESCROW ACCOUNT," or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of units at net asset value per unit.



The named investor further acknowledges receipt of the prospectus of the Trust dated January 2, 2001. Including the Trust's Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the units being subscribed for hereby.



1) Total $ Amount ___________ - ___________ - ____________    2) Account # ____________________________________ (must be completed)
   (minimum of $10,000, except $5,000 minimum for IRAs and       [ ] if payment is made by debit to investor's securities account,
   other qualified accounts; $1,000 or more for additional       check box
   investments)
____________________________________________________________________________________________________________________________________

3) Social Security # ___________ - ___________ - ___________    Taxpayer ID # _______________ - _______________ - _______________

   Taxable Investors (check one):

[ ] Individual Ownership  [ ] Tenants in Common                       [ ] Estate                                    [ ] UGMA/UTM
[ ] Partnership*          [ ] Joint Tenants with Right of             [ ] Grantor or Other Revocable Trust*          (Minor)
[ ] Corporation*              Survivorship                            [ ] Trust other than a Grantor or Revocable
                          [ ] Community Property                          Trust*
   Non-Taxable Investors (check one):
[ ] IRA                   [ ] Profit Sharing*                         [ ] Pension*                                  [ ] Other
[ ] IRA Rollover          [ ] Defined Benefit*                        [ ] SEP                                           (specify)

      (*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)
____________________________________________________________________________________________________________________________________

4) [ ] Check here if this is an addition to an existing account. Unitholder #: _____________________________________________________

5) UNITHOLDER NAME _________________________________________________________________________________________________________________

6) _________________________________________________________________________________________________________________________________
   ADDITIONAL INFORMATION (FOR ESTATES, PARTNERSHIPS, TRUSTS AND CORPORATIONS)

7) RESIDENT ADDRESS
   OF UNITHOLDER        ____________________________________________________________________________________________________________
                         STREET (P.O. BOX NOT ACCEPTABLE)                          CITY              STATE        ZIP CODE
8) MAILING ADDRESS
   (IF DIFFERENT)       ____________________________________________________________________________________________________________
                         STREET                                                    CITY              STATE        ZIP CODE
9) CUSTODIAN NAME
   AND MAILING ADDRESS  ____________________________________________________________________________________________________________
                         NAME                          STREET                      CITY              STATE        ZIP CODE

____________________________________________________________________________________________________________________________________
10)                                                    INVESTOR(S) MUST SIGN

   X __________________________________________________________       X ____________________________________________________________
     SIGNATURE OF INVESTOR          DATE         TELEPHONE  NO.         SIGNATURE OF JOINT INVESTOR (IF ANY)                DATE


EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF
ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                                                   UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal
Revenue Code: [ ]. Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID
Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                                                 NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b)
(in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
____________________________________________________________________________________________________________________________________

11)                                                FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the managing owner with respect to an investment in the units, as set forth in the prospectus dated January 2, 2001. I have also informed the investor of the unlikelihood of a public trading market developing of the units.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Rule 2810.


   X _____________________________________________________________   X _____________________________________________________________
     FINANCIAL ADVISOR SIGNATURE                         DATE          OFFICE MANAGER SIGNATURE                              DATE
                                                                       (if required by Selling Agent procedures)

____________________________________________________________________________________________________________________________________

12)
SELLING FIRM __________________________________      F.A. NAME  ________________________________   F.A. NUMBER  ____________________
                                                     (print clearly for proper credit)

____________________________________________________________________________________________________________________________________
F.A. PHONE                                                F.A. FAX                                           F.A. EMAIL ADDRESS

F.A. ADDRESS _______________________________________________________________________________________________________________________
(for confirmations)       STREET (P.O. Box not acceptable)                                   CITY           STATE        ZIP CODE

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

                             PROSPECTUS BACK COVER

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     Campbell & Company will advance certain of the offering expenses, as described in the Prospectus, for which it shall be reimbursed by the Registrant in monthly installments throughout the offering period up to the lesser of the actual amount of offering expenses advanced by Campbell & Company, Inc. or 0.9% of net assets of the Trust per annum. The following is an estimate of the expenses for the next nine-month period:



                                                              APPROXIMATE
                                                                AMOUNT
                                                              -----------
Securities and Exchange Commission Registration Fee.........   $ 13,200
National Association of Securities Dealers, Inc. Filing
  Fee.......................................................   $  5,500
Printing Expenses...........................................   $100,000
Fees of Certified Public Accountants........................   $ 15,000
Blue Sky Expenses (Excluding Legal Fees)....................   $ 80,000
Fees of Counsel.............................................   $120,000
Escrow Fees.................................................   $  5,000
Salaries of Employees Engaged in Sales Activity.............   $ 80,000
Miscellaneous Offering Costs................................   $ 31,300
                                                               --------
          Total.............................................   $450,000


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17 of the Trust Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner and certain of its controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of Campbell & Company or such controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against Campbell & Company by a unitholder are prohibited unless specific court approval is obtained.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.


     On May 3, 2000, two Units of beneficial interest were sold to Campbell & Company for $2,000 in order to permit the filing of a Certificate of Trust for the Registrant. The sale of these Units were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other unregistered sales of Units.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

     (a) Exhibits


      EXHIBIT
       NUMBER                     DESCRIPTION OF DOCUMENT
      --------                    -----------------------
       1.01     Form of Selling Agreement among the Trust, the Managing
                Owner, PaineWebber Incorporated and the Selling Agent.
       1.02     Form of Additional Selling Agreement among the Trust, the
                Managing Owner and the Additional Selling Agent.
       3.01     Declaration of Trust and Trust Agreement of the Registrant
                dated May 1, 2000.*
       3.02     Statement of Trust of the Registrant.
       3.03     Amended and Restated Declaration of Trust and Trust
                Agreement of the Registrant (included as Exhibit A to the
                Prospectus).
       5.01(a)  Opinion of Sidley & Austin relating to the legality of the
                Units.
       5.01(b)  Opinion of Richards, Layton & Finger relating to the legality of the Units.
       8.01     Opinion of Sidley & Austin with respect to federal income
                tax consequences.
      10.01     Form of Customer Agreement between the Trust and PaineWebber
                Incorporated.
      10.02     Subscription Agreement and Power of Attorney (included as
                Exhibit D to Prospectus).
      10.03     Form of Escrow Agreement between the Trust and Mercantile
                Safe Deposit & Trust Company.
      10.04     Form of International Foreign Exchange Master Agreement with
                Margin Account between the Trust and ABN AMRO Bank N.V.,
                Chicago Branch
      23.01     Consent of Sidley & Austin (included in Exhibit 5.01(a)).
      23.02     Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
      23.03     Consent of Richards, Layton & Finger (included in Exhibit
                5.01(b)).


---------------

*This exhibit is included in exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-37548) on May 22, 2000 and is hereby incorporated by reference.


     (b) Financial Statement Schedules.

     No Financial Schedules are required to be filed herewith.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore in the State of Maryland on the 8th day of November, 2000.



                                          CAMPBELL ALTERNATIVE ASSET TRUST


                                          By: Campbell & Company, Inc.
                                            Managing Owner

                                          By: /s/ BRUCE L. CLELAND
                                            ------------------------------------
                                            Bruce L. Cleland
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.


              SIGNATURES                         TITLE WITH REGISTRANT                DATE
              ----------                         ---------------------                ----
         /s/ D. KEITH CAMPBELL            Chairman of the Board and Director    November 8, 2000
---------------------------------------
           D. Keith Campbell

         /s/ BRUCE L. CLELAND             President, Chief Executive Officer    November 8, 2000
---------------------------------------    and Director (Principal Executive
           Bruce L. Cleland                            Officer)

         /s/ THERESA D. BECKS             Chief Financial Officer, Secretary,   November 8, 2000
---------------------------------------    Treasurer and Director (Principal
           Theresa D. Becks                       Financial Officer)

      /s/ WILLIAM C. CLARKE, III         Executive Vice President and Director  November 8, 2000
---------------------------------------
        William C. Clarke, III

          /s/ JAMES M. LITTLE            Executive Vice President and Director  November 8, 2000
---------------------------------------
            James M. Little


     (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Campbell & Company, Inc.)


       CAMPBELL & COMPANY, INC.              Managing Owner of Registrant       November 8, 2000

       By: /s/ BRUCE L. CLELAND
---------------------------------------
           Bruce L. Cleland
        Chief Executive Officer

                                 EXHIBIT INDEX



      EXHIBIT
       NUMBER                     DESCRIPTION OF DOCUMENT
      --------                    -----------------------
       1.01     Form of Selling Agreement among the Trust, the Managing
                Owner, PaineWebber Incorporated and the Selling Agent.
       1.02     Form of Additional Selling Agreement among the Trust, the
                Managing Owner and the Additional Selling Agent.
       3.02     Statement of Trust of the Registrant.
       3.03     Amended and Restated Declaration of Trust and Trust
                Agreement of the Registrant (included as Exhibit A to the
                Prospectus).
       5.01(a)  Opinion of Sidley & Austin relating to the legality of the
                Units.
       5.01(b)  Opinion of Richards, Layton & Finger relating to the legality of the Units.
       8.01     Opinion of Sidley & Austin with respect to federal income
                tax consequences.
      10.01     Form of Customer Agreement between the Trust and PaineWebber
                Incorporated.
      10.02     Subscription Agreement and Power of Attorney (included as
                Exhibit D to Prospectus).
      10.03     Form of Escrow Agreement between the Trust and Mercantile
                Safe Deposit & Trust Company.
      10.04     Form of International Foreign Exchange Master Agreement with
                Margin Account between the Trust and ABN AMRO Bank N.V.,
                Chicago Branch
      23.01     Consent of Sidley & Austin (included in Exhibit 5.01(a)).
      23.02     Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
      23.03     Consent of Richards, Layton & Finger (included in Exhibit
                5.01(b)).